UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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H&R BLOCK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One H&R Block Way

Kansas City, Missouri 64105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 13, 2018

The annual meeting of shareholders of H&R Block, Inc., a Missouri corporation (the “Company”), will be held at the H&R Block Center located at One H&R Block Way (corner of 13th and Main Streets), Kansas City, Missouri, on Thursday, September 13, 2018, at 8:00 a.m. Central Time. Shareholders attending the meeting are asked to park in the H&R Block Center parking garage located beneath the H&R Block Center (enter the parking garage from either Main or Walnut Street). The meeting will be held for the following purposes:

1.	Election of the ten nominees for director named in this proxy statement (See page 5);

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2019 (See page 68);

3.	Advisory approval of the Company’s named executive officer compensation (See page 69);

4.

To vote on a shareholder proposal requesting that each bylaw amendment adopted by the board of directors not become effective until approved by shareholders, if properly presented at the meeting (See page 70); and

5.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on July 13, 2018 as the record date for determining shareholders of the Company entitled to receive notice of and vote at the meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE, AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

SCOTT W. ANDREASEN

Vice President and Secretary

Kansas City, Missouri

August 1, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 13, 2018.

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended

April 30, 2018 are available at www.proxyvote.com.

August 1, 2018

Dear Fellow Shareholder,

Fiscal year 2018 was a very good year for our Company. We served 23.3 million clients worldwide. Our strong operational performance led to outstanding financial results, with revenue increasing 4.1% from the previous year to approximately $3.2 billion and pretax income increasing 6.3% to $669 million. And we shared our success directly with you, our shareholders, by continuing to pay a strong quarterly dividend, which we recently increased by 4% to an annual $1.00 per share.

Since joining the Company last October, our new CEO, Jeff Jones, has led our senior management team in a thorough review of the Company’s enterprise strategy. As a result of these efforts, and building upon our positive fiscal year 2018 results and our strong balance sheet, we have adopted a new strategic framework, designed to strengthen our position in all aspects of the tax preparation business. The Board has been in active partnership with Jeff and his team in the development of our new framework, and we are confident that the measures we will be adopting for tax season 2019 and beyond will enhance your Company’s long term success.

As discussed in detail in this Proxy Statement, we have maintained our “pay-for-performance” compensation structure that closely aligns executive compensation with the financial interests of our shareholders. You have strongly approved this structure in prior years (with annual positive “say-on-pay” votes of more than 95%) and we hope you will continue to support our approach by voting “for” again this year.

A final note. Our colleague and friend, Tom Seip, has advised us that, after 17 years on our Board, he will not be standing for re-election at the Annual Meeting. Tom’s wisdom and judgment have proven invaluable, as the Company has navigated opportunities – and challenges – since the beginning of this century. His leadership as Chair of the Compensation and Governance and Nominating Committees has helped provide us with both a state-of-the-art compensation structure and a number of first rate board members. Perhaps most importantly, he is a terrific human being. He will be missed.

On behalf of my colleagues on the Board, I’d like to thank you for your continued support. We are optimistic about our Company’s future. As we pursue the opportunities that lie ahead, we are honored by the confidence you have shown through your ownership of our shares.

Robert A. Gerard

Chairman of the Board

H&R BLOCK, INC. PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of H&R Block, Inc., a Missouri corporation (“H&R Block” or the “Company” or “we”), for use at the 2018 annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Thursday, September 13, 2018 at 8:00 a.m. Central Time, at the H&R Block Center located at One H&R Block Way (corner of 13th and Main Streets), Kansas City, Missouri. References to the Annual Meeting in this proxy statement include any adjournment or postponement thereof. This proxy statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors and executive officers.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PRINTED PROXY MATERIALS?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our 2018 Annual Report available to shareholders electronically via the internet. Unless you have already requested to receive a printed set of proxy materials, you will receive an “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 13, 2018” (the “Notice”), which contains instructions on how to access proxy materials and vote your shares via the internet or, if you prefer, to request a printed set of proxy materials at no cost to you. On or about August 1, 2018, we mailed the Notice or, for shareholders who have already requested to receive a printed set of proxy materials, this proxy statement, an accompanying proxy card, and our 2018 Annual Report, to our shareholders of record. All shareholders will be able to access this proxy statement and our 2018 Annual Report on the website referred to in the Notice or request to receive printed copies of the proxy materials.

HOW CAN I ELECTRONICALLY ACCESS THE PROXY MATERIALS?

The Notice provides you with instructions on how to view our proxy materials for the Annual Meeting on the internet. The website on which you will be able to view our proxy materials will also allow you to choose to receive future proxy materials electronically, which will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it.

HOW CAN I OBTAIN A FULL SET OF PRINTED PROXY MATERIALS?

The Notice will provide you with instructions on how to request to receive printed copies of the proxy materials. You may request printed copies up until one year after the date of the meeting.

WHAT AM I VOTING ON?

You are voting on four items of business at the Annual Meeting:

◾	Election of the ten nominees for director named in this proxy statement (Proposal 1);

◾	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2019 (Proposal 2);

◾	Advisory approval of the Company’s named executive officer compensation (Proposal 3); and

◾	One shareholder proposal requesting that each bylaw amendment adopted by the Board not become effective until approved by shareholders, if properly presented at the meeting (Proposal 4).

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WHO IS ENTITLED TO VOTE?

Shareholders of record as of the close of business on July 13, 2018 are entitled to vote at the Annual Meeting. Each share of H&R Block common stock is entitled to one vote.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with the Company’s transfer agent, EQ Shareowner Services (“EQ”), you are considered a “registered shareholder” and are considered, with respect to those shares, the “shareholder of record.” If you are a shareholder of record, the Notice or proxy materials were sent to you directly by the Company, and you may vote by any of the methods described below under “How Do I Vote?”.

If your shares are registered in the name of a stock brokerage account or by a broker, bank, or other nominee on your behalf (referred to as being held in “street name”) or if you hold shares through the H&R Block Retirement Savings Plan, you are considered a “beneficial owner” of shares held in street name, and the broker, bank, or other nominee forwarded the Notice or proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee holding your shares how to vote and you are also invited to attend the Annual Meeting. However, since you are not a shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the shareholder of record.

WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND THE VOTING REQUIREMENTS?

Our Board of Directors recommends that you vote your shares as follows:

Proposal	Board Recommendation	More Information	Broker Discretionary Voting Allowed?	Votes Required for Approval	Abstentions and Broker Non-Votes
1. Election of Directors.	FOR each Nominee	Page 5	No	The affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or for approval of each of the proposals.	Abstentions have the same effect as votes AGAINST the relevant proposal. Broker non-votes have no impact on the outcome of the vote for any of the proposals.
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2019.	FOR	Page 68	Yes
3. Advisory approval of the Company’s named executive officer compensation.	FOR	Page 69	No
4. Shareholder proposal regarding approval of bylaw amendments.	AGAINST	Page 70	No

Broker Discretionary Voting

Brokers holding shares on behalf of beneficial owners are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions on “non-routine” proposals, resulting in so-called “broker non-votes.” Brokers may vote without instruction only on “routine” proposals. Proposal 2, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, is the only routine proposal on the ballot for the Annual Meeting and the only proposal on the ballot for which broker discretionary voting is permitted. All other

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proposals are non-routine. If you hold your shares with a broker, your shares will not be voted on non-routine proposals unless you give voting instructions to such broker.

Voting Requirements and Effect of Abstentions and Broker Non-Votes

For each matter to be voted upon at the Annual Meeting, shareholders may vote “for,” “against,” or “abstain.”

For each of the proposals, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or approval. The vote on Proposal 3, the approval of the Company’s named executive officer compensation, is a non-binding advisory vote only.

Shares represented in person or by a proxy that directs that the shares abstain from voting on a matter are deemed to be represented at the meeting as to that particular matter, and have the same effect as a vote against that proposal. Broker non-votes have no impact on the proposals.

If a submitted proxy does not specify how to vote, the shares represented by that proxy will be considered to be voted FOR each of the director nominees included in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4.

HOW DO I VOTE?

If you are a registered shareholder, there are four different ways you can vote:

◾	By Internet – You can vote via the internet at www.proxyvote.com by following the instructions provided (you will need the Control Number from the Notice or proxy card you received);

◾

By Telephone – You can vote by telephone by calling the toll-free telephone number indicated on your proxy card or voting instruction card (you will need the Control Number from the Notice or proxy card you received);

◾	By Mail – If you received your proxy materials by mail, you can vote by signing, dating and returning the accompanying proxy card; or

◾	In Person – You can vote in person by written ballot at the Annual Meeting.

When your proxy is properly submitted, your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies (Thomas A. Gerke and Scott W. Andreasen) will vote your shares FOR each of the director nominees included in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4. If your shares are owned in joint names, all joint owners must vote by the same method, and if joint owners vote by mail, all of the joint owners must sign the proxy card. The deadline for voting by telephone or via the internet, except with respect to shares held through the H&R Block Retirement Savings Plan as described below, is 11:59 p.m. Eastern Time on September 12, 2018.

If you are a beneficial owner of shares held in street name, you may vote by following the voting instructions provided by your broker, bank, or other nominee, and your broker, bank, or other nominee should vote your shares as you have directed. You must have a legal proxy from the shareholder of record in order to vote the shares in person at the Annual Meeting.

If your shares are held through the H&R Block Retirement Savings Plan, you may also vote as set forth above, except that Plan participants may not vote their Plan shares in person at the Annual Meeting. If you provide voting instructions via the internet, by telephone or by written proxy card, Fidelity Management Trust Company, the Plan’s Trustee, will vote your shares as you have directed. If you do not provide specific voting instructions, the Trustee will vote your shares in the same proportion as shares for which the Trustee has received instructions. Please note that you must submit voting instructions to the Trustee no later than September 10, 2018 at 11:59 p.m. Eastern Time in order for your shares to be voted by the Trustee at the Annual Meeting. Your voting instructions will be kept confidential by the Trustee.

MAY I ATTEND THE MEETING?

All shareholders, properly appointed proxy holders, and invited guests of the Company may attend the Annual Meeting. Shareholders who plan to attend the meeting may be required to present valid photo identification. If you hold your shares in

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street name, please also bring proof of your share ownership, such as a broker’s statement showing that you beneficially owned shares of the Company on the record date of July 13, 2018, or a legal proxy from your broker, bank, or other nominee (a legal proxy is required if you hold your shares in street name and you plan to vote in person at the Annual Meeting). Shareholders of record will be verified against an official list available at the registration area. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.

MAY I CHANGE MY VOTE?

After your initial vote, you may revoke your proxy and change your vote (i) any time prior to the voting deadline via the internet or by telephone (only your latest internet or telephone proxy submitted prior to the voting deadline for the Annual Meeting will be counted), (ii) by signing and returning a new proxy card with a later date prior to the Annual Meeting, or (iii) by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked. If your shares are held in street name by a broker, bank, or other nominee, you must contact that nominee to change your vote.

DO SHAREHOLDERS HAVE CUMULATIVE VOTING RIGHTS WITH RESPECT TO THE ELECTION OF DIRECTORS?

No, shareholders do not have cumulative voting rights with respect to the election of directors.

WHAT CONSTITUTES A QUORUM?

As of the record date, 205,470,404 shares of the Company’s common stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE “IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 13, 2018”?

It means your shares are held in more than one account. You should vote all of your shares.

WHAT IS HOUSEHOLDING?

As permitted by the SEC, we are delivering only one copy of this proxy statement to shareholders residing at the same address, unless the shareholders have notified us of their desire to receive multiple copies of the proxy statement. This practice is known as householding.

The Company will promptly deliver, upon request, a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105, or by telephone at (816) 854-4288.

Shareholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, EQ, to request that only a single copy of the proxy statement be mailed in the future. You can contact EQ by phone at (888) 213-0968 or (651) 450-4064, or by mail at 1110 Centre Point Curve, Suite 101, Mendota Heights, Minnesota 55120-4100.

WHO WILL BEAR THE COST OF THIS SOLICITATION AND HOW WILL PROXIES BE SOLICITED?

The Company is making this solicitation on behalf of the Company’s Board of Directors and will pay the entire cost of this proxy solicitation, including the expense of preparing the proxy solicitation materials for the Annual Meeting and mailing the Notice and, as applicable, the proxy solicitation materials for such meeting. Following the mailing of these materials, directors, officers, and employees of the Company may solicit proxies by telephone, email, or other personal contact; such individuals will not receive compensation or reimbursement for these activities. Additionally, the Company has retained Georgeson LLC to

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assist in the solicitation of proxies on behalf of the Board for a fee of $30,000 plus reimbursement of reasonable expenses. Further, brokers and other custodians, nominees, and fiduciaries will be requested to forward the Notice and printed proxy materials to their principals, and the Company will reimburse them for the expense of doing so.

WHAT IS THE COMPANY’S INTERNET ADDRESS?

The Company’s internet address is www.hrblock.com. The Company’s filings with the SEC are available free of charge via the “Investor Relations” link at this website (click on the “SEC Filings” link under the “Financial Info” tab), and may also be found at the SEC’s website, www.sec.gov.

WILL ANY OTHER MATTERS BE VOTED ON?

As of the date of this proxy statement, we know of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a vote of the shareholders, the appointed proxies may use their discretion to vote on any such matters.

PROPOSAL 1 – ELECTION OF DIRECTORS

    The Company’s Amended and Restated Articles of Incorporation (the “Articles”) and Amended and Restated Bylaws (the “Bylaws”) provide that the number of directors to constitute the Board of Directors shall not be fewer than seven nor more than 12, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the entire Board. The Board of Directors currently consists of 11 directors who are elected annually. Ten members of the Board are standing for re-election. As previously disclosed, Tom D. Seip informed the Board on July 9, 2018 of his decision not to stand for re-election following the completion of his term at the Annual Meeting. Pursuant to our Bylaws, the Board has set the number of directors that shall constitute the Board at ten, effective upon the commencement of the Annual Meeting.

      The Articles and Bylaws also provide that all of the directors shall be elected at each annual meeting of shareholders. Under the Bylaws, each director holds office until the earlier of the election and qualification of such director’s successor or the director’s death, resignation, retirement, disqualification, disability, or removal from office. Any vacancy on the Board may be filled by a majority of the surviving or remaining directors then in office. The Company’s Bylaws provide that any incumbent director who is not elected by a majority of shares entitled to vote on his or her election and represented in person or by proxy shall promptly tender his or her irrevocable resignation to the Company’s Board, subject only to the condition that the Board accept the resignation. The Board and the Governance and Nominating Committee must consider and act on the resignation, as more fully described under “Corporate Governance – Mandatory Director Resignation Policies,” on page 19. To be eligible to be a nominee as a director, whether nominated by the Board or a shareholder, a person must deliver to the Company a written agreement that such person will abide by this director resignation requirement.

There are ten nominees for election to the Board at the Annual Meeting. Each of the ten nominees, if elected, will hold office until the earlier of the election and qualification of such director’s successor or the director’s death, resignation, retirement, disqualification, disability, or removal from office. The Board has nominated Angela N. Archon, Paul J. Brown, Robert A. Gerard, Richard A. Johnson, Jeffrey J. Jones II, David Baker Lewis, Victoria J. Reich, Bruce C. Rohde, Matthew E. Winter, and Christianna Wood for election as directors of the Company. Each nominee has consented to be named in this proxy statement and to serve as director if elected. If any of the nominees becomes unavailable for election for any reason, the Board may provide for a lesser number of directors or designate substitute nominees, and the proxies will be voted for the remaining nominees and any substitute nominees, unless otherwise instructed by a shareholder.

DIRECTOR NOMINATION PROCESS

The entire Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders. The Governance and Nominating Committee is responsible for identifying, screening, and recommending candidates for Board membership to the entire Board. The

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Governance and Nominating Committee works with the Board to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors, which are described in further detail below. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group of directors with diverse and relevant experience that can best perpetuate the Company’s success and represent shareholder interests through sound judgment.

The Governance and Nominating Committee may seek the input of other members of the Board or management in identifying candidates who meet the criteria outlined above. In addition, the Governance and Nominating Committee may use the services of consultants or a search firm. The Governance and Nominating Committee will consider recommendations by the Company’s shareholders of qualified director candidates for possible nomination by the Board. Shareholders may recommend qualified director candidates by writing to the Company’s Corporate Secretary at H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Governance and Nominating Committee may conduct interviews with the candidate or request additional information from the candidate. The Governance and Nominating Committee uses the same process for evaluating all candidates for nomination by the Board, including those recommended by shareholders. The Bylaws permit persons to be nominated as directors directly by shareholders under certain conditions. To do so, shareholders must comply with the advance notice requirements under the Bylaws as outlined in the “Shareholder Proposals and Nominations” section of this proxy statement. The Company did not receive notice from any shareholder prior to the deadline for submitting notice of an intention to nominate any additional persons for election as directors at the Annual Meeting.

Diversity

Both the Board and the Governance and Nominating Committee believe that diversity of skills, perspectives, and experiences among Board members, in addition to the factors discussed above, improves the Board’s oversight and evaluation of management on behalf of the shareholders and produces more creative thinking and better strategic solutions by the Board. Although we do not have a formal policy concerning diversity of director nominees, the Governance and Nominating Committee considers, though not exclusively, the distinctive skills, perspectives, and experiences that candidates who are diverse in gender, ethnic background, geographic origin, and professional experience have to offer.

SELECTING AND EVALUATING OUR NOMINEES

When evaluating potential director nominees, the Governance and Nominating Committee considers each individual’s professional experience, areas of expertise, and educational background in addition to his or her general qualifications. The Governance and Nominating Committee works with the Board to determine the appropriate mix of experiences, areas of expertise, and educational backgrounds in order to establish and maintain a Board that is strong in its collective knowledge and that has the skillsets necessary to fulfill the Board’s responsibilities, meet the future needs of the Company to perpetuate our long term success, and represent the interests of our shareholders.

The Governance and Nominating Committee regularly communicates with the Board to identify professional experiences, areas of expertise, educational backgrounds, and other qualifications that impact our business or that our business may need in the future that are particularly desirable for our directors to possess in order to help meet specific Board needs, including:

◾	Financial industry knowledge, which is vital in understanding and reviewing our strategy, including the acquisition of businesses that offer complementary products or services;

◾

Operating experience as current or former executives, which gives directors specific insight into, and expertise that will foster active participation in, the development and implementation of our operating plan and business strategy;

◾

Executive leadership experience, which gives directors who have served in significant leadership positions strong abilities to motivate and manage others and to identify and develop leadership qualities in others;

◾

Accounting or financial expertise, which enables directors to analyze our financial statements, capital structure, and complex financial transactions and oversee our accounting and financial reporting processes;

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◾	Enterprise risk management experience, which contributes to oversight of management’s risk monitoring and risk management programs, and establishment of risk appetite aligned with our strategy; and

◾

Public company board and corporate governance experience, which provides directors a solid understanding of their extensive and complex oversight responsibilities and furthers our goals of greater transparency, accountability for management and the Board, and protection of our shareholders’ interests.

The following chart highlights each director nominee’s specific skills, knowledge, and experience that the Governance and Nominating Committee and Board relied upon when determining whether to nominate the individual for election. A particular nominee may possess other valuable skills, knowledge or experience even though they are not indicated below.

Name	Financial Industry Knowledge	Operating Experience	Executive Leadership	Accounting or Financial	Enterprise Risk Management	Public Company Governance
Angela N. Archon		✓	✓	✓
Paul J. Brown		✓	✓	✓	✓	✓
Robert A. Gerard	✓	✓	✓	✓	✓	✓
Richard A. Johnson		✓	✓	✓	✓	✓
Jeffrey J. Jones II		✓	✓		✓
David Baker Lewis	✓			✓	✓	✓
Victoria J. Reich		✓	✓	✓	✓	✓
Bruce C. Rohde		✓	✓	✓	✓	✓
Matthew E. Winter	✓	✓	✓	✓	✓	✓
Christianna Wood	✓			✓		✓

The Board believes that all the director nominees are highly qualified. As the chart shows, the director nominees have significant leadership experience, knowledge, and skills that qualify them for service on our Board, and, as a group, represent diverse views, experiences, and backgrounds. All director nominees satisfy the criteria set forth in our Corporate Governance Guidelines and possess the personal characteristics that are essential for the proper and effective functioning of the Board. Each nominee’s biography below contains additional information regarding his or her experiences, qualifications, and skills.

The number of shares of common stock, share units, and share equivalents beneficially owned by each nominee for director is listed under the heading “Security Ownership of Directors and Management” on page 72.

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DIRECTOR NOMINEES

There are ten nominees for election to the Board at the Annual Meeting. As described above, the Board has set the number of directors that shall constitute the Board at ten, effective upon the commencement of the Annual Meeting. All Board members are subject to annual election. The following pages present information regarding each director nominee, including information about each nominee’s professional experience, areas of expertise, educational background, and qualifications that led the Board to nominate him or her for election. The following also includes information about all public company directorships each nominee currently holds.

Director Nominees
Angela N. Archon Director since 2016 Age 58 Committees: ◾ Audit ◾ Governance and Nominating

Professional Experience

Ms. Archon served as Vice President, Operations, in the Watson Health business unit of International Business Machines Corporation (“IBM”), a provider of business and information technology products and services, from October 2016 until her retirement from IBM in March 2018. Prior to serving as Vice President, Operations, Ms. Archon served as Vice President, Transformation and Chief Operating Officer with IBM Watson Health from February 2015 to October 2016. Previously, Ms. Archon served as Vice President, Corporate Strategy from May 2013 to February 2015, and Vice President of Worldwide Client Care, Systems & Technology Group, from August 2010 to May 2013. She also served in a variety of other executive roles with IBM, including Vice President of Intellectual Property Licensing and Business Development, Systems & Technology Group; Director of Global Sourcing Procurement – Enterprise Services; and Director of Global Services Procurement – Strategy, Operations & Alliances.

Education

Ms. Archon holds two degrees from the University of Texas at Austin, a Bachelor of Science degree in Chemical Engineering and a Master of Science degree in Systems Engineering.

Other Boards and Appointments

Ms. Archon serves on the Chemical Engineering Advisory Board at the University of Texas at Austin.

Director Qualifications

Ms. Archon brings to the Board strong management, operating, engineering, and leadership skills developed throughout her business career at IBM, as well as her significant experience with technology, strategy development, driving change and innovation, and business transformation.

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Paul J. Brown Director since 2011 Age 51 Committees: ◾ Governance and Nominating (Chair)

Professional Experience

Mr. Brown has served as the Chief Executive Officer of Inspire Brands, Inc., a privately held multi-brand restaurant company whose portfolio includes more than 4,600 Arby’s, Buffalo Wild Wings, and R Taco locations worldwide, since February 2018. Prior to his current position, he served as the Chief Executive Officer of Arby’s Restaurant Group, Inc. (a privately held company) from May 2013 until February 2018. He served as President, Brands and Commercial Services for Hilton Worldwide, a global hospitality company, from 2008 to April 2013. Prior to that, he was with Expedia Inc., for four years, most recently serving as President, Expedia North America and Expedia Inc. Partner Services Group. From 2001 through 2005, Mr. Brown was a Partner with McKinsey & Co. in their London and Atlanta offices. Earlier in his career, he was Senior Vice President of Brand Services for Intercontinental Hotels Group, a Manager with the Boston Consulting Group, Inc., and a Senior Consultant with Andersen Consulting.

Education

Mr. Brown received a Bachelors degree in Management from the Georgia Institute of Technology and a Masters of Business Administration degree from the Kellogg Graduate School of Management, Northwestern University.

Other Boards and Appointments

Mr. Brown is also a member of the board of directors of J. C. Penney Company, Inc. and FOCUS Brands, Inc., a privately held company. Mr. Brown previously served on the board of Lindblad Expedition Holdings, Inc. from July 2015 until October 2017. He also serves as a member of the Board of Trustees for the Georgia Tech Foundation, The Woodruff Arts Center, the Buckhead Coalition, and Atlanta200. He has also served as an executive-in-residence at the Cornell University School of Hotel Administration.

Director Qualifications

Mr. Brown brings to the Board significant executive leadership, operations, financial management, e-commerce, brand management, and enterprise risk management experience.

Robert A. Gerard Chairman of the Board of Directors Director since 2007 Age 73 Committees: ◾ Finance (Chair) ◾ Governance and Nominating

Professional Experience

Mr. Gerard is the General Partner and investment manager of GFP, L.P., a private investment partnership. From 2004 to 2011, Mr. Gerard was Chairman of the Management Committee and Chief Executive Officer of Royal Street Communications, LLC, a licensee, developer, and operator of telecommunications networks in Los Angeles and Central Florida. From 1977 until his retirement in 1991, Mr. Gerard held senior executive positions with investment banking firms Morgan Stanley & Co., Dillon Read & Co., and Bear Stearns. From 1974 to 1977, Mr. Gerard served in the United States Department of the Treasury, completing his service as Assistant Secretary for Capital Markets and Debt Management.

Education

Mr. Gerard is a graduate of Harvard College and holds a Masters of Arts degree and a Juris Doctor degree from Columbia University.

Other Boards and Appointments

Mr. Gerard served as a director of Gleacher & Company, Inc. from 2009 through May 2013, where he most recently served as Chair of the Executive Compensation Committee and was a member of the Committee on Directors and Corporate Governance.

Director Qualifications

Mr. Gerard brings to the Board extensive experience in the financial services industry and many years of business experience in senior management and finance, as well as experience serving on the boards of other public companies.

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Richard A. Johnson Director since 2015 Age 60 Committees: ◾ Audit ◾ Compensation

Professional Experience

Mr. Johnson has served as the Chief Executive Officer and President of Foot Locker, Inc., a leading global athletic footwear and apparel retailer, since December 1, 2014, and was elected Chairman of the Board in May 2016. Prior to becoming Chief Executive Officer and President, he served in a variety of other roles with Foot Locker, Inc. including Executive Vice President and Chief Operating Officer, Executive Vice President/Group President—Retail Stores, Chief Executive Officer and President of Foot Locker U. S./Lady Foot Locker/Kids Foot Locker/Footaction, Chief Executive Officer and President at Foot Locker Europe B.V., Foot Locker’s European headquarters in the Netherlands, President and Chief Executive Officer of Footlocker.com/Eastbay, and prior to that, held various executive positions at Eastbay, Inc. From 1990 to 1993, Mr. Johnson was a transportation economics manager at Graebel Van Lines, Inc. Earlier in his career, he worked for Electronic Data Systems, an IT services company, as a systems engineer.

Education

Mr. Johnson received a Bachelor of Arts degree in Business Administration and Accountancy from the University of Wisconsin, Eau Claire.

Other Boards and Appointments

Mr. Johnson has served as director and member of the Executive Committee of Foot Locker, Inc. since 2014, and was elected Chairman of the Board in May 2016. During 2013, he served as a director of Maidenform Brands, Inc. Mr. Johnson also serves on the board of directors of the Retail Industry Leaders Association and The Footwear Distributors and Retailers of America.

Director Qualifications

Mr. Johnson brings to the Board extensive knowledge of brick and mortar and digital/dot.com retail operations, as well as significant leadership, operations, financial management, and enterprise risk management experience.

Jeffrey J. Jones II President and Chief Executive Officer Director since 2017 Age 50 Committees: ◾ Finance

Professional Experience

Mr. Jones has served as President and Chief Executive Officer since October 2017, and, prior to serving as President and Chief Executive Officer, was President and Chief Executive Officer-Designate beginning August 2017. Before that, Mr. Jones served as President, Ride Sharing at Uber Technologies Inc., an on-demand car service company, from September 2016 until March 2017 and Executive Vice President and Chief Marketing Officer at Target Corporation, a retail sales company, from April 2012 to September 2016. Prior to his time at Target Corporation, Mr. Jones was Partner and President of McKinney Ventures LLC, an advertising agency, from March 2006 to March 2012.

Mr. Jones currently serves as an advisor to The Mayo Clinic and Brit Media, Inc. (d/b/a Brit+Co). Over the years, he has been a member of Young Presidents Organization (YPO); advised early-stage technology companies such as Zoove, Curiour Sense and Point Inside; and served various non-profit and industry organizations such as Chicago Children’s Advocacy Center, Durham Academy, The Nasher Museum of Art at Duke University, Coach K Center on Leadership and Ethics at Fuqua Business School, and the Association of National Advertisers. Mr. Jones speaks requlary on business transformation, creating modern organizations, ethics and leadership, and crisis management.

Education

Mr. Jones holds a Bachelor of Arts degree in Communications from the University of Dayton.

Other Boards and Appointments

None.

Director Qualifications

Mr. Jones brings to the Board intimate knowledge of the Company’s daily operations as the Company’s President and Chief Executive Officer, an extensive background in marketing and the retail industry, and significant experience as a senior executive at various public companies.

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David Baker Lewis Director since 2004 Age 74 Committees: ◾ Compensation ◾ Governance and Nominating

Professional Experience

Mr. Lewis currently serves as Of Counsel to Lewis & Munday, a Detroit-based legal firm with additional offices in New York City and Washington, D.C. Mr. Lewis is a co-founder of the firm, which was established in 1972, and previously served as the firm’s Chairman and CEO.

Education

Mr. Lewis received a Bachelor of Arts degree from Oakland University in Rochester, Michigan, a Masters of Business Administration degree from University of Chicago, and a Juris Doctor degree from University of Michigan School of Law.

Other Boards and Appointments

Mr. Lewis is also a director of STERIS plc, where he is a member and chairman of the Audit Committee and a member of the Governance and Nominating Committee. He was previously a director of The Kroger Company, Conrail, Inc., LG&E Energy Corp., M.A. Hanna, TRW, Inc., and Comerica, Inc.

Director Qualifications

Mr. Lewis brings to the Board experience from serving on the boards of other public companies, including service as the current or former chair of five public company audit committees (the Company, STERIS plc, The Kroger Company, LG&E Energy Corp., and Conrail, Inc.), expertise derived from his law practice and business background, and knowledge of finance and financial services.

Victoria J. Reich Director since 2011 Age 60 Committees: ◾ Audit (Chair) ◾ Finance

Professional Experience

Ms. Reich served as the Senior Vice President and Chief Financial Officer of United Stationers Inc. (now known as Essendant, Inc.), a wholesale distributor of business products, from June 2007 until July 2011. Prior to that, Ms. Reich spent ten years with Brunswick Corporation, a manufacturer of sporting and fitness equipment, where she most recently was President of Brunswick European Group from 2003 until 2006. She served as Brunswick’s Senior Vice President and Chief Financial Officer from 2000 to 2003 and as Vice President and Controller from 1996 until 2000. Before joining Brunswick, Ms. Reich spent 17 years at General Electric Company where she held various financial management positions.

Education

Ms. Reich holds a Bachelor of Science degree in Applied Mathematics and Economics from Brown University.

Other Boards and Appointments

Ms. Reich is a director of Ecolab Inc., where she is Chairman of the Audit Committee and a member of the Safety, Health and Environment Committee. She is also a director of Ingredion Incorporated, where she is Chairman of the Audit Committee.

Director Qualifications

Ms. Reich brings to the Board extensive financial management experience, operational experience, and executive leadership abilities.

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Bruce C. Rohde Director since 2010 Age 69 Committees: ◾ Compensation (Chair) ◾ Governance and Nominating

Professional Experience

Mr. Rohde served in multiple roles with ConAgra Foods, Inc. (now known as Conagra Brands Inc.), a packaged foods company, beginning in 1984, including General Counsel, President, Vice Chairman, Chairman and Chief Executive Officer, before retiring in 2005 as Chairman and CEO Emeritus. Mr. Rohde currently serves as the Managing Partner of Romar Capital Group, a private entity. He holds many court admissions and also holds a certified public accountant certificate.

Education

Mr. Rohde holds two degrees from Creighton University, a Bachelor of Science degree in Business Administration and a Juris Doctor degree, cum laude.

Other Boards and Appointments

Mr. Rohde retired as Trustee Emeritus of Creighton University on June 30, 2017, after 28 years of service, which included service as the chair of a wide variety of committees, as well as Vice Chairman and Chairman of the Board. Mr. Rohde formerly served as a director of Gleacher & Company, Inc. from 2009 through May 2013, where he most recently served as Lead Director and Chair of the Governance and Nominating Committee, as well as a member of the Audit and Executive Compensation Committees. He was previously a director of ConAgra Foods, Inc. and Valmont Industries Inc., both prior to 2007.

Director Qualifications

Mr. Rohde brings to the Board significant senior executive leadership experience from a large public company perspective, including service in multiple executive roles as described above. He also has substantial experience as a board member at several public companies, including service as the chair of a wide variety of board committees, Chairman, Vice Chairman and Lead Director. Over the course of his career, Mr. Rohde’s diverse background has given him abundant experience in law, finance, accounting, tax, operational management, mergers, and acquisitions.

Matthew E. Winter Director since 2017 Age 61 Committees: ◾ Audit ◾ Compensation

Professional Experience

Mr. Winter served as President, The Allstate Corporation, a publicly held personal lines insurer, from January 2015 until his retirement in February 2018. Prior to serving as President of The Allstate Corporation, he was President, Allstate Personal Lines of Allstate Insurance Company beginning in December 2013 and, prior thereto, he served The Allstate Corporation and Allstate Insurance Company in various executive capacities beginning in 2009. Before joining Allstate, Mr. Winter held numerous senior executive positions at large financial institutions and insurance providers. In addition, he spent more than 12 years on active duty with the United States Army and also practiced law for several years before joining the insurance industry.

Education

Mr. Winter earned his bachelor of science from the University of Michigan, his juris doctor from the Albany Law School of Union University, and a master of laws from the University of Virginia School of Law. He is also a graduate of Harvard Business School’s Advanced Management Program.

Other Board and Appointments

Mr. Winter is currently on the board of ADT Inc., Feeding America, and The Winter-Lehman Family Foundation, and he previously served on the boards of the Leukemia and Lymphoma Society, the Houston Food Bank, and both the Connecticut and Houston Opera Companies.

Director Qualifications

Mr. Winter brings to the Board extensive leadership experience developed throughout his career at Allstate and with other large financial institutions and insurance providers, as well as significant operations, consumer products, financial services, and enterprise risk management experience.

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Christianna Wood Director since 2008 Age 58 Committees: ◾ Audit ◾ Finance

Professional Experience

Ms. Wood is the Chief Executive Officer of Gore Creek Capital Ltd., an investment management consulting company based in Golden, Colorado. Ms. Wood served as the Chief Executive Officer of Capital Z Asset Management, the largest dedicated sponsor of hedge funds, from 2008 through July 2009. Previously, she was the Senior Investment Officer for the Global Equity unit of the California Public Employees’ Retirement System (“CalPERS”) for five years. Prior to her service for CalPERS, Ms. Wood served as a Principal of several investment management organizations. She is also a chartered financial analyst and a chartered alternative investment analyst.

Education

Ms. Wood obtained a Bachelor of Arts degree, cum laude, from Vassar College and a Masters of Business Administration degree in Finance from New York University.

Other Boards and Appointments

Ms. Wood is a member of the Vassar College Investment Committee and Trustee Investor Responsibility Committee, and, until June 30, 2018, served on the Vassar College Board of Trustees. Ms. Wood is also a member of the boards of Grange Insurance, where she chairs the Investment Committee, and The Merger Fund, where she chairs the Audit Committee. She was previously a member of the Public Company Accounting Oversight Board Standard Advisory Group (2006-2008) and the International Auditing and Assurance Standards Board Consultative Advisory Group (2006-2009). Ms. Wood was also a member of the Board of Governors of the International Corporate Governance Network from June 2008 until June 2012, serving as Chairman of the Board from June 2009 until June 2012, and served on the Board of Directors of the International Securities Exchange from 2010 to 2016.

Director Qualifications

Ms. Wood brings to the Board a broad finance and corporate governance background, including experience as a senior investment officer for a large retirement fund and as Chairman of the Board of Governors of the International Corporate Governance Network. She has significant experience in accounting and financial matters. Through her prior service as an investment manager, Ms. Wood has had significant experience in the application of portfolio risk management techniques.

Unless otherwise instructed, the appointed proxies will vote the shares represented by the proxy cards received by them for each of the nominees named above. All nominees have consented to serve if elected. The Board of Directors has no reason to believe that any of the nominees would be unable to accept the office of director if elected. If any of the nominees becomes unavailable for election for any reason, the Board may provide for a lesser number of directors or designate substitute nominees, and proxies will be voted for the remaining nominees and any substitute nominees, unless otherwise instructed by the shareholder.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TEN NOMINEES FOR DIRECTOR IN THIS PROPOSAL 1.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

The Board of Directors is responsible for overseeing and providing policy guidance on the Company’s business and affairs. The Board reviews significant developments affecting the Company and acts on matters requiring Board approval. During the 2018 fiscal year, the Board of Directors held 11 meetings. During the 2018 fiscal year, each of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and Board committees of which he or she was a member (or portion of the fiscal year during which he or she served as a director or committee member). On average, our incumbent directors attended over 96% of the Board of Directors meetings and applicable Board committee meetings held during the 2018 fiscal year (or portion of the fiscal year during which he or she served as a director or committee member).

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The standing committees of the Board are the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Finance Committee. The Company’s Corporate Governance Guidelines, Code of Business Ethics and Conduct, the Board of Directors Independence Standards (the “Independence Standards”), and charters for each of the standing committees may be accessed on the Company’s website at www.hrblock.com by clicking the “Investor Relations” link and then clicking the “Corporate Governance” link under the “Company” tab. These documents are also available in print to shareholders upon written request to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105.

Set forth below is a description of the primary duties of each of the standing committees of the Board and its members as of the date of this proxy statement.

Audit Committee
Committee Members Ms. Reich (Chair) Ms. Archon Mr. Johnson Mr. Winter Ms. Wood 6 meetings in fiscal year 2018

◾    Approves the appointment of the Company’s independent registered public accounting firm

◾    Evaluates the independence and performance of such firm

◾    Reviews the scope of the annual audit

◾    Reviews and evaluates the effectiveness of the Company’s internal audit function

◾    Ensures that the Company has established a system to enforce the H&R Block Code of Business Ethics and Conduct

◾    Reviews and discusses with management and the independent registered public accounting firm the audited financial statements and accounting principles

See the “Audit Committee Report” on page 66. All of the members of the Audit Committee are independent under regulations adopted by the SEC, New York Stock Exchange (“NYSE”) listing standards, and the Independence Standards. The Board has determined that each member of the Audit Committee is financially literate under NYSE guidelines and that Mr. Johnson, Ms. Reich, Mr. Winter, and Ms. Wood are each an audit committee financial expert pursuant to the criteria prescribed by the SEC.

Compensation Committee
Committee Members Mr. Rohde (Chair) Mr. Johnson Mr. Lewis Mr. Seip* Mr. Winter 7 meetings in fiscal year 2018

◾    Reviews and approves the Company’s overall executive compensation philosophy, including compensation of the executive officers of the Company and its subsidiaries

◾    Reviews and formally evaluates the CEO’s performance against corporate goals and objectives and approves the CEO’s compensation

◾    Reviews risks related to the Company’s compensation policies and practices

◾    Administers the Company’s short term and long term incentive compensation plans

See the “Compensation Discussion and Analysis” beginning on page 23. The Compensation Committee has the sole discretion to retain or obtain the advice of any compensation consultant, legal counsel, or other advisor to assist in the Compensation Committee’s evaluation of executive compensation, including the sole authority to approve fees for any such advisor. The Compensation Committee is also responsible for assessing the independence of any such advisor. All of the members of the Compensation Committee are independent under NYSE listing standards and the Independence Standards.

*	Mr. Seip will cease serving on the Compensation Committee upon his departure from the Board effective as of the Annual Meeting.

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Governance and Nominating Committee
Committee Members Mr. Brown (Chair) Ms. Archon Mr. Gerard Mr. Lewis Mr. Rohde Mr. Seip* 6 meetings in fiscal year 2018

◾    Reviews and oversees corporate governance matters

◾    Initiates recommendations of nominations for election as a director of the Company

◾    Evaluates the performance of the Board of Directors

◾    Recommends the compensation of the non-employee directors of the Company

All of the members of the Governance and Nominating Committee are independent under NYSE listing standards and the Independence Standards.

*	Mr. Seip will cease serving on the Governance and Nominating Committee upon his departure from the Board effective as of the Annual Meeting.

Finance Committee
Committee Members Mr. Gerard (Chair) Mr. Jones Ms. Reich Ms. Wood 2 meetings in fiscal year 2018

◾    Provides advice to management and the Board of Directors concerning:

-  Financial structure of the Company

-  Share repurchases, dividends, and other capital allocation decisions

-  Funding of operations of the Company and its subsidiaries

-  Investment of Company funds

-  Reviewing and making recommendations to the Board regarding capital allocation and proposed acquisitions, dispositions, mergers, joint ventures, investments, and similar transactions

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DIRECTOR COMPENSATION

The Board considers and determines non-employee director compensation each year, taking into account recommendations from the Governance and Nominating Committee. The Governance and Nominating Committee formulates its recommendation based on its review of director compensation practices at a specific group of peer companies, based on publicly disclosed information (more discussion of our process for determining our peer group of companies can be found beginning on page 47). The Governance and Nominating Committee may delegate its authority to such subcommittees as it deems appropriate in the best interests of the Company and our shareholders. Management, in consultation with the Compensation Committee’s independent compensation consultant, assists the Governance and Nominating Committee in its review by accumulating and summarizing market data pertaining to director compensation levels and practices at our peer group of companies, reviewing external survey sources, and conducting its own custom research.

In June 2017, based on a review of our Peer Group of companies and consultation with the Company’s independent compensation consultant, the Governance and Nominating Committee recommended and the Board approved (i) an increase in the Board’s annual retainer to $70,000 from $60,000 and (ii) an increase in the value of the annual grants of deferred stock units (“DSUs”) to $150,000 from $145,000, both to be effective in fiscal year 2018 following the 2017 annual meeting.

The following chart describes the compensation elements for our non-employee directors in effect in fiscal year 2018 until the 2017 annual meeting, and effective following the 2017 annual meeting:

Compensation Element	FY18 Prior to 2017 Annual Meeting (annual except for meeting fees)	FY18 After 2017 Annual Meeting (annual except for meeting fees)
Annual Cash Retainer(1)	$60,000	$70,000
Annual Equity Retainer(2)	$145,000 (payable in DSUs)	$150,000 (payable in DSUs)
Non-Executive Chairman of the Board Retainer(2)	$200,000 (payable in DSUs)	$200,000 (payable in DSUs)
Chair Retainer – Audit Committee	$20,000	$20,000
Chair Retainer – All Other Committees(3)	$15,000	$15,000
Board Meeting Fee(4)	$2,000 per meeting	$2,000 per meeting
Committee Meeting Fee(5)	$1,500 per meeting	$1,500 per meeting

(1)	Paid in quarterly installments.
(2)	Equity grants are generally made immediately following election of directors at the Annual Meeting.
(3)	Due to his position as non-executive Chairman of the Board, Mr. Gerard has waived his eligibility for the Chair retainer related to his service as Chair of the Finance Committee.
(4)	Subject to a maximum of ten Board meetings per year.
(5)	Subject to a maximum of ten committee meetings per year per committee.

In addition, in consideration of emerging corporate governance best practices the Governance and Nominating Committee recommended, and in July 2017 our Board approved, a limit of $750,000 on the amount of equity and cash compensation that can be paid to a non-employee director of the Company in a calendar year. The limit does not apply to incremental compensation paid to a director solely in his or her capacity as non-executive Chairman of the Board, provided that such non-executive Chairman does not participate in the decision to award such additional compensation. The non-employee director compensation limit is set forth in the H&R Block, Inc. 2018 Long Term Incentive Plan (the “2018 Plan”), which was approved by our shareholders at the 2017 annual meeting. In setting the non-employee director compensation limit, the Governance and Nominating Committee and the Board reviewed survey data provided by the Compensation Committee’s independent compensation consultant.

In fiscal year 2018, DSUs were granted to non-employee directors under the H&R Block, Inc. 2013 Long Term Incentive Plan (the “2013 Plan”). In addition, DSUs were granted in fiscal year 2018 to Mr. Winter under the 2018 Plan, as he began service on the Board following the effectiveness of the 2018 Plan. The number of DSUs credited to a non-employee director’s account

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pursuant to an award under the 2013 Plan was, and the 2018 Plan is, determined by dividing the dollar amount of the award by the average current market value per share of the Company’s common stock for the ten consecutive trading days ending on the date the DSUs are granted. The current market value per share generally is the closing sales price of a share of our common stock as reported on the NYSE.

DSU awards are fully vested on the grant date and are not subject to forfeiture. Vested DSUs are held in a deferred compensation account and become payable to each non-employee director, in shares of common stock, on the six-month anniversary date of termination of service as a director. However, if a non-employee director dies prior to the payment in full of all amounts due such non-employee director, the balance of the non-employee director’s DSU account becomes payable to the non-employee director’s beneficiary, in shares of common stock, within ninety days following the non-employee director’s death. There are no dividends paid on outstanding DSUs prior to the DSUs becoming payable, but dividend equivalents on the number of outstanding DSUs accumulate. When the DSUs become payable, in addition to receiving the applicable number of shares of common stock, the director will receive additional shares of common stock equal in value to the total dividends that would have been paid on such shares.

On September 14, 2017, DSUs approximately equal in value to $150,000 were granted to each of the Company’s incumbent non-employee directors for the one-year period of service on the Board beginning September 14, 2017. In addition, DSUs approximately equal in value to $200,000 were granted to Mr. Gerard for serving as the non-executive Chairman of the Board for the one-year period beginning September 14, 2017. On November 3, 2017, DSUs approximately equal in value to $129,452 were granted to Mr. Winter for his pro-rata service on the Board from his appointment on November 3, 2017 through September 12, 2018.

The Company provides to its non-employee directors free business travel insurance in connection with Company-related travel and, consistent with the benefit provided to our full-time employees, the opportunity to use our tax preparation services for no charge. In addition, the H&R Block Foundation will match gifts by non-employee directors to any qualified not-for-profit organization on a dollar-for-dollar basis up to an annual aggregate limit of $5,000 per director per calendar year.

The Board has adopted stock ownership guidelines regarding stock ownership by non-employee directors. The non-employee director ownership guidelines require non-employee directors to own a level of qualifying equity securities with an aggregate value of at least five times the annual cash retainer paid to them. Our stock ownership guidelines provide that, until a non-employee director satisfies the applicable holding requirement, he or she is required to retain any covered shares (which include shares owned directly or indirectly by such non-employee director, the after-tax value of vested stock option awards, if any, and share equivalents the non-employee director holds in the Company’s benefit plans) owned as of the date on which he or she becomes subject to the guidelines or acquired thereafter.

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DIRECTOR COMPENSATION TABLE

The following table sets forth total director compensation for non-employee directors for fiscal year 2018.

Current Directors	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Angela N. Archon	$99,500	$150,972	-	-	$250,472
Paul J. Brown	$111,500	$150,972	-	-	$262,472
Robert A. Gerard	$98,000	$352,260	-	$4,500	$454,760
Richard A. Johnson	$107,000	$150,972	-	$5,000	$262,972
David Baker Lewis	$105,500	$150,972	-	$7,300	$263,772
Victoria J. Reich	$117,500	$150,972	-	$3,070	$271,542
Bruce C. Rohde	$122,000	$150,972	-	$5,000	$277,972
Tom D. Seip	$105,500	$150,972	-	$2,500	$258,972
Matthew E. Winter(6)	$48,333	$122,706	-	$5,000	$176,039
Christianna Wood	$99,500	$150,972	-	$5,000	$255,472
Former Director
James F. Wright(7)	$35,000	-	-	-	$35,000

(1)

This column includes, as applicable, the annual cash retainer, meeting fees for each Board and committee meeting attended, and committee retainers earned or paid for services as a director during fiscal year 2018.

(2)

The dollar amounts represent the grant date fair value under FASB Accounting Standards Codification Topic 718 “Stock Compensation” (“ASC 718”) for DSUs awarded during fiscal year 2018 to the non-employee director. These DSU awards are fully vested in that they are not subject to forfeiture; however, no shares underlying a particular award will be issued until six months following the date the director ends his or her service on the Board (or within ninety days of death, if earlier). The grant date fair value of an award is computed in accordance with ASC 718 utilizing assumptions discussed in Note 8: “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended April 30, 2018, as filed with the SEC. As of April 30, 2018, the following DSUs were outstanding: Ms. Archon – 15,945; Mr. Brown – 47,943; Mr. Cobb – 0; Mr. Gerard – 143,579; Mr. Johnson – 17,124; Mr. Lewis – 78,409; Ms. Reich – 47,943; Mr. Rohde – 61,643; Mr. Seip – 78,409; Mr. Winter – 5,191; Ms. Wood – 73,477; and Mr. Wright – 0. Messrs. Cobb and Wright’s DSUs were distributed six months following the date they each respectively ended service on the Board. Mr. Cobb’s DSUs were awarded prior to fiscal year 2012, during the time that Mr. Cobb was a non-employee director of the Company.

(3)

The DSU award value approved by the Board of Directors for fiscal year 2018 was converted into the number of DSUs by dividing the dollar amount of the award by the average current market value per share of the Company’s common stock for the ten consecutive trading days ending on the date the DSUs were granted to the non-employee director. The current market value per share generally is the closing sales price of a share of our common stock as reported on the NYSE. However, the grant date fair value of an award computed in accordance with ASC 718 does not utilize such an average. As such, the value approved by the Board for fiscal year 2018 differs from the value reported in this column.

(4)

No stock options to purchase the Company’s common stock were granted to individuals while serving as non-employee directors during fiscal year 2018. As of April 30, 2018, no non-employee director had any stock options outstanding.

(5)

This column represents the H&R Block Foundation matching amount on contributions to 501(c)(3) organizations on a calendar year basis. The amount includes matching contributions that occurred in the 2017 calendar year and in the 2018 calendar year (all of which were paid within fiscal year 2018); therefore, the amount reported in this column may exceed $5,000.

(6)

As previously disclosed, Mr. Winter was appointed to the Board on November 3, 2017 and, on that date received a pro-rated DSU grant, representing his service on the Board from November 3, 2017 through September 12, 2018.

(7)	Mr. Wright did not stand for re-election at the Company’s annual meeting of shareholders held on September 14, 2017, and therefore ceased to be a director of the Company as of that date.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors operates under Corporate Governance Guidelines (the “Governance Guidelines”) to assist the Board in exercising its responsibilities. The Governance Guidelines reflect the Board’s commitment to monitoring the effectiveness of policy and decision-making both at the Board level and the management level, with a view to enhancing shareholder value over the long term. The Governance Guidelines also ensure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Governance Guidelines are not intended to be a static statement of the Company’s policies, principles, and guidelines, but are subject to regular assessment and refinement as the Board may determine advisable or necessary in line with the best interests of the Company and our shareholders.

Pursuant to the Governance Guidelines, the Board evaluates its performance on an annual basis through an evaluation process administered by the Governance and Nominating Committee. To protect the directors’ anonymity and the integrity of the process, the evaluations are conducted in separate interviews by an independent third party who compiles the responses into a report for the Governance and Nominating Committee. In addition to Board performance, the annual interview includes questions regarding the performance of the individual Board members and the committees of the Board. Results of all evaluations are discussed at appropriate Committee meetings and with the full Board.

Director Service on Other Boards

The Governance Guidelines provide that directors should not serve on more than three other boards of public companies in addition to the Company’s Board. Furthermore, before serving on the board of another public company, directors are required to give prior notice to the Board. A permanent Chief Executive Officer of the Company is not permitted to serve on more than one other board of a public company in addition to the Company’s Board and must obtain Board approval prior to serving on the board of any public company. Currently, all director nominees are in compliance with these guidelines.

Mandatory Director Resignation Policies

The Company’s Bylaws provide that any incumbent director who is not elected by a majority of shares entitled to vote on their election and represented in person or by proxy shall promptly tender his or her irrevocable resignation from the Board to the Company’s Board, subject only to the condition that it is accepted by the Board, for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the resignation. The Board will then act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety days from the date of the certification of the election results. The Governance and Nominating Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation is not permitted to participate in the proceedings of the Governance and Nominating Committee or the decision of the Board with respect to his or her resignation. If the Board accepts a director’s resignation, or if a non-incumbent nominee for director is not elected, then the Board may fill the vacant position or decrease the size of the Board in accordance with the Company’s Bylaws.

In addition, the Governance Guidelines provide that any director whose principal employment or major responsibilities materially change shall tender his or her resignation from the Board for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee will then make a recommendation to the Board as to whether to accept or reject the resignation. The Board will then act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee.

To be eligible to be a nominee for election as a director, whether nominated by the Board or a shareholder, a person must deliver to the Company a written agreement that such person will abide by these director resignation requirements.

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Independent Chairman

The Company’s Articles and the Governance Guidelines require that the Chairman of the Board be an independent director who has not previously served as an executive officer of the Company. As Chairman, Mr. Gerard leads all meetings of the Board, including executive sessions of the non-employee directors held at each regular meeting of the Board.

A Substantial Majority of the Board is Independent

As further described in the Governance Guidelines, the Board believes that a substantial majority of the Board should consist of directors who are independent under NYSE listing standards. As described below, ten of the Board’s 11 current directors are independent directors within the meaning of the NYSE listing standards and Independence Standards. Mr. Jones is not an independent director under the NYSE listing standards or Independence Standards due to his position as our President and Chief Executive Officer. Assuming all ten director nominees are elected at the Annual Meeting, all of the directors, other than Mr. Jones, will be independent directors within the meaning of the NYSE listing standards and Independence Standards.

NYSE listing standards provide that a director does not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. The listing standards permit the Board to adopt and disclose standards to assist the Board in making determinations of independence. Accordingly, the Board has adopted the Independence Standards to assist the Board in determining whether a director has a material relationship with the Company.

Evaluation of Director Independence

In June 2018, the Board conducted an evaluation of director independence regarding the current directors and nominees for director based on the NYSE listing standards and Independence Standards. In addition, the Board also conducted an evaluation of the independence of each of the members of the Audit, Compensation, and Governance and Nominating Committees in accordance with the requirements of the NYSE listing standards. In connection with this evaluation, the Board considered the responses provided by the directors in their annual director questionnaires and reviewed commercial, charitable, consulting, familial, and other relationships between each director or immediate family member and the Company, its subsidiaries, and their employees. As a result of its evaluation, the Board affirmatively determined that Messrs. Brown, Gerard, Johnson, Lewis, Rohde, Seip, and Winter and Mses. Archon, Reich, and Wood are independent. In addition, the Board affirmatively determined that each member of the Audit, Compensation, and Governance and Nominating Committees is independent.

Code of Ethics

All directors, officers, and employees of the Company must act ethically and in accordance with the policies set forth in the H&R Block Code of Business Ethics and Conduct (the “Code”). The Code includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with domestic and foreign laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code. In support of the Code, we have established a number of channels for reporting potential ethics violations or similar concerns or for guidance on ethics matters, such as via email, telephone, or in-person communications. All individuals have the ability to report concerns or discuss ethics-related matters anonymously. The Audit Committee has also established procedures for the receipt, retention, and treatment of reports received by us regarding accounting, internal accounting controls, or audit matters, including reports made to the Corporate Secretary by phone at (816) 854-4288 or by email to corporatesecretary@hrblock.com. The Code is overseen by the Company’s Chief Ethics Officer, who is appointed by the Audit Committee. To help ensure the Audit Committee’s effective oversight of our ethics and compliance program, the Audit Committee regularly receives reports from the Chief Ethics Officer and reviews matters related to the Company’s ethics and compliance program. The Company will post any amendments to or waivers of the Code, to the extent applicable to any of the Company’s executive officers or directors as required under applicable rules, on our website.

The Code can be accessed on the Company’s website at www.hrblock.com by clicking the “Investor Relations” link and then clicking the “Corporate Governance” link under the “Company” tab. The Code is also available in print to shareholders upon written request to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105.

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Succession Planning

The Board recognizes the importance of effective executive leadership to the Company’s success. The Company’s Board is actively engaged and involved in succession planning. The Board discusses the talent pipeline for specific critical roles, and high-potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including economic environment, diversity, recruiting, and development programs.

BOARD LEADERSHIP STRUCTURE AND ACCOUNTABILITY

The Company’s Articles, Bylaws, and the Governance Guidelines require that the Chairman of the Board (i) be an independent director pursuant to NYSE listing standards, (ii) not simultaneously be Chief Executive Officer or President of the Company, and (iii) not have previously served as an executive officer of the Company. As such, the Board is led by an independent Chairman, currently Mr. Gerard, who has also been designated as the Board’s Senior Independent Director.

We believe that our current Board structure creates a positive balance in leadership and accountability, as the functions of Chief Executive Officer and Board Chairman are significantly different. In addition to balancing responsibilities, we believe that our current structure enhances the accountability of the Chief Executive Officer to the Board and strengthens the Board’s independence from management. Separating the roles of Board Chairman and Chief Executive Officer also allows the Chief Executive Officer to focus his or her efforts on running our business and managing the Company in the best interests of our shareholders. At the same time, our non-executive Chairman handles the separate responsibilities of Board and committee scheduling, Board agendas, and other Board organizational tasks, as well as leading the Board in discussions concerning CEO employment and performance evaluation and speaking on behalf of the Board and the Company regarding corporate governance- and investor relations-related issues.

COMMUNICATIONS WITH THE BOARD

Shareholders and other interested parties wishing to communicate with the Board of Directors, the non-employee directors, or an individual Board member concerning the Company may do so by writing to the Board, to the non-employee directors, or to the particular Board member, and mailing the correspondence to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105 or by emailing the correspondence to corporatesecretary@hrblock.com. Please indicate on the envelope whether the communication is from a shareholder or other interested party. The Board has instructed the Corporate Secretary and other relevant members of management to examine incoming communications and forward to the Board or individual directors as appropriate, communication he or she deems relevant to the Board’s roles and responsibilities. The Board has requested that certain types of communications not be forwarded, and redirected if appropriate, such as: spam, business solicitations or advertisements, resumes or employment inquiries, service complaints or inquiries, surveys, or any threatening or hostile materials. In addition, our non-executive Chairman and other Board members have made and may in the future make themselves available for consultation and direct communication with significant shareholders.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF SHAREHOLDERS

Although the Company has no specific policy regarding director attendance at the Company’s annual meeting of shareholders, all directors are encouraged to attend. All of the Company’s current directors attended last year’s annual meeting, with the exception of Mr. Winter, who was not yet a Board member at that time.

BOARD’S ROLE IN RISK OVERSIGHT

Our Board has oversight responsibility for managing risk, directly and through its various Committees, and management is responsible for the Company’s day-to-day enterprise risk management activities. The Company has established a management Risk Committee to support senior management in fulfilling its day-to-day enterprise risk management responsibilities and to support the Board in fulfilling its oversight responsibility for risk management. The Company’s Vice President and Treasurer oversees the activities of the Risk Committee, which is made up of key members of the Company’s management. The Company’s management Risk Committee assists the Board in its oversight of enterprise risk management by creating and

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facilitating a process to identify, prioritize, monitor, and report on risks and mitigation strategies, overseeing regular reporting of risks to the Board and its committees, identifying additional risk mitigation strategies as appropriate, and monitoring emerging risks.

In fulfilling its oversight role, the Board generally focuses on the adequacy of the Company’s risk management and mitigation processes. The Board works with the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, and Vice President and Treasurer to determine the Company’s risk tolerance, and works to ensure that management identifies, evaluates, and properly manages the overall risk profile of the Company.

In addition to the discussion of risk at the Board of Directors level, the Board’s standing committees also focus on risk exposure as part of their ongoing responsibilities:

Committee of the Board	Areas of Risk Oversight	Additional Information
Audit Committee

Responsible for the oversight of policies and processes pertaining to the Company’s enterprise risk management program and specifically considers risks and controls relating to, among other things, data and cyber security and the Company’s financial statements and financial reporting processes.

The Company’s Audit Services department assists the Audit Committee and the Board in their oversight of enterprise risk management by ensuring that key risks are included in the audit plan, providing objective assurance to the Board on the effectiveness of risk management processes, and reviewing the management of key risks.

Compensation Committee

Responsible for reviewing the Company’s compensation policies and practices (including enterprise risks and compensation design risks) and the relationship among the Company’s risk management policies and practices, corporate strategy, and compensation policies and practices.

The Compensation Committee conducts an annual risk assessment related to the Company’s compensation programs. For more information, see the discussion beginning on page 53 regarding the Company’s compensation policies and practices.

Governance and Nominating Committee	Responsible for reviewing the Company’s corporate governance policies and practices and making recommendations to the Board that take into account the management of governance-related risk.

In addition, the Governance and Nominating Committee’s primary involvement in the director nomination and Board self-evaluation processes assists the Board in reviewing and mitigating risks related to the governance of our Board.

Finance Committee	Responsible for reviewing and approving plans and strategies with respect to financing transactions, acquisitions and dispositions, and other transactions involving financial risks.	The Finance Committee reviews the Company’s earnings and free cash flow, its sources and uses of liquidity, compliance with financial covenants, and uses of the Company’s cash.

Each of the committee chairs regularly reports to the full Board concerning the activities of the applicable committee, the significant issues it has discussed, and the actions taken by that committee.

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COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe the material components of our executive compensation program for our named executive officers (“named executive officers” or “NEOs”), whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement. For our 2018 fiscal year, which ended April 30, 2018, our NEOs included the following individuals:

Officers	Title
Jeffrey J. Jones II	President and Chief Executive Officer beginning October 9, 2017
Tony G. Bowen	Chief Financial Officer
Thomas A. Gerke	General Counsel and Chief Administrative Officer(1)
Kellie J. Logerwell	Vice President and Chief Accounting Officer
William C. Cobb	President and Chief Executive Officer until July 31, 2017
Kathryn M. Collins	Chief Marketing and Strategy Officer until January 17, 2018

(1)	Mr. Gerke served as President and Chief Executive Officer (in an interim capacity) from August 1, 2017 through October 8, 2017.

In addition, we provide an overview of our executive compensation philosophy and the elements of our executive compensation program. We also explain how and why the Compensation Committee arrives at specific compensation policies and practices involving our NEOs.

EXECUTIVE SUMMARY

CEO Transition

In May 2017, the Company announced Mr. Cobb’s retirement from his positions as President and Chief Executive Officer (“CEO”) and as a member of the Board, effective as of July 31, 2017. Mr. Cobb’s term of employment was scheduled to expire on September 1, 2018 under his employment agreement. In connection with this event, Mr. Cobb received the benefits to which he was entitled under the terms and conditions of his applicable plans and agreements, as described in more detail beginning on page 58, which did not include any cash severance payments. As determined by the Compensation Committee under the terms of the H&R Block, Inc. Executive Performance Plan, Mr. Cobb received pro-rated annual short term incentive (“STI”) compensation for fiscal year 2018 based upon the portion of the fiscal year he served, to the same extent that annual STI compensation was paid to the other named executive officers, as described in more detail beginning on page 35. In light of the timing of his exit, Mr. Cobb did not receive a fiscal year 2018 long term incentive (“LTI”) award.

Following the announcement of Mr. Cobb’s retirement, in May 2017 the Board appointed Mr. Gerke as President and CEO (in an interim capacity) (“Interim CEO”) to serve until a permanent President and CEO was appointed. To reflect his enhanced duties during the period of transition, the Compensation Committee approved increases in Mr. Gerke’s compensation, which remained heavily weighted to long term and performance-based compensation. Additional detail regarding Mr. Gerke’s fiscal year 2018 compensation can be found beginning on page 33.

On August 22, 2017, the Company announced the Board’s appointment of Mr. Jones as President and CEO-Designate. Effective October 9, 2017, Mr. Jones became President and CEO and Mr. Gerke resumed his role as General Counsel and Chief Administrative Officer. In addition, the Board elected Mr. Jones to the Board, effective October 9, 2017, and has agreed that it will nominate him for re-election as a member of the Board during the term of his employment unless prohibited from doing so by legal or regulatory requirements.

The processes undertaken to foster a successful CEO transition were well executed and effective in helping the Company achieve strong financial and operational results in fiscal year 2018. See “Fiscal Year 2018 Results” on page 26 for a summary of our fiscal year 2018 accomplishments.

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Our New CEO’s Employment Agreement

Mr. Jones was selected by the Board as our next CEO following an extensive internal and external CEO search conducted by a CEO Search Committee of independent directors that was led by the Chairman of our Board over a period of several months. Mr. Jones brings to the Company 27 years of executive management, creative leadership, and operational excellence, having held key roles at top companies in the retail, consumer products, agency, and technology industries. Importantly, the Board viewed Mr. Jones as having the potential to be a transformational leader who deeply understands today’s consumer and knows how to drive results in large-scale companies such as ours. Given his proven record of success in innovation and change management, the Board determined that Mr. Jones was the right person to evolve and grow our business in the years ahead.

Recognizing that Mr. Jones’s diversity of experience made him a highly sought-after candidate by companies in many other industries, the Compensation Committee, in consultation with our independent compensation consultant, determined that it was necessary to provide a market competitive compensation package that adequately motivated and incentivized Mr. Jones to choose employment with the Company, while simultaneously ensuring an appropriate and ongoing linkage between Mr. Jones’s compensation and the Company’s performance. Accordingly, the Company entered into an employment agreement with Mr. Jones dated August 21, 2017 (the “Jones Agreement”) that was designed to induce Mr. Jones to accept our offer to become President and CEO of the Company, to provide leadership stability to the Company by providing Mr. Jones with long term incentives to remain as President and CEO for an extended period of time, and to align his interests with our shareholders’ interests by establishing that a substantial majority of his compensation will be performance based.

The key compensation elements contained in the Jones Agreement are as follows:

◾	Annual Base Salary: $995,000 per year.

◾	Annual Cash Incentive: Targeted at 125% of base salary, with a maximum opportunity equal to 200% of target; annual cash incentive is pro-rated for the initial year.

◾

Long-Term Incentive: For fiscal year 2018, Mr. Jones was eligible for a pro-rated target LTI award opportunity having a grant date value of $3,812,000, consisting of performance share units (50%), market share units (30%), and restricted share units (20%). The Jones Agreement does not pre-establish the LTI opportunity for fiscal year 2019 and thereafter.

◾

Cash Sign-on: Mr. Jones received a cash sign-on bonus of $950,000, which was subject to repayment if he terminated employment prior to February 21, 2018 without Good Reason (as defined in the Jones Agreement).

◾	Inducement Equity Awards: The Company granted the following inducement equity awards:

◾	273,905 stock options, with a grant date value of $1.375 million and an option price per share of $29.73 (the closing price of the Company’s common stock on the grant date); and

◾	138,749 restricted share units, with a grant date value of $4.125 million.

The stock options and restricted share units are scheduled to vest in three equal annual installments beginning on the first anniversary of the employment date. Following vesting, the delivery of vested shares underlying the inducement equity awards are subject to mandatory deferral until after the termination of Mr. Jones’s employment to further align Mr. Jones’s compensation with the interests of our shareholders.

The inducement equity awards were intended to encourage Mr. Jones to accept our offer of employment and create an immediate, performance-based tie to changes in shareholder value, thereby fostering commonality of interest between Mr. Jones and shareholders. The Compensation Committee’s independent compensation consultant and the search consultants retained to assist in identifying potential candidates indicated the value of these equity inducement awards was reasonable in relation to typical market practice. Since the Company’s share price has fallen since Mr. Jones’s hire date, the intrinsic value of the stock options is currently zero and the value of the restricted stock units has been reduced commensurate with the change in shareholder value.

Excluding the inducement equity awards, Mr. Jones’s target total direct compensation opportunity falls between the lower quartile and median of our Peer Group and consistent with CEO compensation opportunities provided over the prior three years. The total compensation package inclusive of the cash sign-on bonus and annualized value of the inducement equity

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awards (based on the fair value at grant spread over the three-year vesting period) is within range of the Peer Group median (see beginning on page 47 for more information on our Peer Group). In light of all the above factors, the total cost of hiring Mr. Jones was reasonable when benchmarked against typical CEO external new hires for a company of our size and complexity.

The Jones Agreement is more fully described under the heading “Jeffrey J. Jones II Employment Agreement” beginning on page 58.

Overall Executive Compensation Philosophy

Our executive compensation decisions are influenced by a variety of factors, with the primary goals being to align management’s and shareholders’ interests and to link pay with performance. We evaluate performance over both short term and multi-year periods based on (i) the Company’s financial, operational, and strategic performance, including results for certain key performance metrics and (ii) the Company’s total return to shareholders over time, both on an absolute basis and relative to other companies in the S&P 500 index.

We view our executive compensation practices as an avenue to communicate our goals and standards of conduct and as a means to reward executives for their achievements. We believe our executive compensation program is reasonable, competitive, and appropriately balances the objectives of recruiting, retaining, and motivating our executives. To ensure management’s interests are aligned with those of our shareholders and to motivate and reward individual initiative and effort, a substantial portion of our executives’ compensation is at-risk and will vary above or below target levels commensurate with Company performance. We emphasize performance-based compensation to motivate our executives to deliver financial, operational, and strategic results that meet or exceed pre-established goals through our STI and LTI programs. Additionally, we aim to further align the interests of our executives with those of shareholders and the long term interests of the Company through stock ownership requirements and utilizing equity-based awards under our LTI program.

Our Pay for Performance Philosophy

To align the interests of our executives with those of our shareholders, the Compensation Committee has designed our executive compensation program with a substantial emphasis on variable compensation, which ties the earned compensation of our executives to the annual and long term performance of the Company as measured by financial and strategic accomplishments as well as changes in shareholder value.

Fiscal Year 2018 Compensation Decisions

In light of the Company’s generally strong performance in fiscal year 2017 and in recognition of challenges that can occur during periods of transition, the Compensation Committee took actions designed to appropriately recruit, retain, and motivate executives. In addition, the Compensation Committee approved compensation designed to ensure that executive pay would continue to be aligned with Company performance and with an enhanced focus on market share. Additional discussion of fiscal year 2018 compensation decisions can be found beginning on page 33.

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Fiscal Year 2018 Results and Impact on Fiscal Year 2019 Compensation Decisions

Fiscal Year 2018 Results

In fiscal year 2018, we improved the client trajectory in the assisted segment as a result of stronger client retention, and our do-it-yourself (“DIY”) segment returns increased 7.8% compared to the prior year due to product enhancements and more effective marketing. We also delivered strong financial results in fiscal year 2018, including the following highlights:

(1)	References are in comparison to fiscal year 2017. All results are from continuing operations.
(2)

The increase in net income from continuing operations was primarily due to a decrease in the Company’s effective tax rate, as well as improvement in pretax income. The decrease in the Company’s effective tax rate primarily resulted from the legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Legislation”) that was enacted on December 22, 2017.

(3)

Earnings from continuing operations before interest, taxes, depreciation and amortization (“EBITDA”) is a non-GAAP financial measure. For more information regarding financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”) that are disclosed in this section and for a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, see “Non-GAAP Financial Information” on page 31 in Part II, Item 7 to the Company’s annual report on Form 10-K for the fiscal year ended April 30, 2018 filed with the SEC on June 15, 2018.

(4)	Per share amounts are based on fully diluted shares at the end of the period.

In addition, we continued our record of making quarterly dividend payments, which, along with the Board’s approval in the first quarter of fiscal year 2019 of a 4% increase in the quarterly dividend to $0.25 per share, was consistent with our strong history of allocating capital to our shareholders.

Fiscal Year 2018 Performance-Based Compensation

In June 2017, the Compensation Committee established our NEOs’ (other than Mr. Jones) compensation for fiscal year 2018, including performance-based STI and LTI awards. Mr. Jones’s performance-based STI and LTI awards for fiscal year 2018 were pro-rated given his August 2017 appointment. Consistent with prior years, the Compensation Committee selected Revenue from Continuing Operations and Pre-Tax Earnings as Step Two STI metrics in order to balance a top- and bottom-line focus. For fiscal year 2018 STI awards, the Compensation Committee determined that the market share element, added in fiscal year 2017 as a multiplicative modifier, should be enhanced to become a third weighted Step Two metric for fiscal year 2018. This approach furthered the Company’s desired focus on improving the client trajectory.

The Company’s results for fiscal year 2018 were above target performance goals related to Pre-Tax Earnings from Continuing Operations, Revenues from Continuing Operations, and Market Share. In June 2018, the Compensation Committee reviewed the Company’s performance as compared to the pre-determined performance objectives and approved an overall payout for our NEOs of 109.2% of their targets. Additional discussion of fiscal year 2018 STI compensation decisions can be found beginning on page 35.

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The charts below illustrate the mix of fiscal year 2018 total direct compensation, using target LTI amounts and actual base salaries and STI amounts, for Mr. Jones as our CEO (exclusive of one-time sign-on compensation) and, on average, for our other NEOs who were serving as executive officers on April 30, 2018.

The specific components of Mr. Jones’s total direct compensation for fiscal year 2018 (exclusive of one-time sign-on compensation) are illustrated by the chart on the left below, which shows that 73% of his fiscal year 2018 total direct compensation was at-risk, with target performance-based equity comprising 80% of his LTI compensation and actual performance-based STI compensation comprising 57% of his total cash compensation. The chart on the right below illustrates the specific components of average total direct compensation for fiscal year 2018 for our other NEOs who were serving as executive officers on April 30, 2018. The chart shows that an average of 67% of their fiscal year 2018 compensation was at-risk, with target performance-based equity comprising 80% of their LTI compensation and actual performance-based STI compensation comprising 51% of their total cash compensation. The components depicted below are more fully described beginning on page 32.

The variance between our CEO’s compensation and our other NEOs’ compensation reflects the difference in responsibilities and overall accountability to shareholders. Our CEO’s at-risk compensation is higher than the other NEOs because the CEO bears a greater level of responsibility for the Company’s performance, as he is directly responsible for leading the development and execution of the Company’s strategy and for selecting, retaining, and managing the executive team.

We have included charts and tables in this Compensation Discussion and Analysis to enhance our shareholders’ understanding of the compensation of our NEOs. These tables and charts are meant to be in addition to, and not an alternative to, the charts and tables provided under the heading “Executive Compensation” beginning on page 54.

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Fiscal Year 2019 Strategy and Compensation

Commencing in fiscal year 2019, we adopted a new strategic framework designed to guide us toward long term sustainable growth, driven by the following five strategic pillars:

For fiscal year 2019, we are implementing a number of initiatives as we begin executing this new enterprise growth strategy, including (i) modernizing our key technology platforms to, among other things, enable more innovation; (ii) enhancing cross-channel client experiences; (iii) improving service quality and consistency in our offices; (iv) strengthening our value proposition; and (v) building brand differentiation. We expect these changes to position us for long term growth, but they will require investments in the short term, resulting in lower expected revenues, EBITDA, and EBITDA margin in fiscal year 2019.

Therefore, in light of the Company’s generally strong performance in fiscal year 2018 and new strategy beginning in fiscal year 2019, the Compensation Committee took actions designed to appropriately compensate, retain, and motivate executives, while taking into account the strategic investments required in fiscal year 2019 under our new strategic framework. The Compensation Committee’s determinations regarding our NEOs’ base salaries and STI and LTI opportunities for fiscal year 2019 are summarized in the following chart, and additional discussion of these compensation decisions can be found beginning on page 34.

Compensation Element	Compensation Committee Action for Fiscal Year 2019
CEO Compensation

Mr. Jones’s base salary and STI target levels for fiscal year 2019 remained unchanged on an annualized basis from fiscal year 2018 (provided that the maximum STI payout that may be earned has been reduced from 200% to 150%).

Other NEO Compensation

For fiscal year 2019, after considering the factors described beginning on page 47, the Compensation Committee:

◾    Approved increases to certain base salaries as described more fully on page 34;

◾    Approved increases in certain fiscal year 2019 target STI opportunities (provided that the maximum STI payout that may be earned has been reduced from 200% to 150%), as described more fully on page 38; and

◾    Approved fiscal year 2019 LTI compensation as described more fully on page 43.

Incentive Plan Metrics

The Committee selected incentive plan metrics for fiscal year 2019 STI and LTI compensation that focus on achieving our strategic goals and establish the foundation for long term growth and overall Company performance through utilization of revenue, pre-tax earnings, market share, EBITDA from continuing operations, and return on invested capital, as well as total shareholder return on an absolute basis and relative to the S&P 500 index, as described more fully beginning on page 43.

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The Company and the Board regularly evaluate our compensation policies and practices to ensure they are meeting our objectives and take into account executive compensation best practices. As part of that process, the Compensation Committee and the Board consider feedback received from shareholders, including the results of our shareholder advisory vote on executive compensation (commonly known as a “say-on-pay” vote). The Board welcomes communications from the Company’s shareholders, and it is the policy of the Company to facilitate communication from shareholders. Management routinely seeks feedback from shareholders on a variety of matters, including the Company’s executive compensation practices. The Compensation Committee and the Board believe that the annual say-on-pay vote is a very important component of our communication with shareholders regarding executive compensation. At our 2017 annual meeting of shareholders held on September 14, 2017, our shareholders approved the compensation awarded to our NEOs, as disclosed in our 2017 proxy statement, with approximately 97% of the votes cast in favor of the proposal. In fact, in each of the last five years our shareholders have approved the compensation awarded to our NEOs with over 96% of the votes cast in favor of each proposal, which is above the median support level for S&P 500 companies the past few years. We view this overwhelming and long-standing level of support as a clear message from our shareholders that they believe our compensation levels are appropriately aligned with our performance and that they approve of our executive compensation practices generally. We also believe that the approval is tied to the fact that our executive compensation does fluctuate based on performance factors, with STI payouts ranging from 0% to 121.8% over the past three years, and LTI payouts for market stock units ranging from 75.3% to 85.7% and for performance share units ranging from 18.1% to 69.2% over the past three years. We value the opinions of our shareholders and consider the outcome of say-on-pay votes and other feedback received from our shareholders when making compensation decisions for our NEOs.

As described above, a primary goal of our executive compensation program is to directly link a significant portion of executive pay to Company performance. Consistent with our shareholders’ support, the Compensation Committee decided to retain the core design features of our executive compensation program in fiscal year 2019. In structuring fiscal year 2019 compensation, the Compensation Committee aimed to continue to closely align executive pay with Company performance by:

◾

Maintaining a balanced focus on Company performance through at-risk incentive compensation: tying STI and LTI payouts to achieving our strategic goals through a balance of revenue, profitability, market share, and absolute and relative stock price performance metrics;

◾

Retaining an equity mix for executive LTI compensation that increases the focus on performance-based awards and total shareholder return on an absolute basis and relative to other companies by weighting LTI heavily in performance share units and market stock units, for each of which the number of shares earned upon vesting, if any, depends on performance against specified goals over a full three-year period; and

◾

Given the investments planned for fiscal year 2019, (i) for STI awards, capping each Step Two metric and the overall payout at 150% of target, and providing that any payout achieved over target would be paid in restricted share units vesting ratably over two years, and (ii) for performance share units, providing for a set EBITDA from continuing operations goal for fiscal year 2019, followed by two years of year-over-year growth in EBITDA from continuing operations, in which performance compared to target is averaged over the three year period to determine the number of performance share units that ultimately vest, with a 150% cap placed on the fiscal year 2019 results.

Additional discussion of fiscal year 2019 compensation decisions can be found beginning on page 33.

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EXECUTIVE COMPENSATION PRACTICES

The table below highlights our current compensation practices, including the practices we have implemented because we believe they drive performance and the practices we have not implemented because we do not believe they would serve our shareholders’ long term interests.

	Executive Compensation Practices We Have Implemented (What We Do)		Executive Compensation Practices We Have Not Implemented (What We Don’t Do)
✓

We tie pay to performance by ensuring that a significant portion of target compensation is performance-based and at-risk. For fiscal year 2018, 73% of CEO total direct compensation was performance-based and at-risk.

		✗	We do not have employment contracts with executives except for the employment agreement with Mr. Jones, our CEO.
✓

Our performance-based compensation varies with actual Company performance, with payouts ranging over the past three years as follows:

◾   STI from 0% to 121.8%;

◾   Market stock units from 75.3% to 85.7%; and

◾   Performance share units from 18.1% to 69.2%.

		✗	We do not provide performance-based incentives that nonetheless pay out at or close to target regardless of performance.
✓

We engage in a rigorous target-setting process to establish total direct compensation and its components, including reviewing market and survey data sourced from our peer group of companies and general industry, and utilizing tally sheets when making executive compensation decisions.

		✗	We do not provide excise tax gross-ups, and we do not have a supplemental executive retirement plan that provides benefits to the NEOs that are not available to all employees.
✓

We mitigate undue risk through substantial emphasis on long term equity incentives and utilizing caps on potential payments, clawback provisions, reasonable retention strategies, and performance targets.

		✗	We do not maintain compensation programs that we believe create risks reasonably likely to have a material adverse effect on the Company.
✓	We have modest post-employment provisions and double-trigger change in control provisions that generally apply to all executive officers.	✗	We do not have individual change in control agreements, except for certain provisions in Mr. Jones’s employment agreement.
✓	We generally prohibit accelerated vesting of equity awards after a change in control for executives who voluntarily separate from the Company (i.e., we require a “double-trigger”).	✗

We do not pay dividends on any unvested long term equity awards or unearned performance-based equity awards. Dividend equivalents are only payable on such awards to the extent the awards ultimately vest and are earned.

✓	We provide only minimal perquisites that we believe have a sound benefit to the Company’s business.	✗	We do not provide significant additional benefits to executive officers that differ from those provided to all other employees.

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	Executive Compensation Practices We Have Implemented (What We Do)		Executive Compensation Practices We Have Not Implemented (What We Don’t Do)
✓	We have stock ownership and retention guidelines that we believe align management and shareholder interests.	✗	We expressly prohibit hedging, pledging and the use of margin accounts related to our stock.
✓	We impose minimum vesting periods for all executives’ equity awards.	✗	We expressly prohibit the repricing of stock options and stock appreciation rights without shareholder approval.
✓	Beginning with fiscal year 2018 awards, we require recipients of performance share units to hold one-half of gross earned shares for one year following vesting.	✗	We do not allow cash buyouts for stock options or stock appreciation rights with zero intrinsic value.
✓	The Compensation Committee benefits from the use of an external, independent compensation consulting firm that it retains.	✗	The Compensation Committee does not allow its compensation consulting firm to provide any other services to the Company.

EXECUTIVE COMPENSATION PROGRAM SUMMARY

The pay packages for our NEOs contain a mix of elements that vary based on the factors described on page 47. Executive officer pay is also based on the Company’s performance against specific pre-established annual and multi-year financial, operational, and strategic performance goals, and the Company’s total return to shareholders over time, both on an absolute basis and relative to other companies in the S&P 500 index.

For awards that are based on the Company’s performance, our specific decisions regarding the setting of performance goals focus on certain metrics that relate to our business plan and strategic priorities and that we believe are the most critical value drivers of the business, such as revenue from continuing operations, pre-tax earnings from continuing operations, earnings from continuing operations before interest, taxes, depreciation, and amortization, or EBITDA, earnings from continuing operations before interest and taxes, or EBIT, market share, and average return on invested capital. Actual performance goals, as well as strategic priorities, vary from year to year based on the business environment and the Compensation Committee’s determination of goals that it believes are important for a particular year.

Unlike target incentive compensation levels, which are set by the Compensation Committee near the beginning of each fiscal year, actual incentive compensation is a function of the Company’s financial, operational, strategic, and absolute and relative stock performance, as reflected through STI payouts, payouts of LTI performance share units and market stock units, and the value of all LTI awards. A substantial portion of our executives’ actual compensation is at-risk and varies above or below target levels commensurate with Company performance.

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The chart below summarizes the elements and objectives of our fiscal year 2018 compensation program for our NEOs. Each of the following compensation components fulfills one or more of our objectives of recruiting, retaining, and motivating a high-performing executive team.

Component	Purpose	Characteristics	Discussion
Base Salary	Compensates for scope and level of responsibility, experience, and sustained individual performance.

Fixed cash component based on experience, role and responsibilities, individual performance, and market data. To promote a performance culture, increases are not automatic or guaranteed, but only made when merit-based on annual evaluation.

page 33
Short Term Incentive	Motivates and rewards achievement of pre-established annual financial, operational, and strategic performance objectives.	A variable cash component designed to tie directly to our business plan and provide competitive total cash opportunities that are subject to achievement of specific performance objectives.	page 34
Long Term Incentive	Motivates and rewards achievement of multi-year performance objectives that enhance shareholder value.

Equity-based compensation designed to support multiple objectives. For fiscal year 2018, the incentive was delivered through a mix of performance share units, market stock units, and restricted share units. Beginning with fiscal year 2018 awards, we require recipients of performance share units to hold one-half of gross earned shares for one year following vesting.

page 39
Retirement, Health and Welfare Benefits	Offers market-competitive health insurance options and income replacement upon retirement, death, or disability, thus supporting our recruitment and retention objectives.

Benefits for executives are generally the same as those available to all employees, including a group health plan, a group life insurance program, and a 401(k) plan with matching Company contributions capped based on applicable Internal Revenue Code limits.

page 46
Perquisites	Provides modest benefits that promote health and work-life balance, thereby supporting our recruitment and retention objectives.	Perquisites are an immaterial component of our executive compensation program and are below the market median for our Peer Group.	page 46
Deferred Compensation Plan	Allows executives to defer compensation in a tax-efficient manner, thereby supporting our recruitment and retention objectives.	Executives can elect to defer base salary and STI compensation.	page 57
Executive Severance Plan	Encourages executives to act in the best interests of our shareholders, while supporting recruitment and retention objectives and ensuring the orderly succession of talent.

Benefits are contingent in nature, payable only if a participant’s employment is terminated without cause or termination occurs in connection with a change in control (known as a “double-trigger”). Double-trigger applies to both cash severance and equity vesting.

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EXECUTIVE COMPENSATION PROGRAM COMPONENTS

Each of our compensation components fulfills one or more of our objectives of recruiting, retaining, and motivating a high-performing executive team, and the Compensation Committee annually reviews tally sheets of all such components for each of our executive officers. As a part of this process, the Compensation Committee also reviews the total value of all stock-denominated compensation held by each executive and the potential termination costs for each of our executive officers, including potential payments upon termination in connection with a “change in control.” The Compensation Committee evaluates these elements and, under its charter, has authority to approve certain matters and make recommendations to the Board regarding matters requiring Board approval (such as certain actions related to severance or change in control provisions).

Except as otherwise noted under “Executive Evaluation Process,” the Compensation Committee’s executive compensation determinations are the result of the Committee’s business judgment, which is informed by the experiences of the Committee members, input from the Committee’s independent compensation consultant, and the CEO’s evaluation of performance.

Base Salary

The Compensation Committee establishes base salaries at levels designed to enable us to recruit and retain talented executives and to motivate consistent high performance over a sustained time period. The Compensation Committee determines executive base salaries based on the executive’s experience, role and responsibilities, individual performance, and the other factors described below under “Compensation Philosophy and Benchmarking” beginning on page 47. Annual merit increases for our NEOs, other than the CEO, are based on evaluation of their performance by the CEO and the Compensation Committee, as well as the Company’s performance and outlook for the upcoming fiscal year. Annual merit increases are not automatic or guaranteed from year to year; adjustments, if any, take into account the factors described below under “Compensation Philosophy and Benchmarking” beginning on page 47.

For fiscal year 2018, base salaries for our NEOs were as follows:

Officers	Annual Base Salary ($)	% Increase from Fiscal Year 2017
Jeffrey J. Jones II	$995,000	n/a
Thomas A. Gerke(1)	$600,000	9.1%
Tony G. Bowen	$480,000	20.0%
Kellie J. Logerwell	$240,000	4.3%
William C. Cobb(2)	$995,000	0.0%
Kathryn M. Collins(2)	$375,000	7.1%

(1)	Reflects Mr. Gerke’s annual base salary as of April 30, 2018.
(2)	Reflects Mr. Cobb’s and Ms. Collins’s respective annual base salaries prior to departure.

As described above, the Company announced in May 2017 that Mr. Gerke was appointed as Interim CEO. As additional compensation to reflect his enhanced duties during the period of transition, the Compensation Committee approved an increase in Mr. Gerke’s base salary to an amount that would equal $950,000 annually, with such increase effective beginning June 1, 2017 and continuing through the later of (i) the end of the duration of his appointment as Interim CEO and (ii) December 1, 2017. In November 2017, in connection with his return to his role as General Counsel and Chief Administrative Officer, the Compensation Committee approved a base salary for Mr. Gerke of $600,000 beginning December 1, 2017. The increase from Mr. Gerke’s fiscal year 2017 base salary was intended to recognize his contributions to the Company’s financial and operational performance, his specific roles and responsibilities at the Company, and his individual performance during fiscal year 2017 and fiscal year 2018 while serving as Interim CEO. Additional information regarding Mr. Gerke’s fiscal year 2018 compensation can be found on page 58.

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The fiscal year 2018 salary increases for Mr. Bowen and Mses. Collins and Logerwell were intended to recognize their contributions to the Company’s financial and operational performance, their specific roles and responsibilities at the Company, and their individual performance in fiscal year 2017. The salary increases for Mr. Bowen and Ms. Logerwell were also intended to take into account market data for comparable positions within our Peer Group and the general market environment.

Mr. Cobb’s base salary remained at $995,000 annually in fiscal year 2018 pro-rated to July 31, 2017. Additional information regarding Mr. Cobb’s retirement and fiscal year 2018 compensation can be found on page 58.

In August 2017, the Compensation Committee approved an annual base salary for Mr. Jones of $995,000. Additional information regarding Mr. Jones’s fiscal year 2018 compensation can be found on pages 24 and 58.

In June 2018, the Compensation Committee approved the fiscal year 2019 base salaries shown in the table below for our NEOs who served as executive officers at that time.

Officers	Fiscal Year 2019 Salary ($)	% Increase from Fiscal Year 2018

Jeffrey J. Jones II	$995,000	0.0%

Thomas A. Gerke	$600,000	0.0%

Tony G. Bowen	$550,000	14.6%

Kellie J. Logerwell	$250,000	4.2%

Mr. Jones continues to receive a base salary of $995,000 annually in fiscal year 2019 pursuant to the Jones Agreement. Additional information regarding the Jones Agreement and Mr. Jones’s fiscal year 2019 compensation can be found on pages 24 and 58. The fiscal year 2019 salary increases for Mr. Bowen and Ms. Logerwell were intended to recognize their contributions to the Company’s fiscal year 2018 financial and operational performance, their specific roles and responsibilities at the Company, and their individual performance in fiscal year 2018. The salary increases for Mr. Bowen and Ms. Logerwell also took into account market data for comparable positions within our Peer Group and the general market environment.

Short Term Incentive Compensation

STI compensation is performance-based and at-risk compensation intended to motivate executives to attain goals that are measured over annual time horizons. Our executive STI compensation program under the H&R Block Executive Performance Plan (“Executive Performance Plan”) approved by our shareholders is designed to compensate executives primarily for achieving pre-established annual financial, operational, or strategic performance objectives that relate to our fiscal year business plan. STI compensation for our executive officers is determined under a two-step approach. The two-step approach was initially designed with the intent to qualify the STI awards under the Executive Performance Plan as “performance-based compensation” for purposes of meeting the performance-based exemption under Internal Revenue Code (“IRC”) Section 162(m) and to enable the Company to deduct the amount of the STI awards to the greatest extent permitted under IRC Section 162(m) as in effect when such awards were granted. As discussed in more detail beginning on page 51 below, the Tax Legislation repealed the performance-based exemption under Section 162(m) effective for tax years beginning after December 31, 2017, other than with respect to certain compensation that qualifies for transition relief applicable to certain grandfathered arrangements that were in place as of November 2, 2017. The Compensation Committee determined to retain the two-step structure for fiscal year 2019 STI because it believes that the structure still provides an appropriate and flexible framework for determining STI compensation.

Under Step One of the methodology, the Compensation Committee approves a specific STI “initial funding performance target,” or threshold level of performance, within ninety days after the beginning of the fiscal year. In setting the initial funding performance target, the Compensation Committee uses one or more of the specific performance criteria identified in the Executive Performance Plan. Under Step Two of the methodology, the CEO, in consultation with other senior executives, proposes separate performance objectives that are then reviewed by the Compensation Committee in consultation with its independent compensation consultant. These separate performance objectives are generally based on our fiscal year business

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plan. After the Compensation Committee makes any changes to these performance objectives that it considers appropriate, the Compensation Committee approves the objectives for use with respect to our executive officers.

Following the end of the fiscal year, the Compensation Committee reviews the Company’s performance measured against the initial funding performance target set in Step One and the separate performance objectives set in Step Two. Failure to achieve the initial funding performance target for the applicable objective set in Step One would result in no payouts being made under the Executive Performance Plan. Achievement of the initial funding performance target set in Step One results in potential funding of the STI payments for the applicable executive officers at the maximum payout level. In such event, under the Executive Performance Plan, the Compensation Committee may exercise negative discretion to reduce the potential funding amount to the actual amounts to be paid to each executive, if any, based primarily on performance against the separate performance objectives applicable to each executive officer set in Step Two. The Compensation Committee may use this negative discretion to reduce the actual payout, as it deems appropriate, based on the Company’s performance relative to these pre-determined Step Two performance objectives and on the Compensation Committee’s evaluation of financial, operational, strategic, and individual performance.

Maximum and threshold Step Two performance objectives are set above and below the target objectives to establish an appropriate relationship between actual Company performance and the executives’ STI compensation. Because they are subject to the Company’s attainment of performance objectives, STI target opportunities for our NEOs are intended to place a significant portion of our NEOs’ annual cash compensation at risk, thereby aligning their compensation with shareholders’ interests. These target opportunities are also intended to provide competitive total cash compensation opportunities within our pay positioning context discussed below. Performance criteria and objectives are subject to adjustment as is necessary to prevent reduction or enlargement of an award based on various events occurring during the course of the applicable performance period that distort the criteria applicable to any performance objective. Such events generally include the following:

◾

Any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-off, combination, liquidation, dissolution, discontinuation, sale of assets, or other similar corporate transaction or event;

◾	Any changes in applicable tax laws or accounting principles; or

◾

Any unusual, extraordinary or nonrecurring events (as described in Financial Accounting Standards Board Accounting Standard 225-20 “Extraordinary and Unusual Items” (or any successor provision) or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable fiscal year).

Under the Executive Performance Plan, ultimate STI payouts can range from 0% to 200% of each NEO’s target STI opportunity, subject to certain limitations contained in the Executive Performance Plan and, for Mr. Jones, limitations contained in the Jones Agreement. The terms of the Jones Agreement are set forth below under the heading “Jeffrey J. Jones II Employment Agreement” beginning on page 58. As discussed below under “Actions Pertaining to Fiscal Year 2019 STI Compensation,” for fiscal year 2019, STI payouts are capped at 150% of the target STI opportunity.

Each year, the Compensation Committee approves a target opportunity for STI compensation for each of our executive officers that is a percentage of such executive officer’s base salary. The target opportunities applicable to our NEOs for fiscal years 2018 and 2019 are set forth below under “Targeted vs. Actual STI Awards” and “Actions Pertaining to Fiscal Year 2019 STI Compensation,” respectively. The variance between our CEO’s STI target opportunity and other NEOs’ opportunities reflects the difference in responsibilities and overall accountability to shareholders. Also, to ensure alignment with shareholders’ interests, a larger portion of our CEO’s annual cash opportunity is at risk.

Actions Pertaining to Fiscal Year 2018 STI Compensation

In June 2017, the Compensation Committee approved the use of EBIT from continuing operations in the amount of $577.8 million as the initial funding performance target for fiscal year 2018 STI compensation for our executive officers. In June 2017, the Compensation Committee also approved the separate fiscal year 2018 STI performance Step Two criteria and objectives applicable to our executive officers. In August 2017, the Compensation Committee approved fiscal year 2018 STI

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compensation for Mr. Jones with the same terms provided to our other NEOs, except that the initial funding performance target was set as EBIT from continuing operations in the amount of $622.4 million for the eleven-month period of June 1, 2017 to April 30, 2018. The eleven-month period was selected for Mr. Jones with the intent to qualify Mr. Jones’s fiscal year 2018 STI compensation as “performance-based compensation” under IRC Section 162(m).

These separate fiscal year 2018 STI performance criteria and objectives, shown below, continue our focus on driving revenue and earnings growth to enhance the ultimate performance of the Company as a whole. In addition, market share was added as a weighted Step Two objective for fiscal year 2018, rather than serving as a multiplicative modifier as in fiscal year 2017. This approach furthered the Company’s desired focus on continuing to improve the client trajectory. In addition, to ensure a balanced focus on all metrics, the payout for each of the Step Two metrics is limited to 125% of target opportunity, unless the Company achieves at least a 75% payout for each of the other Step Two metrics. These criteria and objectives are disclosed in the limited context of our executive compensation program, and should not be deemed to apply in other contexts.

Goal	Criteria	Threshold	Target	Maximum	Weight

Propel Growth	Revenue from Continuing Operations(1)	$2,996.6	$3,121.4	$3,215.1	40%

Focus on ultimate performance of the Company as a whole	Pre-Tax Earnings from Continuing Operations(2)	$589.6	$647.9	$706.2	40%

Improve client trajectory	Market Share(3)	12.50%	13.00%	13.50%	20%

(1)	Revenue from Continuing Operations includes consolidated revenue for fiscal year 2018 attributable to continuing operations (in millions).
(2)	Pre-Tax Earnings from Continuing Operations includes consolidated net earnings for fiscal year 2018 attributable to continuing operations before the deduction of income taxes (in millions).
(3)

Market share is calculated as H&R Block U.S. assisted and U.S. digital returns for the respective fiscal year, divided by the number of total returns reported by the Internal Revenue Service for that fiscal year.

The Compensation Committee selected these criteria because it determined that they represented key business drivers of shareholder value over the shorter term. The Compensation Committee set the targets following the Board’s review and approval of our fiscal year 2018 operating plan. The performance targets were set to motivate strong management performance, and, as indicated above, balance top-line metrics (Revenue from Continuing Operations), bottom-line metrics (Pre-Tax Earnings from Continuing Operations), and further our focus on improving the client trajectory (Market Share). The Compensation Committee believes such a balance drives the appropriate amount of focus on propelling growth through revenue and clients, without detracting from the ultimate performance of the Company as a whole. Each fiscal year the Compensation Committee examines the target levels for each performance metric, with the goal of establishing target levels with an appropriate level of difficulty considering the industry and competitive environment and the Company’s strategic priorities and operating plan for the fiscal year.

Though the target levels for the performance metrics may vary from year-to-year and from the prior year’s actual performance, the Committee believes that the performance metrics for fiscal year 2018 were set at appropriate levels of difficulty to motivate the executives and appropriately compensate for strong management performance, and further reflect the Company’s strategic focus on market share and improving the client trajectory. The Compensation Committee believes that the fiscal year 2018 target levels described above are appropriately rigorous, given that they were set in line with our fiscal year 2018 operating plan, and also because: (i) targets were set at or above actual fiscal year 2017 performance; (ii) average payout is 77% as a percentage of target over the last three years; and (iii) as discussed below, the financial performance achieved resulting in the above-target payouts were all improvements over fiscal year 2017 results.

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The table below shows the change in target STI opportunity for our NEOs from fiscal year 2017 to fiscal year 2018, as a percentage of base salary:

Officers	Fiscal Year 2018	Fiscal Year 2017

Jeffrey J. Jones II	125%	n/a

Thomas A. Gerke	95%	80%

Tony G. Bowen	80%	75%

Kellie J. Logerwell	45%	40%

William C. Cobb	125%	125%

Kathryn M. Collins	75%	65%

Mr. Cobb’s fiscal year 2018 target opportunity of 125% of his base salary was set under the terms of his employment agreement, and was pro-rated for his service through July 31, 2017. The increase in target opportunity for Mr. Gerke was in recognition of his individual performance in fiscal year 2017 and as incentive to perform his enhanced duties while serving as Interim CEO. The increases in target opportunities for Mr. Bowen and Mses. Collins and Logerwell for fiscal year 2018 were in recognition of their individual performance in fiscal year 2017, their specific roles and responsibilities, and their overall contributions to the strategic direction of the Company. Mr. Bowen’s and Ms. Logerwell’s increases in target opportunity were also after taking into account market data regarding their respective positions within our Peer Group and the general market environment.

Mr. Jones’s fiscal year 2018 target opportunity of 125% of his base salary was set under the Jones Agreement and was pro-rated to an amount equal to $862,106 based on the period from the date he commenced employment through the last day of fiscal year 2018. In determining Mr. Jones’s STI opportunity, the Committee considered Mr. Jones’s experience and new role and responsibilities, the STI levels for other Company executives, and market data for President and Chief Executive Officer positions within our Peer Group.

Targeted vs. Actual STI Awards

The following formula was used to calculate the payout awarded for fiscal year 2018 STI compensation for our executive officers:

Our NEOs received fiscal year 2018 STI compensation of 109.2% of their target opportunities. In determining the level of achievement of the performance goals, the calculations of the results for the performance criteria were adjusted pursuant to the types of adjustments that the Compensation Committee approved at the time it set the 2018 STI performance goals and objectives. As discussed above, management delivered generally strong performance in fiscal year 2018. The Company’s results for fiscal year 2018 were above target performance goals related to Pre-Tax Earnings from Continuing Operations, Revenues from Continuing Operations, and Market Share. Pre-tax Earnings from Continuing Operations increased 6% from $629 million in fiscal year 2017 to $669 million in fiscal year 2018, primarily due to increased revenues. Revenues from Continuing Operations for fiscal year 2018 increased $124 million, or 4%, compared to fiscal year 2017 to approximately $3.2 billion, primarily due to increased tax preparation fees resulting from increased return volumes in DIY and favorable net average charge. The Company’s market share for fiscal year 2018 was 13.10%, an increase from 13.00% in fiscal year 2017, which resulted in a 104.0% outcome for the Market Share weighted performance criteria described above.

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The table below shows the target opportunities and actual awards under our fiscal year 2018 STI program for each of our NEOs:

Officers	Target Opportunity (as a % of Base Salary)	Target Opportunity ($)	Actual Award ($)

Jeffrey J. Jones II(1)	125%	$862,106	$941,420

Thomas A. Gerke	95%	$900,000	$982,800

Tony G. Bowen	80%	$384,000	$419,328

Kellie J. Logerwell	45%	$108,000	$117,936

William C. Cobb(2)	125%	$313,493	$342,335

Kathryn M. Collins(3)	75%	$281,250	$220,457

(1)	Reflects a pro-rated annual target STI opportunity for Mr. Jones’s service beginning August 21, 2017.
(2)	Reflects a pro-rated annual target STI opportunity for Mr. Cobb’s service through July 31, 2017.
(3)

Pursuant to the terms of Ms. Collins’s Severance and Release Agreement, she was entitled to receive an award payable under the applicable STI plan for the Company’s 2018 fiscal year based upon her actual performance and the Company’s attainment of goals established under the plan as determined by the Compensation Committee, pro-rated to account for her actual period of service during such fiscal year.

Actions Pertaining to Fiscal Year 2019 STI Compensation

In June 2018, the Compensation Committee approved fiscal year 2019 target STI opportunities for our NEOs who served as executive officers at that time as follows:

Officers	Target Opportunity (as a % of Base Salary)	Target Opportunity ($)

Jeffrey J. Jones II	125%	$1,243,750

Thomas A. Gerke	80%	$480,000

Tony G. Bowen	80%	$440,000

Kellie J. Logerwell	50%	$125,000

Mr. Jones’s fiscal year 2019 target opportunity of 125% of his base salary was set under the terms of the Jones Agreement. The target opportunity for Mr. Gerke was set at the same percentage as fiscal year 2017, consistent with the level applicable prior to his service as Interim CEO. The increase in target opportunity for Ms. Logerwell is in recognition of her individual performance in fiscal year 2018 and her specific role and responsibility, and after taking into account market data regarding total direct compensation for her position within our Peer Group and the general market environment. Consistent with its approach in prior years, the Compensation Committee maintained complete discretion to pay less than the target amounts described above.

For fiscal year 2019, the Compensation Committee again utilized the two-step approach described above for determining the design of STI compensation applicable to our executive officers. In June 2018, the Compensation Committee approved a specified level of the Company’s EBIT from continuing operations as the specific STI initial funding performance target. As discussed above, the two-step approach was initially designed with the intent to qualify the STI awards under the Executive Performance Plan as “performance-based compensation” for purposes of meeting the performance-based exemption under IRC Section 162(m), and the Compensation Committee determined to retain the two-step structure for fiscal year 2019 STI because it believes that the structure still provides an appropriate and flexible framework for determining STI compensation. In June 2018, the Compensation Committee set the separate performance objectives applicable to our executive officers for fiscal year 2019, as well as the permitted types of adjustments. The Compensation Committee again selected Revenue from Continuing Operations, Pre-Tax Earnings from Continuing Operations, and Market Share as Step Two objectives. This approach

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continued the balance among the top- and bottom-line metrics, as well as the Company’s desired focus on continuing to improve the client trajectory. The levels for each Step Two metric were set by the Compensation Committee consistent with the Company’s fiscal year 2019 operating plan; however, the specific levels of each metric are not disclosed at this time given their competitive sensitivity. Given the planned strategic investments for fiscal year 2019 included in the operating plan, the Compensation Committee determined that the maximum amount each executive can earn is 150% of target for each metric, and 150% of target in the aggregate (reduced from the 200% maximum under the Executive Performance Plan). In addition, the Compensation Committee determined that any amounts earned over target opportunity would be paid to the executives in restricted share units, to be granted under the 2018 Plan in June 2019 if applicable, with vesting to occur ratably over two years. Given these limitations, the fiscal year 2019 STI structure no longer limits the payout for each of the Step Two metrics to 125% of target opportunity unless the Company achieves at least a 75% payout for each of the other Step Two metrics.

Long Term Incentive Compensation

We believe that a significant portion of each NEO’s compensation should depend on the amount of long term value we create for our shareholders. Our LTI compensation is equity-based and is designed to support multiple objectives, including (i) aligning management’s interests with those of our shareholders, (ii) tying compensation to the attainment of long term financial and operating goals and strategic objectives, thereby mitigating incentives for management to pursue short term objectives at the expense of long term value creation, (iii) ensuring that realized compensation reflects changes in shareholder value over the long term, and (iv) recruiting, retaining, and motivating highly skilled executives.

Historically, the Company has awarded equity-based compensation on an annual basis, within ninety days of the beginning of each fiscal year, in order to align awards with our performance and achievement of business goals. The value of these equity award opportunities that is ultimately realized by our executives is determined by the Company’s performance over the vesting period, tying the value our executives earn with shareholder value, all as described in more detail below. From time to time, the Company also awards equity-based compensation as part of an employment offer or promotion or, in certain limited instances, as a special award. The amount of equity-based compensation awarded in these circumstances is based on the executive’s role and responsibilities, long term potential, or individual or Company performance. The award amount is also guided by market data for positions of similar scope and responsibility.

Actions Pertaining to Fiscal Year 2018 LTI Compensation

For fiscal year 2018, exclusive of Mr. Jones’s inducement equity awards pursuant to the Jones Agreement (as discussed below), our NEOs received a mix of equity-based incentive awards consisting of approximately 50% of value in performance share units, 30% of value in market stock units, and 20% of value in time-based restricted share units, each of which are explained below. The Compensation Committee weighted the mix of equity-based compensation so that our NEOs received a greater portion of LTI compensation in performance-based equity vehicles, such as performance share units and market stock units, as compared to time-based equity vehicles, such as restricted share units. As a result, a substantial portion of our NEOs’ equity-based compensation is at-risk and aligned with shareholders’ interests. The portion delivered in time-based restricted share units is intended to serve as an ongoing retention tool and a continuing link to shareholder value, given that the value of the restricted share units increases only to the extent that the Company’s stock price increases. Additional detail regarding the forms of LTI compensation utilized as part of fiscal year 2018 annual LTI compensation is provided below.

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Performance Share Units

For fiscal year 2018, our NEOs received 50% of their annual LTI compensation in the form of performance share units. We believe the performance share units appropriately reflect our compensation philosophy by establishing a clear connection between the compensation of our NEOs and the achievement of performance goals that are important for long term value creation.

A participating executive has the opportunity to earn an initial performance share unit payout, ranging from 0% to 200% of his or her target award, based upon the Company’s performance against a pre-established performance metric. This initial payout is then modified based on the Company’s total shareholder return (“TSR”) over the performance period relative to the S&P 500 index. Beginning with fiscal year 2017 performance share unit awards, the S&P 500

H&R Block Percentile Rank Among S&P 500	TSR Modifier*
Upper Quintile (80th percentile and above)	125.0%
4th Quintile (60th to 80th percentile)	108.3%—125.0%
3rd Quintile (40th to 60th percentile)	91.7%—108.3%
2nd Quintile (20th to 40th percentile)	75.0%—91.7%
Lower Quintile (below 20th percentile)	75.0%
* Linearinterpolation will be used to determine the exact TSR modifier percentage.

index companies used in the relative TSR calculation are initially set as the component companies of the S&P 500 index at the outset of the three-year performance period, and (i) companies that fall out of the index during the performance period due to market capitalization changes remain in the calculation, (ii) companies that become bankrupt or insolvent during the performance period remain in the calculation, but a $0 ending stock price is used in the calculation, and (iii) companies that fall out of the index during the performance period for any other reason are removed from the calculation.

The TSR modifier increases or decreases the initial payout by up to 25% of the initial payout amount (for a modifier ranging from 75% to 125% of the initial payout amount, as shown in the chart above). However, notwithstanding the result of that calculation, the maximum earned amount is capped at 200%. The following formula is used to calculate the final number of earned performance share units, subject to the overall 200% cap:

For performance share units granted in fiscal year 2018, performance is measured over a three-year period beginning on May 1, 2017 and ending on April 30, 2020 and the applicable performance metric is the Company’s year-over-year growth in EBITDA from continuing operations (“Annual EBITDA Growth”). The calculated payout percentages for each of the three individual years are averaged for the three-year period to determine the number of performance share units that ultimately vest. The Compensation Committee selected Annual EBITDA Growth as the performance metric beginning in fiscal year 2017, because it believes EBITDA from continuing operations is a critical driver of sustained value creation over the longer term, and the Compensation Committee desired to add a focus on year-over-year improvement; however, the specific levels of EBITDA growth are not disclosed at this time given their competitive sensitivity. At the end of the performance period, the Compensation Committee will certify the performance results and percentage payout, as well as the resulting final number of performance share units earned by each executive officer. There are no dividends paid on outstanding performance share units during the vesting period, but dividend equivalents accumulate during the vesting period. Upon vesting of the performance share units, in addition to receiving the number of shares of common stock determined according to the payout calculation, the executive will receive additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that ultimately vest. Performance share units do not carry voting rights.

Beginning with performance share units granted in fiscal year 2018, a mandatory post-vesting holding requirement was added, which requires that the executive hold at least 50% of the gross shares earned upon vesting of the performance share units for a period of one year after the vesting date.

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Market Stock Units

For fiscal year 2018, our NEOs received 30% of their annual LTI compensation in the form of market stock units. If certain performance thresholds are met, a participating executive has the opportunity to earn a payout between 50% and 200% of his or her target number of market stock units based on the ratio of the average of the Company’s stock price for the fifteen consecutive trading days prior to the grant date (“Grant Date Price”) and the average of the Company’s stock price for the fifteen consecutive trading days beginning on the date the Company’s Annual Report on Form 10-K is filed with the SEC for the last fiscal year within the performance period, which is fiscal year 2020 (“Ending Date Price”).

Performance is measured over a three-year performance period beginning on May 1, 2017 and ending on April 30, 2020, with the applicable performance metrics established within ninety days of the beginning of the performance period and the cumulative results for the three-year period determining whether any shares of common stock are payable upon vesting of the market stock units following the end of the three-year period.

The vesting of market stock units is subject to two thresholds, both of which must be satisfied for any payout to occur. First, the Ending Date Price must be greater than or equal to 50% of the Grant Date Price. Second, the Company’s average return on invested capital based on after-tax net operating profit from continuing operations and average invested capital during the three-year performance period, each as defined in the award agreement, must be greater than or equal to 14%. The Compensation Committee determined to utilize average return on invested capital as the second of these thresholds for market stock units, as it believes the investment community considers this metric to be an effective measure of capital efficiency.

Failure to attain either of these thresholds would result in forfeiture of the entire market stock unit award. The total number of market stock units earned by participating executives, if any, is equal to the number of market stock units granted on the grant date multiplied by the ratio of the Ending Date Price to the Grant Date Price. The following formula is used to calculate the final number of earned market stock units:

At the end of the performance period, the Compensation Committee will certify the performance results and percentage payout, as well as the resulting number of market stock units earned by each executive officer. There are no dividends paid on outstanding market stock units during the vesting period, but dividend equivalents accumulate during the vesting period. Upon vesting of the market stock units, in addition to receiving the number of shares of common stock determined according to the payout calculation, the executive will receive additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that ultimately vest. Market stock units do not carry voting rights.

Restricted Share Units

For fiscal year 2018, our NEOs received 20% of their annual LTI compensation in the form of restricted share units. There are no dividends paid on outstanding restricted share units during the vesting period, but dividend equivalents accumulate during the vesting period. Upon vesting of the restricted share units, in addition to receiving the applicable number of shares of common stock, the executive will receive additional shares of common stock equal in value to the total dividends that would have been paid on such shares. Restricted share units do not carry voting rights.

Fiscal Year 2018 LTI Vesting Provisions

Performance share units and market stock units generally vest, if at all, on the third anniversary of the grant date. Restricted share units generally vest in one-third annual increments beginning on the first anniversary of the grant date. However, certain special grants may have a different vesting schedule. For fiscal year 2018 performance share units, market stock units, and

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restricted share units granted to Mr. Jones, the grant date of the awards was August 21, 2017, but the awards retained the standard June 30 vesting schedule, to align vesting of Mr. Jones’s fiscal year 2018 awards with the annual grants to our other employees.

An executive generally will forfeit his or her equity award upon voluntary termination of employment or termination for cause prior to the vesting date, but will be entitled to pro-rata vesting of his or her awards (as determined based upon the attainment of performance goals, when applicable) in the event of the executive’s retirement more than one year following the grant date, and will be entitled to a full vesting of his or her awards (as determined based upon the attainment of performance goals, when applicable) in the event of the executive’s death or disability more than one year following the grant date. For performance share units and market stock units, an executive will be entitled to receive pro-rata vesting of the awards, as determined based upon the attainment of applicable performance goals, in the event of the executive’s involuntary termination without cause more than one year following the grant date. Unvested restricted share units are forfeited upon an executive’s involuntary termination without cause.

In the event of a change in control, the Compensation Committee may in its discretion waive the performance goals that apply to performance-based awards. If it does, the units generally will vest as a result of the executive’s continued employment through the third anniversary of the grant date and the executive will be entitled to receive all or a pro-rata portion of the award in the event of certain forms of termination that occur in connection with or following the change in control. For restricted share units, the executive will be entitled to receive full vesting in the event of certain forms of termination (as set forth in the award agreement governing the grant) in connection with a change in control.

Mr. Gerke’s fiscal year 2018 equity-based compensation awards contain modified vesting provisions providing that his voluntary retirement will not result in the forfeiture of any of the equity awards outstanding for more than one year prior to such retirement; rather, the entire equity awards will continue to vest on the stated vesting dates set forth in the applicable award agreement and with performance adjustments (if any) made under such agreement as if he remained employed through such stated vesting dates.

Fiscal Year 2018 LTI Compensation Awards

For fiscal year 2018, the Company awarded our NEOs (other than Mr. Cobb) performance share units, market stock units, and restricted share units in the following amounts:

Officers	Award Value ($)(1)	Performance Share Units (#)(1)	Market Stock Units (#)(1)	Restricted Share Units (#)(1)
Jeffrey J. Jones II(2)	$3,812,000	63,917	35,716	25,645
Thomas A. Gerke	$2,500,000	39,733	21,313	16,176
Tony G. Bowen	$1,000,000	15,894	8,526	6,471
KellieJ. Logerwell	$250,000	3,974	2,132	1,618
Kathryn M. Collins(3)	$700,000	11,126	5,968	4,530

(1)

Represents the value of our LTI compensation awards, which are subject to rounding. These award values are converted into: (i) the number of performance share units and market stock units based on the Monte Carlo valuation model as of the grant date; and (ii) the number of restricted share units based on the closing price of one share of common stock on the grant date. The number of performance share units, market stock units, or restricted share units resulting from the conversion of the award value to the number of units awarded is rounded up to the nearest whole unit, such rounded numbers are reflected in the chart above. As such, the award value reported in this column may differ from the accounting grant date fair value under ASC 718 presented in the Summary Compensation Table and the Grants of Plan-Based Awards Table on pages 54 and 55, respectively. For assumptions used in the valuation models, refer to Note 8 of the Company’s financial statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2018, as filed with the SEC. In such Annual Report on Form 10-K, Note 8 references “performance-based share units,” which include performance share units and market stock units.

(2)

Pursuant to the terms of the Jones Agreement, Mr. Jones’s fiscal year 2018 LTI award was pro-rated based on the number of days worked by Mr. Jones in fiscal year 2018. Additional information regarding the Jones Agreement and Mr. Jones’s fiscal year 2018 compensation can be found on pages 24 and 58.

(3)

Pursuant to the terms of her award agreements and Severance and Release Agreement, Ms. Collins forfeited all of her fiscal year 2018 performance share units, market stock units, and restricted share units upon her termination of employment as of January 18, 2018. Additional information regarding Ms. Collins’s Severance and Release Agreement can be found beginning on page 62.

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The fiscal year 2018 performance share units and market stock units will vest, if at all, on June 30, 2020 and the fiscal year 2018 restricted share units will vest, if at all, in one-third annual increments beginning on June 30, 2018. In connection with his retirement effective July 31, 2017, the Company and Mr. Cobb agreed that he would not receive a fiscal year 2018 LTI award. Additional information regarding Mr. Cobb’s retirement and fiscal year 2018 compensation can be found on page 58.

CEO Inducement Equity Awards

The Compensation Committee considered it important to the future of the Company to design a compensation package for Mr. Jones that was heavily weighted on long term incentives providing immediate and long term shareholder alignment. Please see the “Executive Summary” beginning on page 24 for a detailed discussion of the Compensation Committee’s determination of Mr. Jones’s compensation. As such, in addition to the fiscal year 2018 LTI awards described above, pursuant to the Jones Agreement, Mr. Jones was granted the following inducement equity awards on August 21, 2017:

◾

273,905 stock options to purchase shares of the Company’s common stock (the “Inducement Option”), with a grant date value under the Black-Scholes valuation method of $1.375 million, at an option price per share of $29.73, the closing price of the Company’s common stock on the grant date; and

◾	138,749 restricted share units (the “Inducement RSUs,” and together with the Inducement Option, the “Inducement Awards”), having a grant date value of $4.125 million.

The Inducement Awards will vest in three equal annual installments beginning on the first anniversary of the grant date and will vest in full if Mr. Jones is terminated without Cause (see page 59), resigns for Good Reason (see page 59), upon Mr. Jones’s death, or due to his disability. Delivery of any vested shares under the Inducement RSUs will be deferred until after the termination of Mr. Jones’s employment to further align Mr. Jones’s compensation with the interests of our shareholders. The Inducement Awards are one-time sign-on awards for Mr. Jones, which were not provided in fiscal year 2019 and are not intended to recur in the future. Additional information regarding the Inducement Awards and the Jones Agreement can be found on page 24.

Actions Pertaining to Fiscal Year 2019 LTI Compensation

At the beginning of fiscal year 2019, the Compensation Committee considered the mix of equity-based compensation for executive officers and determined that the current equity mix continues to strike the appropriate balance among recruiting, retaining, and motivating our executives. The Committee determined that this equity mix properly motivates our executives to work towards achieving our long term objectives and new strategic framework and further aligns their interests with the interests of our shareholders. As a result, our NEOs received 50% of their annual LTI compensation for fiscal year 2019 in performance share units, 30% in market stock units, and 20% in time-based restricted share units. The payment structures, vesting schedules, terms and conditions of the fiscal year 2019 equity-based compensation are substantially similar to those of the fiscal year 2018 equity-based compensation described above under the heading “Actions Pertaining to Fiscal Year 2018 LTI Compensation” beginning on page 39. The following changes were made to the fiscal year 2019 performance share units in order to further align our executives’ compensation with our multi-year strategic framework and the interests of our shareholders:

◾

The pre-established performance metric is a set level of EBITDA from continuing operations for fiscal year 2019, followed by two years of year-over-year growth in EBITDA from continuing operations, with the target for EBITDA from continuing operations set at the level provided in the fiscal year 2019 operational plan approved by the Board; however, the specific levels of EBITDA from continuing operations and EBITDA growth are not disclosed at this time given their competitive sensitivity; and

◾	A 150% cap has been placed on fiscal year 2019 performance, with a 200% cap for performance in fiscal years 2020 and 2021.

All of the fiscal year 2019 award agreements are filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2018.

Mr. Gerke’s fiscal year 2019 equity-based compensation awards contain the same modified vesting provisions as his fiscal year 2018 equity-based awards, as described above under “Fiscal Year 2018 LTI Vesting Provisions.”

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Fiscal Year 2019 LTI Compensation Awards

In June 2018, the Company awarded annual LTI compensation for fiscal year 2019 to NEOs who served as executive officers at that time as set forth in the chart below.

Officers	Award Value ($)(1)	Performance Share Units (#)(1)	Market Stock Units (#)(1)	Restricted Share Units (#)(1)
Jeffrey J. Jones II	$5,500,000	120,456	62,548	48,288
Thomas A. Gerke	$1,100,000	24,092	12,510	9,658
Tony G. Bowen	$1,000,000	21,902	11,373	8,780
Kellie J. Logerwell	$250,000	5,476	2,844	2,195

(1)

Represents the value of our annual LTI compensation program awards, which are subject to rounding. These award values are converted into: (i) the number of performance share units and market stock units based on the Monte Carlo valuation model as of the grant date and (ii) the number of restricted share units based on the closing price of one share of common stock on the grant date. The number of performance share units, market stock units, or restricted share units resulting from the conversion of the award value to the number of units awarded is rounded up to the nearest whole unit, such rounded numbers are reflected in the chart above. As such, the award value reported in this column may differ from the accounting grant date fair value under ASC 718.

The target opportunity for Mr. Gerke was set at the same level as fiscal year 2017, consistent with the level applicable prior to his service as Interim CEO.

Vesting and Performance-based Payouts of Fiscal Year 2016 Performance Share Units and Market Stock Units

As previously disclosed, our executive officers, including certain of our NEOs, received performance share units and market stock units in fiscal year 2016. Performance for these performance share units and market stock units was based on a three-year period beginning on May 1, 2015 and ending on April 30, 2018. This performance was certified, and the overall payout was approved, by the Compensation Committee in July 2018.

Under the terms of the award agreements for fiscal year 2016 performance share units, a participating executive had the opportunity to earn an initial performance share unit payout, ranging from 0% to 200% of his or her target award, based upon the Company’s performance against pre-established performance metrics. The Committee selected cumulative EBITDA from continuing operations as the performance metric for the three-year performance period beginning in fiscal year 2016. This initial payout was then modified based on the Company’s TSR relative to the S&P 500 index over the period beginning with the fifteen consecutive trading days prior to the grant date and ending on the fifteen consecutive trading days beginning on the date the Company’s Annual Report on Form 10-K was filed with the SEC for the last fiscal year within the performance period. The TSR modifier could increase or decrease the payout by up to 25% of the initial payout amount. As a result of the TSR modifier, a participating executive could receive a maximum final payout of up to 250% of the performance share units initially granted to such executive. The performance metric and objective (in millions) for the performance period was as follows:

Performance Period	Metric	Threshold	Target	Maximum
May 1, 2015 – April 30, 2018	Cumulative 3 Year EBITDA from Continuing Operations(1)	$2,619.0	$2,910.0	$3,201.0

(1)

Cumulative 3 Year EBITDA includes the cumulative earnings of the Company from continuing operations before interest, taxes, depreciation, and amortization for the three fiscal years ended in 2016, 2017 and 2018.

Based on the Company’s results relative to the above thresholds, targets, and maximums, and subject to adjustment pursuant to the terms of the 2013 Plan and the limited adjustments set forth in the applicable award agreement approved by the Compensation Committee at the time of grant, the Compensation Committee approved a performance percentage of 24.1%. The Compensation Committee then applied a TSR modifier of 75% based on the Company’s TSR over the performance period. Based on the performance percentage and the TSR modifier, our NEOs who received performance share unit awards for fiscal year 2016 received 18.1% of the performance share units they were initially granted, as well as additional shares of

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common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that vested pursuant to the payout calculation. The table below shows the target-level opportunities and actual awards under our fiscal year 2016 performance share unit program for our NEOs:

Officers	PSUs Granted (#)	Actual Shares Received (#)(1)
Jeffrey J. Jones II(2)	n/a	n/a
Thomas A. Gerke	18,550	3,523
Tony G. Bowen(3)	n/a	n/a
Kellie J. Logerwell(3)	n/a	n/a
William C. Cobb(4)	92,749	17,613
Kathryn M. Collins(5)	10,119	1,602

(1)

The amount of shares actually received by the NEOs includes additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that vested pursuant to the payout calculation.

(2)	Mr. Jones was not employed by the Company in fiscal year 2016.
(3)	Mr. Bowen and Ms. Logerwell were not eligible for grants of fiscal year 2016 performance share units as they were not yet executive officers of the Company.
(4)

Pursuant to the terms of his award agreements, following his voluntary retirement after reaching age 60, Mr. Cobb’s fiscal year 2016 equity-based compensation awards continue to vest on the vesting dates set forth in the applicable award agreement and with performance adjustments (if any) made under such agreement as if he remained employed through such vesting dates. Additional information regarding Mr. Cobb’s retirement can be found beginning on page 58.

(5)

Pursuant to the terms of her award agreements and Severance and Release Agreement, Ms. Collins was entitled to receive pro-rata vesting of outstanding fiscal year 2016 and 2017 performance share units. Ms. Collins forfeited 1,736 of her 9,591 target fiscal year 2016 performance share units (10,416, including accumulated dividend equivalents) resulting in a target opportunity of 8,680 shares. Additional information regarding Ms. Collins’s Severance and Release Agreement can be found beginning on page 62.

Under the terms of the award agreements for fiscal year 2016 market stock units, if certain performance thresholds were met, a participating executive had the opportunity to earn a payout between 50% and 200% of his or her target number of market stock units based on the difference between the average of the Company’s stock price for the fifteen consecutive trading days prior to the grant date (“2016 MSU Grant Date Price”) and the average of the Company’s stock price for the fifteen consecutive trading days beginning on the date the Company’s Annual Report on Form 10-K was filed with the SEC for the last fiscal year within the performance period (“2016 MSU Ending Date Price”). The vesting of market stock units was subject to two thresholds, both of which must have been satisfied for any payout to occur. First, the 2016 MSU Ending Date Price must have been greater than or equal to 50% of the 2016 MSU Grant Date Price. Second, the Company’s average return on invested capital based on after-tax net operating profit and average invested capital during the three-year performance period, each as defined in the award agreement, must have been greater than or equal to 14%. Based on the Company’s results, and subject to adjustment pursuant to the terms of the 2013 Plan and the limited adjustments set forth in the applicable award agreement approved by the Compensation Committee at the time of grant, the Compensation Committee certified that both thresholds were achieved and approved a performance percentage of 76.5%, representing a 2016 MSU Ending Date Price of $23.29 divided by a 2016 MSU Grant Date Price of $30.44. Our NEOs who received market stock unit awards for fiscal year 2016 therefore received 76.5% of the market stock units they were initially granted, as well as additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that vested pursuant to the payout calculation.

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The table below shows the target-level opportunities and actual awards under our fiscal year 2016 market stock unit program for our NEOs:

Officers	MSUs Granted (#)	Actual Shares Received (#)(1)
Jeffrey J. Jones II(2)	n/a	n/a
Thomas A. Gerke	11,130	9,656
Tony G. Bowen	2,328	2,020
Kellie J. Logerwell	1,518	1,317
William C. Cobb(3)	55,650	48,276
Kathryn M. Collins(4)	6,071	4,389

(1)

The amount of shares actually received by the NEOs includes additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that vested pursuant to the payout calculation.

(2)	Mr. Jones was not employed by the Company in fiscal year 2016.
(3)

Pursuant to the terms of his award agreements, following his voluntary retirement after reaching age 60, Mr. Cobb’s fiscal year 2016 equity-based compensation awards continue to vest on the vesting dates set forth in the applicable award agreement and with performance adjustments (if any) made under such agreement as if he remained employed through such vesting dates. Additional information regarding Mr. Cobb’s retirement can be found beginning on page 58.

(4)

Pursuant to the terms of her award agreements and Severance and Release Agreement, Ms. Collins was entitled to receive pro-rata vesting of outstanding market stock units granted during her service with the Company. Ms. Collins forfeited 1,126 of her 6,220 target fiscal year 2016 market stock units (6,755, including accumulated dividend equivalents) resulting in a target opportunity of 5,629 shares. Additional information regarding Ms. Collins’s Severance and Release Agreement can be found beginning on page 62.

Other Awards

The Company occasionally provides sign-on awards as a means to recruit talented executives. These awards are typically offered in negotiating employment terms and generally are in the form of cash, guaranteed STI bonuses in the initial year of employment, or grants of LTI compensation. In fiscal year 2018, Mr. Jones received sign-on awards in connection with his hiring, including the Inducement Awards discussed under “CEO Inducement Equity Awards” above and a $950,000 cash signing bonus that was repayable to the Company in the event he had voluntarily terminated employment prior to February 21, 2018 without Good Reason. The Inducement Awards are a one-time sign-on award for Mr. Jones which were not provided in fiscal year 2019 and are not intended to recur in the future. Please see the “Executive Summary” beginning on page 24 for a detailed discussion of the Compensation Committee’s determination of Mr. Jones’s compensation, and the Jones Agreement is further described beginning on page 58 below. The Company may also make awards from time-to-time in special recognition for certain accomplishments, which may be paid in the form of equity awards, cash bonuses, or a combination of equity awards and cash bonuses.

Under authority delegated by the Compensation Committee, our CEO may approve the grant of equity awards to employees other than executive officers. Such equity awards are subject to the terms and conditions approved by the Compensation Committee, including a limitation on the total number of equity awards that our CEO is authorized to grant, and our CEO exercises this authority to approve grants to certain employees other than executive officers as part of their annual LTI compensation, to newly hired and promoted individuals, or in recognition of outstanding achievements.

Retirement, Health and Welfare Benefits, and Perquisites

The Company provides certain benefits to all full-time employees, including employer matching contributions to our qualified retirement plan, an employee stock purchase plan that permits purchases of our common stock at a discount, life insurance, health and welfare benefit programs, and the opportunity to use our tax preparation services for no charge. Benefits for executives generally are the same as benefits for all other full-time employees, except that executive officers and certain key employees may participate in our group life insurance program and our deferred compensation plan and are entitled to certain relocation benefits as described below. We have structured our executive benefit program to be consistent with our philosophy of emphasizing performance-based elements in our executive compensation program. We believe the benefits our executives receive are modest relative to market practices.

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In order to recruit and retain executives, the Company offers a group life insurance program that provides death benefits up to three times the participating executive’s annual base salary. The death benefits are payable to beneficiaries designated by the participating executive.

Our deferred compensation plan, which is discussed in detail beginning on page 57, is designed to assist our executives in building retirement savings by offering participants the opportunity to defer their receipt of base salary and STI compensation.

The Company also provides relocation benefits to eligible employees under our Executive Homeowner Relocation Policy. These relocation benefits generally cover certain common relocation expenses and are subject to a clawback requirement, which requires recipients to repay all or a portion of the benefits to the Company in the event of their voluntary termination or termination for cause within 24 months following the relocation date. Mr. Jones became eligible for relocation benefits under this policy upon his commencement of employment.

The Company purchases tickets to various cultural, charitable, civic, entertainment, and sporting events for business development and relationship-building purposes, as well as to maintain our involvement in communities in which the Company operates and our employees live. Occasionally, our employees, including our executives, use such tickets for personal purposes when they are not otherwise used for business purposes.

Perquisites represent an immaterial element of our executive compensation program. We believe our overall executive perquisites are well below the market median relative to our Peer Group.

COMPENSATION “CLAWBACK” POLICY AND RESTRICTIVE COVENANTS

Our Board has adopted a “clawback” policy set forth in our Governance Guidelines which provides that, in the event of a restatement of our financial results, the Board has the authority to seek reimbursement of any portion of performance-based or incentive compensation paid, vested, or awarded in any previous year that is greater than the amount that would have been paid or awarded if calculated based on the restated financial results. The Jones Agreement, the Executive Performance Plan, the award agreements applicable to our executive officers under the 2013 Plan and the 2018 Plan, and the Executive Severance Plan each include a clawback provision consistent with the terms of the Board’s clawback policy.

Our award agreements contain restrictive covenants, including non-competition and non-solicitation provisions, which, if violated, authorize the Company to cancel or rescind the award or seek reimbursement of value received by the individual, consistent with applicable law. In addition, the Executive Severance Plan provides that the Board may recover or require reimbursement of all severance, equity compensation awards (including profits from the sale of Company stock acquired pursuant to such awards), and other payments made to a participant under the Executive Severance Plan if the participant violates the provisions of any confidentiality, non-competition, non-solicitation, or similar agreement or policy.

COMPENSATION PHILOSOPHY AND BENCHMARKING

The Compensation Committee has a philosophy that holistically considers a variety of factors when making decisions regarding the recruitment, retention and motivation of our executive officers. These factors, as they relate to setting target executive compensation opportunities, include:

◾	The executive officer’s experience, knowledge, skills, level of responsibility, and potential to influence our performance and future success;

◾	The executive officer’s compensation history;

◾	Our financial performance and the executive officer’s performance (if applicable) in the prior year;

◾	Internal parity and the value and importance of the position to the Company and its achievement of its business plans;

◾	The business environment in which we operate to recruit and retain talent, the current economic climate, and market factors relevant to our business and our strategy;

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◾	Each executive officer’s role and scope of responsibilities relative to comparable positions in the Peer Group (as defined below) and survey data;

◾	Publicly-disclosed information regarding named executive officer compensation from our Peer Group companies; and

◾	Corporate governance and regulatory factors related to executive compensation.

The Compensation Committee also considers the Company’s need to recruit and retain people with the skills and experience to establish, monitor and achieve the Company’s strategic plan. Based on this information and with the input of the Committee’s independent compensation consultant, the Compensation Committee members use their individual and collective business judgment to analyze each NEO’s target total direct compensation, and set it at a level that is reasonable and competitive, and that appropriately balances the objectives of recruiting, retaining, and motivating our executives.

We benchmark our executive compensation practices relative to publicly-disclosed information for a defined group of peer companies, which for fiscal year 2018 is set forth below (the “Peer Group”). We also review compensation data from multiple survey sources, reflective of general industry pay levels for companies of relevant size based on total revenue, as compared to each of the NEOs. For fiscal year 2018, these survey sources were the Aon Hewitt Total Compensation Measurement Executive Survey and the Towers Watson CDB General Industry Executive Compensation Survey. The Compensation Committee reviews summary survey and Peer Group data to confirm that the market references we use are appropriate for our business and the industries in which we compete for executive talent.

With the input of its independent compensation consultant, the Compensation Committee reviews the Peer Group annually and revises it as circumstances warrant. We endeavor to identify companies that are comparable to or competitive with our core businesses, including tax and professional products and services, that have similar strategic plans or outlook, or that are comparable on a variety of relevant metrics. As a result of the Compensation Committee’s annual review in February of 2017, the Compensation Committee determined to retain the same companies in its Peer Group for fiscal year 2018 as were used in the previous year. The Peer Group considered by the Compensation Committee in benchmarking fiscal year 2018 compensation therefore consisted of the following 17 companies:

◾ Arthur J. Gallagher & Co.	◾ Fidelity National Information Services, Inc.	◾ Paychex, Inc.
◾ Broadridge Financial Solutions, Inc.	◾ First American Financial Corporation	◾ Robert Half International Inc.
◾ CA, Inc.	◾ Fiserv, Inc.	◾ Unisys Corporation
◾ Convergys Corporation	◾ Genpact Limited	◾ The Western Union Company
◾ DST Systems, Inc.	◾ Global Payments Inc.	◾ Willis Towers Watson PLC
◾ Equifax Inc.	◾ Intuit Inc.

The Compensation Committee conducted its annual review of Peer Group Companies in February of 2018, and with input from its independent compensation consultant, determined that the Peer Group companies used by the Compensation Committee for benchmarking fiscal year 2019 pay determinations would remain unchanged from the 17 companies used in fiscal year 2018.

Use of External Consultant

The Compensation Committee retains Frederic W. Cook & Co. (“FW Cook”) as its external, independent compensation consultant for objective advice and assistance on executive compensation matters. FW Cook reports directly to the Committee and the Committee may replace FW Cook or hire additional consultants at any time. FW Cook advises the Compensation Committee on issues pertaining to executive compensation, including the assessment of market-based compensation levels, the selection of our Peer Group, our pay positioning relative to the market, the mix of pay, incentive plan design, and other executive employment matters. FW Cook provides its advice based in part on prevailing and emerging market practices, as well as our specific business context. The Committee retains sole authority to hire FW Cook, approve its compensation and the appropriate funding by the Company for such compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. The Compensation Committee believes that external compensation consultants for the Compensation Committee should be independent and serve the Compensation Committee exclusively, and should not perform any other services for the Company at any time. FW Cook performs no other services for the Company.

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For fiscal year 2018, the Compensation Committee assessed FW Cook’s independence, taking into account the following factors:

◾	FW Cook provides no other services to the Company;

◾	The amount of fees received from the Company by FW Cook as a percentage of FW Cook’s total revenue;

◾	FW Cook’s policies and procedures that are designed to prevent conflicts of interest;

◾	Any business or personal relationship between the individuals at FW Cook performing consulting services and the members of the Compensation Committee;

◾	Any ownership of Company stock by the individuals at FW Cook performing consulting services for the Compensation Committee; and

◾	Any business or personal relationship between the consultant or any other employee at FW Cook and an executive officer of the Company.

In connection with the Compensation Committee’s review, FW Cook provided the Compensation Committee with appropriate assurances and confirmation of its independent status. The Compensation Committee believes FW Cook has been independent throughout its service for the Committee and that there is no conflict of interest between FW Cook and the Compensation Committee.

Executive Evaluation Process

The Compensation Committee reviews our CEO’s performance each year against pre-established financial, operational, strategic, and individual objectives. Our CEO is responsible for sharing with the Compensation Committee his current year accomplishments in light of current year objectives, as well as proposed objectives for the following year. The Compensation Committee reviews the CEO’s accomplishments, objectives, and overall performance with assistance from the Compensation Committee’s independent compensation consultant. The Committee keeps the independent members of the Board apprised of its activities related to the review and approval of CEO performance and compensation matters and, from time to time, consults with such independent members on matters concerning CEO compensation. Based on its evaluation, the Compensation Committee determines the CEO’s compensation. Following such determination, the Chairman of the Board discusses the Compensation Committee’s evaluation and determinations with the CEO. Our CEO does not play a role in determining his own compensation, other than discussing his annual performance review with the Chairman of the Board and sharing his accomplishments and proposed objectives with the Compensation Committee.

The Compensation Committee consults with the CEO concerning the performance of other executive officers and approves the compensation of such officers, taking into account recommendations of the CEO and input from the Board and the Committee’s independent compensation consultant. Our CEO, General Counsel and Chief Administrative Officer, and Chief People Officer assist the Compensation Committee in reaching compensation decisions regarding executives other than themselves. In addition, the CEO (with input from other senior executives) develops recommendations for the Committee’s approval regarding performance goals under our STI and LTI compensation programs. Executive officers do not play a role in determining their own compensation, other than discussing their annual performance reviews with their supervisors and, in the case of the CEO, making recommendations for the Committee’s approval regarding performance goals under our STI and LTI programs. The Committee reviews the recommendations and approves any changes as it determines in its sole discretion to be in the best interests of the Company and our shareholders.

Except as otherwise noted, the Compensation Committee’s executive compensation determinations are the result of the Committee’s business judgment, which is informed by the experiences of the Committee members as well as input from the Committee’s independent compensation consultant.

Stock Ownership Guidelines

We believe that our executive officers should have a significant financial stake in the Company to ensure that their interests are aligned with those of our shareholders. To that end, the Company has adopted stock ownership guidelines that define

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ownership expectations for certain executive officers covered under the guidelines. Under the guidelines adopted by the Committee, covered executives are expected to attain and retain a level of qualifying equity securities equal to a multiple of their annual base salaries. In determining whether a covered executive has met the applicable ownership requirement, we include shares owned by such executive directly or indirectly, the after-tax value of vested stock option awards, and share equivalents the executive holds in the Company’s benefit plans (any of such shares, awards or share equivalents, “Covered Shares”). Unvested equity awards, regardless of the type of award, are not included for purposes of determining compliance with the executive’s ownership requirement.

Our stock ownership guidelines provide that, until a covered executive satisfies the applicable holding requirement, he or she is required to retain a specified percentage of any Covered Shares owned as of the date on which he or she becomes subject to the guidelines or acquired thereafter. The covered executives, required ownership levels, and retention percentages under our stock ownership guidelines are as follows:

Covered Executives (reflects titles as of April 30, 2018)	Ownership Requirement	Retention Percentage
Chief Executive Officer(1)	6x Base Salary	100%
Senior Executive Team, as designated by the CEO(2)	3x Base Salary	50%

(1)	Includes Mr. Jones, and included Mr. Cobb prior to his departure.
(2)	Includes Messrs. Bowen and Gerke, and included Ms. Collins prior to her departure.

The stock ownership guidelines were modified in fiscal year 2017 to more closely align with our leadership structure, and to provide for a 3x base salary holding requirement for the covered executives (other than the Chief Executive Officer), with a 50% retention percentage.

Before the covered executive satisfies the applicable ownership requirement, he or she will be subject to the retention requirements described above and may only sell or transfer Covered Shares in a manner that does not violate the applicable retention percentage requirement. After the covered executive satisfies the applicable ownership requirement, he or she will no longer be subject to the retention requirements and the stock ownership guidelines will no longer preclude a sale or transfer of any Covered Shares, so long as such executive’s ownership of Covered Shares continues to exceed the applicable ownership requirement. Mr. Gerke has met the 3x Base Salary ownership requirement applicable to him in his role as General Counsel and Chief Administrative Officer. The other covered executives are progressing toward attaining their applicable ownership requirements. The Compensation Committee annually reviews each covered executive’s progress toward meeting the stock ownership guidelines.

Accounting for Stock-Based Compensation

The Company recognizes stock-based compensation expense for the issuance of performance share units, market stock units, and restricted share units, as well as stock purchased under our employee stock purchase plan, pursuant to FASB Accounting Standards Codification Topic 718, “Stock Compensation.” Under this accounting methodology, the Company generally recognizes stock-based compensation expense on a straight-line basis over applicable vesting periods. For assumptions used in determining these expenses, refer to Note 8 of the Company’s financial statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2018, as filed with the SEC.

Prohibition on Derivatives Trading and Hedging and Pledging of Our Securities

Our Insider Trading Policy prohibits all directors and employees, including the NEOs, from trading in any puts, calls, covered calls or other derivative products involving any Company securities. Additionally, our policy prohibits these individuals from engaging in any hedging transactions with respect to any Company securities, which includes the purchase of certain instruments (including “cashless collars,” forward sales contracts, equity swaps or any other similar instruments) designed to hedge, monetize, or offset any decrease in the market value of such securities. The policy also prohibits our employees and directors from pledging, or using as collateral, Company securities in order to secure personal loans or obligations, which includes a prohibition against holding shares of Company stock in a margin account.

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Tax Considerations

Historically, IRC Section 162(m) limited to $1 million our federal income tax deduction for compensation paid to any of our NEOs (other than our Chief Financial Officer), but provided certain exceptions to that limitation, including an exemption for certain qualified performance-based compensation. The Tax Legislation repealed the exemption to IRC Section 162(m)’s deduction limit for performance-based compensation for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain grandfathered arrangements that were in place as of November 2, 2017. Effective January 1, 2018, any employee who qualifies as a “covered person” during a taxable year (which the Tax Legislation expanded to include our Chief Financial Officer) will be subject to the deduction limits of IRC Section 162(m) in all future years regardless of their compensation or position with the Company in any year thereafter.

As a general matter, in making its previous compensation decisions, the Compensation Committee designed annual STI awards under the Executive Performance Plan and certain LTI awards with an intent to enable the Company to deduct such compensation under IRC Section 162(m) to the greatest extent permitted. However, no assurance can be given that compensation intended to satisfy the requirements for exemption from IRC Section 162(m) as in effect when such compensation was awarded will actually satisfy the exemption because of ambiguities and uncertainties regarding the application and interpretation of IRC Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing IRC Section 162(m)’s performance-based exemption from the deduction limit. Furthermore, although deductibility of compensation is generally preferred, the primary objective of our compensation programs is to recruit, retain, and motivate highly talented executives. Therefore, we believe it is important to retain the flexibility to compensate executives competitively even if such compensation is potentially not deductible for tax purposes. As such, exceptions may occur when the Compensation Committee or the Board, after balancing tax efficiency with long term strategic objectives, believe it is in the best interests of our shareholders to make compensation decisions that may not meet the deductibility limitations of Section 162(m) or to modify compensation that was initially intended to be deductible under Section 162(m) when necessary to enable the Company to meet its overall objectives.

TERMINATION OF EMPLOYMENT, SEVERANCE, AND TRANSITION ARRANGEMENTS

Severance Arrangements

In connection with the Company’s movement from executive employment agreements to standardized employment terms and arrangements, the Company adopted the H&R Block Executive Severance Plan (“Executive Severance Plan”). Messrs. Gerke and Bowen and Ms. Logerwell are participants in the Executive Severance Plan. Ms. Collins participated in the Executive Severance Plan prior to her departure from the Company, and received payments under the Executive Severance Plan pursuant to her Severance and Release Agreement described in more detail beginning on page 62. Information regarding the Executive Severance Plan is included beginning on page 60.

Under the terms of the Jones Agreement, which is described in more detail on page 58, Mr. Jones would only participate in the Executive Severance Plan if and to the extent that the benefits related to equity awards thereunder exceeded those contained in the Jones Agreement.

The Executive Severance Plan is intended to support a variety of objectives, including (i) standardization of severance policy among the senior officers, which ensures internal parity, simplifies internal administration, and mitigates negotiation at hire and termination, and (ii) the recruiting and retention of highly skilled executives by protecting them from the short term economic consequences associated with unexpected termination of employment in the absence of cause. Based on advice from the Compensation Committee’s independent compensation consultant, we believe the benefits our NEOs would receive under various severance scenarios are modest relative to the market but sufficient to support the above objectives.

In addition, in connection with equity awards granted pursuant to the 2013 Plan and 2018 Plan, our current NEOs have entered into award agreements with the Company that contain provisions providing for vesting of a pro-rated portion of

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performance share unit and market stock unit awards outstanding for more than a year in the event of involuntary termination without cause, subject to attaining certain performance thresholds. The vesting provisions of our outstanding award agreements are described in detail beginning on page 61 below.

Change in Control Provisions

Change in control provisions for our NEOs are set forth in the Executive Severance Plan, discussed above and on page 60, and the LTI awards, discussed beginning on page 61. The Company provides these “change in control” benefits as a means to recruit and retain talented executives, who could have other job alternatives that may appear more attractive absent these benefits. In addition, by providing financial protection in the event that a transaction results in the loss of employment, the change in control program helps to ensure the independence and objectivity of our executives when reviewing potential transactions and that executives will remain focused during periods of uncertainty. All change in control payments under the Executive Severance Plan require both a change in control and the subsequent loss of employment by the NEO (a “double-trigger”).

Change in control provisions for Mr. Jones are set forth in the Jones Agreement. Consistent with the Executive Severance Plan, the Jones Agreement does not provide for any gross-up payments to offset excise tax liabilities that result from change in control payments. All change in control payments under the Jones Agreement include a double-trigger, as described above.

In addition, in connection with equity awards granted pursuant to the 2013 Plan and 2018 Plan, our current NEOs have entered into award agreements with the Company that contain provisions accelerating the vesting of equity awards upon certain changes in control and include a double-trigger, as described above. The Company uses this “double-trigger” equity acceleration policy to protect against the loss of retention power following a change in control and to avoid windfalls, both of which could occur if vesting accelerated automatically as a result of a transaction. Equity acceleration following a change in control under the award agreements is discussed beginning on page 60.

The Company has historically avoided the use of excise tax gross-up provisions relating to a change in control and has no such gross-up obligations in place with respect to any executive officers, including Mr. Jones. Consistent with the Company’s historical practice, in the future we intend to refrain from providing excise tax gross-up provisions relating to a change in control.

These change in control arrangements are not provided exclusively to the NEOs. A larger group of management employees is eligible to receive many of the change in control benefits described in this section.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussion with management, the Committee approved the Compensation Discussion and Analysis and recommended to the Board of Directors that it be included in the Company’s 2018 Proxy Statement and the Company’s Annual Report on Form 10-K.

COMPENSATION COMMITTEE

Bruce C. Rohde, Chair

Richard A. Johnson

David Baker Lewis

Tom D. Seip

Matthew E. Winter

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following non-employee directors, each of whom is independent, served on the Compensation Committee of the Board of Directors during the fiscal year ended April 30, 2018: Bruce C. Rohde (Chair), Richard A. Johnson, David Baker Lewis, Tom D. Seip, Matthew E. Winter (effective November 3, 2017), and James F. Wright (until September 14, 2017). No director serving on the Compensation Committee during fiscal year 2018 (i) was or was formerly an officer or employee of the Company or any of its subsidiaries or (ii) had any relationships requiring disclosure in this proxy statement. None of our executive officers has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Compensation Committee.

RISK ASSESSMENT IN COMPENSATION PROGRAMS

With the assistance of FW Cook, the Compensation Committee has assessed its broad-based and executive compensation programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment included two work streams – one focused on reviewing areas of enterprise risk and the other focused on identifying compensation design risk. The enterprise risk analysis examined the types and magnitudes of risks our business activities present to the Company. The compensation design risk analysis examined the potential risks in the design of our performance-based compensation arrangements. The Committee identified and assessed the risk profile of each performance-based compensation plan. In this assessment, the Committee considered several features we have adopted to mitigate potential risks related to our compensation practices, including:

◾	Placing greater emphasis on long term equity incentives over short term cash incentives;

◾	Utilizing caps on potential payments of cash and equity compensation;

◾	Our clawback policy, which is discussed beginning on page 47;

◾

Our Insider Trading Policy, which prohibits executives from hedging in the Company’s stock, pledging the Company’s stock, and engaging in transactions involving derivative products related to the Company’s stock;

◾

Our executive stock ownership guidelines, which, among other things, require our CEO to own shares or share equivalents held in the Company’s benefit plans equal to six times his or her base salary, which is discussed further on page 49; and

◾

The overall design of our compensation programs, including our focus on at-risk compensation that is directly tied to the Company’s performance and utilization of a balanced mix of performance measures which avoid placing excessive weight on a single performance measure.

As a result of our analysis, the Compensation Committee believes, and FW Cook concurs, that our compensation policies and practices do not create inappropriate or unintended material risks to the Company as a whole, and that, consequently, our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth for the fiscal year ended April 30, 2018 the compensation paid to or earned by the Company’s named executive officers.

Name and Principal Position	Fiscal Year(1)	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Jeffrey J. Jones II,	2018	697,047	950,000	7,937,065	1,375,003	941,420	34,615	11,935,150
President and Chief Executive Officer(6)

Tony G. Bowen,	2018	470,989	-	1,000,074	-	419,328	14,095	1,904,486
Chief Financial Officer	2017	399,437	-	900,034	-	365,400	14,384	1,679,255

Thomas A. Gerke,	2018	773,846	-	2,500,004	-	982,800	13,248	4,269,898
General Counsel and Chief	2017	554,533	-	1,100,050	-	535,920	12,659	2,203,162
Administrative Officer(7)	2016	568,901	175,000	1,425,066	-	-	16,243	2,185,210

Kellie J. Logerwell,	2018	239,468	-	250,059	-	117,936	12,284	$619,747
Vice President and Chief
Accounting Officer

William C. Cobb,	2018	247,110	-	-	-	342,335	6,025	595,470
Former President and Chief	2017	1,003,201	-	5,500,026	-	1,514,888	19,562	8,037,677
Executive Officer(8)	2016	1,038,736	-	5,500,042	-	-	18,906	6,557,684

Kathryn M. Collins,	2018	265,865	-	700,060	-	220,457	657,745	1,844,127
Former Chief Marketing and Strategy Officer(9)	2017	352,885	-	600,023	-	277,095	11,986	1,241,989

(1)	Compensation for fiscal year 2016 and 2017 is included for only those NEOs who were also NEOs of the Company for such fiscal years.
(2)

The amounts shown represent base salary amounts accrued by the Company related to the applicable fiscal year, rather than amounts actually paid to the executives. Therefore, these numbers vary somewhat from the annual base salaries disclosed on page 33. Each of the NEOs contributed a portion of his or her fiscal year 2018 salary to the Company’s 401(k) savings plan, the H&R Block Retirement Savings Plan (“RSP”).

(3)

This column represents the grant date fair value under ASC 718 for performance share units, market stock units, and restricted share units granted during fiscal year 2018, as well as prior fiscal years (as applicable). Grants were made pursuant to the 2013 Plan. The grant date fair value of these awards is computed in accordance with ASC 718 utilizing assumptions discussed in Note 8 “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended April 30, 2018, as filed with the SEC. These amounts reflect an accounting expense and do not correspond to the actual value that may be realized by the NEOs.

(4)	This column represents amounts awarded and earned under the Company’s STI compensation program, as discussed beginning on page 34.
(5)

In valuing personal benefits, we use the incremental cost to the Company of the benefit. For fiscal year 2018, these figures include the following: (i) the Company’s matching contributions under the RSP of $14,062 (Mr. Jones), $11,908 (Mr. Bowen), $10,569 (Mr. Gerke), $10,938 (Ms. Logerwell), $7,443 (Ms. Collins), and $85 (Mr. Cobb); (ii) the economic value of the death benefit provided by the Company’s group life insurance program of $925 (Mr. Jones), $1,827 (Mr. Bowen), $2,215 (Mr. Gerke), $1,016 (Ms. Logerwell), $941 (Mr. Cobb), and $1,117 (Ms. Collins) (the imputed income reported represents the portion of the premium paid by the Company that is attributable to term life insurance coverage for the executive officer; the program provides only an insurance benefit with no cash compensation element to the executive officer); (iii) tax reimbursements provided to Mr. Jones by the Company related to Mr. Jones’s imputed income resulting from payments by the Company on Mr. Jones’s behalf for elements of his relocation expenses ($3,798); (iv) payment by the Company of relocation expenses on Mr. Jones’s behalf totaling $10,830 (Mr. Jones’s relocation expenses incurred in fiscal year 2018 include house-hunting expenses, home inspection and appraisal costs, and other miscellaneous relocation expenses; additional expenses for household goods and automobile shipment and home sale will be incurred in fiscal year 2019); (v) H&R Block Foundation matching amount on behalf of Mr. Cobb ($5,000) and Mr. Jones ($5,000) with respect to each of their individual contributions to 501(c)(3) organizations on a calendar year basis relating to their respective positions as a director of the Company; and (vi) for Ms. Collins, a severance payment in the amount of $621,328, a COBRA subsidy in the amount of $12,413, and $15,000 for outplacement services. Additional information regarding Ms. Collins’s Severance and Release Agreement can be found beginning on page 62. The Company did not make any payments on behalf of any of our NEOs for the incremental cost of personal use of the Company’s fractional share of a private aircraft; Messrs. Jones and Bowen’s family members or guests accompanied them on certain business flights at no incremental cost to the Company (incremental cost includes variable costs incurred as a result of personal flight activity, such as hourly charges for each flight, fuel charges, and miscellaneous fees; it excludes non-variable costs, such as the Company’s monthly management fee and insurance fees).

(6)	Mr. Jones was appointed President and CEO-Designate effective August 21, 2017, and President and CEO effective October 9, 2017.
(7)	Mr. Gerke served as Interim CEO from August 1, 2017 until October 8, 2017.
(8)	Mr. Cobb retired from his positions as President, Chief Executive Officer, and director of the Company effective July 31, 2017.
(9)

Ms. Collins departed the Company after serving as Chief Marketing and Strategy Officer until January 17, 2018. Pursuant to the terms of her award agreements and Severance and Release Agreement, Ms. Collins forfeited all of her fiscal year 2018 equity awards upon her termination of employment as of January 17, 2018.

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GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about non-equity incentive plan awards, equity incentive plan awards, and stock awards granted to our NEOs during the fiscal year ended April 30, 2018. The compensation plans under which the grants in the following table were made are described on pages 33 through 46 of this proxy statement.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name of Executive	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(1)
Jones
- STI Award(2)	-	-	215,527	862,106	1,724,212	-	-	-	-	-	-	-
- LTI Award(1)	8/21/17	8/20/17	-	-	-	-	35,716	71,432	164,394	-	-	6,031,060
- LTI Award(1)	8/21/17	8/20/17	-	-	-	-	63,917	127,834	-	-	-	1,906,005
- LTI Award(1)	8/21/17	8/20/17	-	-	-	-	-	-	-	273,905	29.73	1,375,003
Bowen
- STI Award(2)	-	-	96,000	384,000	768,000	-	-	-	-	-	-	-
- LTI Award(1)	6/30/17	6/19/17	-	-	-	-	8,526	17,052	6,471	-	-	500,049
- LTI Award(1)	6/30/17	6/19/17	-	-	-	-	15,894	31,788	-	-	-	500,025
Gerke
- STI Award(2)	-	-	225,000	900,000	1,800,000	-	-	-	-	-	-	-
- LTI Award(1)	6/30/17	6/19/17	-	-	-	-	21,313	42,626	16,176	-	-	1,250,005
- LTI Award(1)	6/30/17	6/19/17	-	-	-	-	39,733	79,466	-	-	-	1,250,000
Logerwell
- STI Award(2)	-	-	27,000	108,000	216,000	-	-	-	-	-	-	-
- LTI Award(1)	6/30/17	6/19/17	-	-	-	-	2,132	4,264	1,618	-	-	125,037
- LTI Award(1)	6/30/17	6/19/17	-	-	-	-	3,974	7,948	-	-	-	125,022
Cobb
- STI Award(2)	-	-	78,373	313,493	626,986	-	-	-	-	-	-	-
Collins(3)
- STI Award(2)	-	-	70,313	281,250	562,500	-	-	-	-	-	-	-
- LTI Award(1)	6/30/17	6/19/17	-	-	-	-	5,968	11,936	4,530	-	-	350,036
- LTI Award(1)	6/30/17	6/19/17	-	-	-	-	11,126	22,252	-	-	-	350,024

(1)

Amounts represent awards made under the Company’s LTI compensation program and granted pursuant to the 2013 Plan. Dollar values represent the accounting grant date fair value of performance share units, market stock units, restricted share units, and stock options under ASC 718. The grant date fair value of these awards is computed in accordance with ASC 718 utilizing assumptions discussed in Note 8 “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended April 30, 2018, as filed with the SEC. The dollar values reflect an accounting expense and do not correspond to the actual value that may be realized by the NEOs. See beginning on page 39 for a discussion of the terms of the fiscal year 2018 LTI awards.

(2)

Amounts represent the potential value of the payouts under the Company’s STI compensation program. Actual fiscal year 2018 STI payout amounts are included in the Summary Compensation Table on page 54. See beginning on page 35 for a discussion of the terms of the fiscal year 2018 STI awards.

(3)	Ms. Collins forfeited all of her fiscal year 2018 LTI awards included in this table in connection with her departure from the Company.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table summarizes the equity awards made to our NEOs outstanding as of April 30, 2018.

	Option Awards					Stock Awards
Name of Executive	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Jones	-	-	-	-	-	-	-	102,351	2,829,999
	-	-	-	-	-	168,878	4,669,486	-	-
	-	273,905	-	$29.73	8/21/27	-	-	-	-
Bowen	-	-	-	-	-	-	-	25,086	693,631
	-	-	-	-	-	6,648	183,804	-	-
	-	-	-	-	-	-	-	30,223	835,667
	-	-	-	-	-	5,351	147,952	-	-
	-	-	-	-	-	-	-	2,613	72,240
	-	-	-	-	-	859	23,756	-	-
Gerke	-	-	-	-	-	-	-	62,711	1,733,964
	-	-	-	-	-	16,617	459,467	-	-
	-	-	-	-	-	-	-	37,030	1,021,384
	-	-	-	-	-	6,540	180,820	-	-
	-	-	-	-	-	-	-	31,754	877,993
	-	-	-	-	-	2,736	75,644	-	-
	122,380	-	-	$17.00	2/1/22	-	-	-	-
Logerwell	-	-	-	-	-	-	-	6,273	173,436
	-	-	-	-	-	1,662	45,958	-	-
	-	-	-	-	-	-	-	6,717	185,717
	-	-	-	-	-	1,190	32,897	-	-
	-	-	-	-	-	-	-	1,703	47,100
	-	-	-	-	-	561	15,514	-	-
Cobb	-	-	-	-	-	-	-	184,693	5,106,773
	-	-	-	-	-	32,690	903,869	-	-
	-	-	-	-	-	-	-	158,765	4,389,844
	-	-	-	-	-	13,673	378,046	-	-
Collins(5)	-	-	-	-	-	-	-	10,075	278,561
	-	-	-	-	-	-	-	14,433	399,085

(1)	Mr. Jones’s unvested stock options vest in one-third increments on August 21, 2018, August 21, 2019, and August 21, 2020.
(2)

Unvested restricted share units of the Company’s common stock vest as follows: Mr. Jones – 26,345 restricted share units vest in one-third increments on June 30, 2018, June 30, 2019, and June 30, 2020; 142,534 restricted share units vest in one-third increments on August 21, 2018, August 21, 2019, and August 21, 2020; Mr. Bowen – 6,648 restricted share units vest in one-third increments on June 30, 2018, June 30, 2019, and June 30, 2020; 5,351 restricted share units vest in two equal increments on June 30, 2018 and June 30, 2019; 859 restricted share units vest on June 30, 2018; Mr. Gerke – 16,617 restricted share units vest in one-third increments on June 30, 2018, June 30, 2019, and June 30, 2020; 6,540 restricted share units vest in two equal increments on June 30, 2018 and June 30, 2019; 2,736 restricted share units vest on June 30, 20120; Ms. Logerwell – 1,662 restricted share units vest in one-third increments on June 30, 2018, June 30, 2019, and June 30, 2020; 1,190 restricted share units vest in two equal increments on June 30, 2018 and June 30, 2019; 561 restricted share units vest on June 30, 2018; Mr. Cobb – 32,690 restricted share units vest in two equal increments on June 30, 2018 and June 30, 2019; 13,673 restricted share units vest on June 30, 2018.

(3)	Market value was determined using the closing price of the Company’s common stock of $27.65, which was the closing price as reported on the NYSE on April 30, 2018.
(4)

Unvested target performance share units and market stock units (including dividend equivalents accumulated as of April 30, 2018) vest as follows: Mr. Jones – 65,661 performance share units and 36,690 market stock units cliff vest on June 30, 2020; Mr. Bowen – 16,328 performance share units and 8,759 market stock units cliff vest on June 30, 2020; 18,853 performance share units and 11,370 market stock units cliff vest on June 30, 2019; 2,613 market stock units cliff vested on July 19, 2018; Mr. Gerke – 40,817 performance share units and 21,894 market stock units cliff vest on June 30, 2020; 23,043 performance share units and 13,897 market stock units cliff vest on June 30, 2019; 19,262 performance share units and 12,491 market stock units cliff vested on July 19, 2018; Ms. Logerwell – 4,082 performance share units and 2,190 market stock units cliff vest on June 30, 2020; 4,190 performance share units and 2,527 market stock units cliff vest on June 30, 2019; 1,703 market stock units cliff vested on July 19, 2018; Mr. Cobb – 115,211 performance share units and 69,482 market stock units cliff vest on June 30, 2019; 96,308 performance share units and 62,457 market stock units cliff vested on July 19, 2018; Ms. Collins – 6,285 performance share units and 3,790 market stock units cliff vest on June 30, 2019; 8,755 performance share units and 5,678 market stock units cliff vested on July 19, 2018. Actual shares delivered are subject to performance conditions and therefore may vary from the target units reported here.

(5)

Pursuant to the terms of her award agreements and Severance and Release Agreement, Ms. Collins forfeited all of her fiscal year 2018 equity awards, and all of her outstanding unvested restricted share units upon her termination of employment on January 17, 2018, and those awards are not included in the table. The fiscal year 2016 and 2017 performance share units and market stock units included above reflect the pro-rated portion of such awards retained by Ms. Collins based on her number of whole months of service divided by 36, as provided by the terms of the applicable award agreements.

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OPTION EXERCISES AND STOCK VESTED TABLE

The following table summarizes the value realized by the NEOs upon option award exercises and stock award vesting during the fiscal year ended April 30, 2018.

	Option Awards		Stock Awards
Name of Executive	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
Jones	-	-	-	-
Bowen	-	-	6,914	213,719
Gerke	-	-	27,038	816,320
Logerwell	-	-	1,673	51,714
Cobb	1,188,400	14,797,932	112,655	3,482,282
Collins	9,971	141,396	10,773	333,005

(1)

The value realized upon the exercise of the stock options reflect the number of options multiplied by the difference between the closing stock price of our common stock on the date of the exercise and the exercise price of the options.

(2)

Amounts in this column reflect restricted share units that vested during the fiscal year ended April 30, 2018 (including dividend equivalents accumulated as the date of vesting) and fiscal year 2015 performance share units and market stock units that vested as of June 30, 2017 and were distributed in July 2017 (including dividend equivalents accumulated as of the date of vesting). These amounts do not include shares acquired pursuant to the vesting of the fiscal year 2016 performance share units and market stock units on July 19, 2018, which were distributed in July 2018 following Compensation Committee certification of the performance and approval of the payouts (as described above under “Vesting and Performance-based Payouts of Fiscal Year 2016 Performance Share Units and Market Stock Units” beginning on page 44).

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table summarizes our NEOs’ compensation under the H&R Block, Inc. Deferred Compensation Plan for Executives during fiscal year 2018.

Name of Executive	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Jones	17,221	-	(254)	-	16,967
Bowen	-	-	-	-	-
Gerke	-	-	-	-	-
Logerwell	-	-	-	-	-
Cobb	-	-	-	-	-
Collins	-	-	16,582	-	146,548

(1)	The amounts in this column are not included in the Summary Compensation Table because they are not above-market or preferential earnings on deferred compensation.
(2)

Amounts in this column include, among other things, NEO contributions and Company contributions previously reflected in Summary Compensation Tables included in the Company’s proxy statements commencing with the proxy statement for the fiscal year ended April 30, 2012 to the extent any such NEO was included in the Company’s Summary Compensation Tables for such fiscal years.

H&R BLOCK DEFERRED COMPENSATION PLAN FOR EXECUTIVES

The Company provides the H&R Block, Inc. Deferred Compensation Plan for Executives, a nonqualified plan (the “DC Plan”), to employees who meet certain eligibility requirements. The DC Plan is intended to pay, out of the general assets of the Company, an amount substantially equal to the deferrals and Company contributions, adjusted for any earnings or losses. The Company does not provide any matching contributions for this plan.

Participants can elect to defer from 0% to 100% of eligible base salary and eligible commissions and up to 100% of annual bonus on a pre-tax basis. The DC Plan offers various investment options (which mirror the options available under the Company’s 401(k) plan) to participants, including a fixed rate option and Company stock. Participant deferrals are credited to a bookkeeping account that is administered by Fidelity Investments. Earnings are credited to each participant’s account based on the investment options selected by such participant. Participants may change or reallocate their investments at any time.

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Participants can elect to receive in-service payments or lump-sum or monthly payments over one to 15 years following termination from service or disability. To ensure compliance with IRC Section 409A, the DC Plan provides that the payments following termination shall not be made before a date that is six months after the termination date. Amounts deferred under the DC Plan by NEOs, if any, are included in the appropriate column of the Summary Compensation Table.

EMPLOYMENT AGREEMENTS, CHANGE IN CONTROL AND OTHER ARRANGEMENTS

William C. Cobb Employment Agreement

William C. Cobb entered into an Employment Agreement effective May 16, 2011 (the “Cobb Agreement”) to serve as the Company’s President and Chief Executive Officer which was subsequently amended. The Cobb Agreement, as amended, provided for the following ongoing compensation: an initial base salary of $950,000, reviewed annually for increases by the Compensation Committee; participation in the Company’s STI compensation plan with a target incentive award equal to 125% of base salary and a maximum of 200% of his target STI compensation, subject to any limitations contained in the applicable STI plan; and participation in the Company’s equity incentive plan. The Company also provided Mr. Cobb with other customary health and employment benefits. The Cobb Agreement was originally set to expire on May 16, 2017, but was extended through amendment until September 1, 2018. The Cobb Agreement contains the following post-termination restrictions on Mr. Cobb: non-hire, non-solicitation, non-competition, and non-disparagement of the Company for two years following his last day of employment; and non-disclosure of proprietary information in perpetuity.

On May 15, 2017, Mr. Cobb notified the Company of his decision to retire from his positions as President and Chief Executive Officer and as a member of the Board effective as of July 31, 2017. In connection with his retirement, the Company, H&R Block Management, LLC, and Mr. Cobb entered into a Letter Agreement Regarding Retirement and Transition, dated May 15, 2017 (the “Letter Agreement”). The Letter Agreement provided that Mr. Cobb would continue full-time employment with the Company through July 31, 2017, and that he would assist in the transition of his responsibilities during that time. In addition, the Letter Agreement confirmed that Mr. Cobb would receive the benefits to which he was entitled upon retirement under the terms and conditions of his applicable plans and agreements. Those benefits are described below, under Equity Award Agreements beginning on page 61, and Potential Payments Upon Termination or Change in Control, beginning on page 63. In addition, the Letter Agreement provided that Mr. Cobb would receive pro-rated annual STI compensation for fiscal year 2018 payable only if and to the extent that annual STI compensation was payable to other Company senior executive officers under the Executive Performance Plan, as determined by the Compensation Committee.

Interim CEO Letter

On May 15, 2017, the Compensation Committee approved changes to Mr. Gerke’s compensation in connection with his appointment as Interim CEO. Pursuant to a letter dated May 15, 2017, Mr. Gerke received a base salary amount that would equal $950,000 annually, effective June 1, 2017 and continuing through the later of (i) the end of the duration of his appointment as President and Chief Executive Officer (in an interim capacity) and (ii) December 1, 2017. The letter also provided that Mr. Gerke would (x) participate in the Company’s fiscal year 2018 STI plan, with a target award value of $900,000, (y) receive equity grants as a participant in the Company’s LTI program for fiscal year 2018, with a target award value of $2.5 million, and (z) remain employed with the Company until July 31, 2018, except in the event of a termination for Cause as such term is defined in the Executive Severance Plan.

Jeffrey J. Jones II Employment Agreement

Jeffrey J. Jones II entered into the Jones Agreement on August 21, 2017 to serve as the Company’s President and Chief Executive Officer-Designate effective August 21, 2017, and President and Chief Executive Officer effective October 9, 2017.

Compensation. The Jones Agreement provides for the following: an initial base salary of $995,000; participation in the Company’s STI compensation plan with a target incentive award equal to 125% of base salary; a cash sign-on bonus of $950,000; and the Inducement Awards (as described on page 43). Mr. Jones was also entitled to reimbursement of expenses in relocating his family to Kansas City as provided under the Company’s executive relocation policy.

Term. Unless earlier terminated, the Jones Agreement expires on August 21, 2022.

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Restrictive Covenants. The Jones Agreement imposes restrictive covenants on Mr. Jones, which include: non-hire, non-solicitation, non-competition, and non-disparagement during the term and for two years following his last day of employment, and non-disclosure of proprietary information during the term and thereafter in perpetuity.

Severance Benefits. Under the Jones Agreement, in the event of a termination by the Company other than for Cause or by Mr. Jones for Good Reason, subject to his execution of a release, Mr. Jones is entitled to a lump-sum payment equal to his base salary and his target bonus; an amount equal to the COBRA premium for 18 months following termination; a pro-rata bonus for the year of termination based on actual Company and individual performance for the applicable fiscal year; and full and immediate vesting of the Inducement Awards.

If Mr. Jones’s employment is terminated within 24 months following a Change in Control or within 120 days prior to a transaction that constitutes a “change in control” under IRC Section 409A by the Company other than for Cause or by Mr. Jones for Good Reason, Mr. Jones is entitled to a lump-sum payment equal to his base salary and his target bonus; an amount equal to the COBRA premium for 18 months following termination; an additional lump sum payment equal to his base salary plus six times the monthly COBRA premium; a pro-rata bonus for the year of termination based on target performance; and full and immediate vesting of the Inducement Awards.

Death or Disability. Under the Jones Agreement, in the event of Mr. Jones’s death or disability, he or his representatives are entitled to a pro-rata bonus for the year of termination based on actual Company and individual performance for the applicable fiscal year and full and immediate vesting of the Inducement Awards. If Mr. Jones’s death or disability occurs within 24 months following a Change in Control or within 120 days prior to a transaction that constitutes a “change in control” under IRC Section 409A, Mr. Jones is entitled to a pro-rata bonus for the year of termination based on target performance, and full and immediate vesting of the Inducement Awards.

Definitions. For purposes of the Jones Agreement, the following terms are defined to mean:

“Cause”: any one or more of the following grounds:

(i)

Mr. Jones’s commission of an act materially and demonstrably detrimental to the Company or any affiliate, which act constitutes gross negligence or willful misconduct by Mr. Jones in the performance of his material duties to the Company or any affiliate;

(ii)

Mr. Jones’s commission of any material act of dishonesty or breach of trust resulting or intending to result in material personal gain or material enrichment of Mr. Jones at the expense of the Company or any affiliate;

(iii)	Mr. Jones’s violation of certain covenants related to confidentiality, non-hiring of employees, and non-solicitation of customers, and non-competition; or

(iv)

The inability of the Company or any affiliate to participate in any activity subject to government regulation and material to the Company’s or any affiliate’s business solely as a result of any willful action or inaction by Mr. Jones.

“Change in Control”: as defined in the 2013 Plan, which includes one or more of the following events, subject to certain exceptions: (i) during any 24-month period, individuals who, as of the beginning of such period, constitute the Board no longer constitute at least a majority of the Board; (ii) any person is or becomes a beneficial owner of securities representing 35% or more of the combined voting power of the Company’s then outstanding securities; (iii) a merger, consolidation or similar corporate transaction that requires the approval of the Company’s shareholders; and (ii) the sale of 50% or more of the total gross fair market value of the Company’s assets.

“Good Reason”: any one or more of the following grounds unless cured within thirty days of receipt of notice thereof:

(i)	A material diminution in Mr. Jones’s base salary or target bonus opportunity;

(ii)	Relocation of Mr. Jones’s location of employment outside of the Kansas City, Missouri metropolitan area;

(iii)

A material diminution in Mr. Jones’s responsibilities, duties or authority, authority as President and Chief Executive Officer of the Company, or a requirement to report to anyone other than the Company’s Board of Directors; or

(iv)	Any other action or inaction that constitutes a material breach by the Company of the Jones Agreement.

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H&R Block Executive Severance Plan

Messrs. Gerke and Bowen and Ms. Logerwell participate in the Executive Severance Plan, and Ms. Collins participated in the Executive Severance Plan prior to her departure from the Company. Pursuant to the Jones Agreement, Mr. Jones participates in the Executive Severance Plan only if and to the extent that the benefits related to equity awards thereunder exceed those contained in the Jones Agreement.

The Executive Severance Plan is intended to support a variety of objectives, including (i) standardization of severance policy among the senior officers, which ensures internal parity, simplifies internal administration, and mitigates negotiation at hire and termination, and (ii) the attraction and retention of highly skilled executives by protecting them from the short term economic consequences associated with unexpected termination of employment in the absence of cause. Based on advice from the Compensation Committee’s independent compensation consultant, we believe the benefits our NEOs would receive under various severance scenarios are modest relative to the market.

Eligibility. An associate of the Company whose participation in the Executive Severance Plan is approved by the Compensation Committee is eligible.

Severance Benefits. Under the terms of the Executive Severance Plan, if a participant incurs a Qualifying Termination or a Change in Control Termination (which includes a participant’s Good Reason Termination within 75 days immediately preceding or within 18 months immediately following a Change in Control), subject to the execution of a release, he or she is entitled to receive a lump sum severance amount equal to: (i) the participant’s monthly compensation multiplied by the participant’s years of service, subject to a minimum payout equal to 12 months of service and a maximum payout equal to 18 months of service; (ii) a specified percentage of the participant’s monthly compensation, as determined by the Compensation Committee, multiplied by the participant’s years of service, subject to a minimum payout equal to 12 months of service and a maximum payout equal to 18 months of service; and (iii) an amount equal to the participant’s COBRA subsidy multiplied by 12, if the participant was enrolled in the Company’s applicable health, dental, and vision benefits on the termination date. The Company will also provide reasonable outplacement assistance for a period not to exceed 15 months. The participant is entitled to a pro-rata award of any amounts payable under the Company’s STI compensation plan, based upon the participant’s actual performance and the attainment of goals established as determined by the Board in its sole discretion.

Definitions. For purposes of the Executive Severance Plan, the following terms are defined to mean:

“Cause”: any of the following unless, if capable of cure, such events are fully corrected in all material respects by the participant within 10 days after the Company provides notice of the occurrence of such event:

(i)	Misconduct that materially interferes with or materially prejudices the proper conduct of the business of the Company;

(ii)	Commission of an act materially and demonstrably detrimental to the good will of the Company;

(iii)	Commission of any act of dishonesty or breach of trust resulting or intending to result in material personal gain or enrichment of the participant at the expense of the Company;

(iv)

Violation of any non-competition, non-solicitation, confidentiality or similar restrictive covenant under any employment-related agreement, plan, or policy with respect to which the participant is a party or is bound; or

(v)	Conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving an act of moral turpitude or a felony.

“Change in Control”: generally, the occurrence of one or more of the following events, subject to certain exceptions: (i) any person or group increases their Company stock ownership to more than 50% of the total fair market value or voting power of the Company’s stock; (ii) any person or group acquires (when combined with all acquisitions of the Company’s stock in a 12-month period) ownership of 35% or more of the total voting power of the Company’s stock; (iii) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not approved in advance by two-thirds of the members of the Board; and (iv) any person or group acquires (when combined with all other acquisitions of the Company’s assets acquired during the prior 12-month period) assets equal to or more than 50% of the total gross fair market value of all of the assets of the Company.

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“Good Reason Termination”: a separation from service within 75 days immediately preceding or 18 months immediately following a Change in Control which is initiated by the participant, subject to certain notice requirements, on account of one or more of the following conditions occurring within that same time frame without the consent of the participant that is not substantially remedied by the Company:

(i)	A material diminution in the participant’s base compensation;

(ii)	A material diminution in the participant’s authority, duties, or responsibilities;

(iii)	A material change in the geographic location at which the participant must perform the services; or

(iv)	Any other action or interaction that constitutes a material breach by the Company of any written employment-related agreement between the participant and the Company.

“Qualifying Termination”: the involuntary separation from service by the Company under circumstances not constituting Cause, but does not include the elimination of the participant’s position where the participant was offered a comparable position with the Company or with a party that acquires any assets from the Company, the redefinition of participant’s position to a lower compensation rate or grade, or the participant’s death or disability.

Equity Award Agreements

In connection with equity awards our executives enter into equity award agreements that provide for acceleration of vesting or acceleration of forfeiture of the awards upon certain events.

Retirement. Our standard equity award agreements for restricted share units applicable to grants during the time period covered by this proxy statement contain a retirement provision that accelerates the vesting of a pro-rata portion of all outstanding restricted share units that have been outstanding for at least one year. The pro-rata portion is equal to a percentage based upon the number of whole months of service completed divided by 36, minus the number of restricted share units previously vested. Our standard equity award agreements for performance share units and market stock units applicable to grants made during the time period covered by this proxy statement contain a retirement provision that provides for the pro-ration of awards that have been outstanding for at least one year based on the number of whole months of service completed divided by 36, with the ultimate vesting of the awards subject to attaining the performance goals set forth in the applicable award agreement. Retirement is defined as voluntary termination at or after (i) reaching age 55 with at least five years of service with the Company or (ii) reaching age 60.

The Compensation Committee utilized alternate forms of award agreements for Mr. Cobb beginning in fiscal year 2015 and Mr. Gerke beginning in fiscal year 2017, which are described in the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2014, that define retirement as voluntary termination at or after reaching age 60. In addition, such alternate forms of award agreements contain modified vesting provisions providing that voluntary retirement after reaching age 60 will not result in the forfeiture of any equity awards outstanding for more than one year prior to such retirement; rather, the entire equity awards will continue to vest on the stated vesting dates set forth in the applicable award agreement and with performance adjustments (if any) made under such agreement as if he remained employed through such stated vesting dates.

Severance Benefits; Death or Disability. Equity awards provide for vesting or forfeiture, as applicable, upon certain qualifying terminations or qualifying terminations following a change in control. Award agreements for restricted share units provide for the forfeiture of any restricted share unit awards that are not vested as of the separation date in the event of a Qualifying Termination (as defined above under “H&R Block Executive Severance Plan”). Upon a termination of employment due to death or Disability at least one year after the grant date, all outstanding and unvested restricted share units and stock options immediately vest. Our performance-based equity award agreements applicable to grants made to executives through fiscal year 2018 provide for vesting of a pro-rated portion of the awards that are earned as a result of attaining the award’s performance goals in the event of the executive’s qualifying termination (which, except in certain situations where such qualifying termination occurs after a change in control, does not include a Good Reason Termination, as defined above under “H&R Block Executive Severance Plan”), death or Disability, that occurs more than one year after the grant date. “Disability” means (i) for participants covered by a group long term disability program, the participant is receiving income replacement benefits for at least three months under the program because of any physical or mental impairment expected to result in death or last for a continuous period of at least twelve months (a “qualifying impairment”); or (ii) in all other cases, the participant is unable to engage in any substantial gainful activity for a period of at least nine months because of a qualifying impairment.

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In the event of a Change in Control Termination (as defined above under “H&R Block Executive Severance Plan”), the participant becomes vested in all outstanding restricted share unit awards. After a change in control, the Compensation Committee may, in its discretion, equitably adjust the performance goals or payment formula that apply to performance share units or market stock units, as determined necessary due to the change in control. Following a change in control, performance share units or market stock units generally will vest as a result of the executive’s continued employment through the third anniversary of the grant date and the Company’s level of performance during the performance period. However, if an executive’s employment terminates before such third anniversary due to certain qualifying terminations that occur in connection with the change in control, or disability, death or retirement, the executive may be entitled to receive all or a pro-rata portion of the award.

The terms of the fiscal year 2018 LTI awards are described in more detail above under the headings “Actions Pertaining to Fiscal Year 2018 LTI Compensation,” beginning on page 39.

Severance and Release Agreement with Ms. Collins

In connection with Ms. Collins’s departure, the Company and Ms. Collins entered into a Severance and Release Agreement (the “Severance Agreement”) under the Executive Severance Plan. Under the terms of the Severance Agreement and the Executive Severance Plan, in consideration for Ms. Collins agreeing to two-year non-competition and non-solicitation covenants and to a general release of claims, Ms. Collins received a lump sum cash severance payment in the amount of $621,328, plus a COBRA subsidy in the amount of $12,412. Additionally, pursuant to the terms of the Executive Severance Plan, Ms. Collins was entitled to receive payment of her STI plan award for the Company’s 2018 fiscal year based upon her actual performance and the Company’s attainment of goals established under the STI plan as determined by the Compensation Committee, pro-rated based upon the number of days she was employed in fiscal year 2018. See page 37 for additional information regarding Ms. Collins’s 2018 STI award. Under the terms of her equity award agreements, Ms. Collins was also entitled to vesting of a pro-rata portion of awards of her performance share units and market stock units granted under the 2013 Plan that had been outstanding for at least one year, in each case based upon the achievement of performance goals during the applicable performance period. Ms. Collins also received $15,000 for the purpose of assisting with costs related to outplacement.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and certain of our officers, including each of our named executive officers, on a form previously approved by our Board. These agreements are intended to supplement our officer and director liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by our Bylaws will continue to be available regardless of, among other things, an amendment to the Bylaws or a change in management or control of the Company.

In general, the indemnification agreement provides that, subject to the provisions set forth therein, the Company will indemnify and hold harmless the director or officer (each, an “Indemnitee”) against all direct and indirect costs and liabilities incurred by an Indemnitee, to the fullest extent permitted by applicable law, in connection with any actions, claims, suits or other proceedings brought against such Indemnitee by reason of (i) the fact that the Indemnitee is or was a director, officer or other fiduciary of the Company or, at the request of the Company, a director, officer or other fiduciary of a subsidiary of the Company, or (ii) any action taken, or failure to act, by such Indemnitee in such capacity. The indemnification agreement provides contractual assurances regarding the scope of the indemnification as permitted by the Missouri General and Business Corporation Law and the Bylaws.

Under the Indemnification Agreement, an Indemnitee will have the right to advancement by the Company of expenses as they are actually and reasonably paid or incurred in connection with defending a claim covered by the Indemnification Agreement prior to the final disposition of such claim. The Indemnitee is required to repay any expenses advanced to the Indemnitee if such Indemnitee is determined not to be entitled to indemnification by the Company.

The above description of the terms of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed with the SEC as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2012.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the potential payments our NEOs (other than Mr. Cobb and Ms. Collins) would receive in the event of termination or a change in control of the Company. For Mr. Cobb and Ms. Collins, who departed the Company during the fiscal year, the table includes amounts received under the circumstances of their respective actual departures. The agreements and arrangements that govern the payments included in the table are described in more detail above under Employment Agreements, Change in Control and Other Arrangements. For Messrs. Jones, Bowen, and Gerke and Ms. Logerwell, this table assumes the relevant triggering event occurred on April 30, 2018, and the value of the equity-based awards included below was therefore determined using the closing price of the Company’s common stock of $27.65, which was the closing price as reported on the NYSE on April 30, 2018. Accordingly, the amounts provided in this table for Messrs. Jones, Bowen, and Gerke and Ms. Logerwell are based on hypothetical circumstances, may materially differ from actual amounts payable upon the triggering event, and the actual amounts to be paid out can only be determined at the time of such triggering event.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name of Executive	Termination without Cause or for Good Reason ($)	Termination in Connection with a Change in Control ($)	Retirement ($)	Death or Disability ($)
Jones(1)
Cash	$1,857,106	$2,852,106	-	-
Restricted Share Units	$3,941,059	$4,669,485	-	$3,941,059
Stock Options (vesting accelerated)	-	-	-	-
Market Stock Units	-	$1,014,486	-	-
Performance Share Units	-	$1,815,513	-	-
Health and Welfare Plan Benefits	$27,979	$37,306	-	-
Outplacement Services	-	-	-	-
Total	$5,826,144	$10,388,896	-	$3,941,059
Bowen(2)
Cash	$1,014,312	$1,014,312	-	-
Restricted Share Units	-	$355,512	-	$171,708
Stock Options (vesting accelerated)	-	-	-	-
Market Stock Units	$251,615	$628,795	-	$386,621
Performance Share Units	$304,084	$972,743	-	$521,286
Health and Welfare Plan Benefits	$11,617	$11,617	-	-
Outplacement Services	$15,000	$15,000	-	-
Total	$1,596,628	$2,997,979	-	$1,079,615
Gerke(2)(3)
Cash	$1,080,000	$1,080,000	-	-
Restricted Share Units	-	$244,332	$244,332	$256,464
Stock Options (vesting accelerated)	-	-	-	-
Market Stock Units	$550,347	$1,335,020	$710,453	$729,641
Performance Share Units	$874,676	$2,298,322	$1,140,147	$1,169,736
Health and Welfare Plan Benefits	$12,413	$12,413	-	-
Outplacement Services	$15,000	$15,000	-	-
Total	$2,532,436	$5,456,685	$2,094,932	$2,155,841
Logerwell(2)
Cash	$522,000	$522,000	-	-
Restricted Share Units	-	$94,370	-	$48,412
Stock Options (vesting accelerated)	-	-	-	-
Market Stock Units	$85,242	$177,530	-	$116,972
Performance Share Units	$67,576	$228,723	-	$115,845
Health and Welfare Plan Benefits	$4,253	$4,253	-	-
Outplacement Services	$15,000	$15,000	-	-
Total	$694,071	$1,041,876	-	$281,228

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Name of Executive	Termination without Cause or for Good Reason ($)	Termination in Connection with a Change in Control ($)	Retirement ($)	Death or Disability ($)
Cobb(4)
Cash	-	-	$342,335	-
Restricted Share Units	-	-	$1,376,499	-
Stock Options (vesting accelerated)	-	-	-	-
Market Stock Units	-	-	$3,917,287	-
Performance Share Units	-	-	$6,280,025	-
Health and Welfare Plan Benefits	-	-	-	-
Outplacement Services	-	-	-	-
Total	-	-	$11,916,145	-
Collins(5)
Cash	$621,328	-	-	-
Restricted Share Units	-	-	-	-
Stock Options (vesting accelerated)	-	-	-	-
Market Stock Units	$397,465	-	-	-
Performance Share Units	$641,394	-	-	-
Health and Welfare Plan Benefits	$12,413	-	-	-
Outplacement Services	$15,000	-	-	-
Total	$2,061,019	-	-	-
(1)

Payments to Mr. Jones would be made pursuant to the terms of the Jones Agreement and various equity award agreements described above under “Employment Agreements, Change in Control and Other Arrangements” and “Long Term Incentive Compensation.”

(2)

Payments to Messrs. Bowen and Gerke and Ms. Logerwell would be made pursuant to the terms of the Executive Severance Plan and various equity award agreements described above under “Employment Agreements, Change in Control and Other Arrangements” and “Long Term Incentive Compensation.”

(3)

As of April 30, 2018, Mr. Gerke was the only named executive officer who had satisfied the requirements to be eligible for retirement. Mr. Cobb had satisfied the requirements to be eligible for retirement prior to his departure from the Company, and retired from the Company effective July 31, 2017.

(4)

As discussed above, Mr. Cobb retired from the Company effective July 31, 2017. In connection with his departure, Mr. Cobb received the payments and other benefits disclosed under the “Retirement” column pursuant to the terms of the Cobb Agreement, the Letter Agreement, and various equity award agreements described above under “Employment Agreements, Change in Control and Other Arrangements.” Following his departure, he was no longer eligible to receive payments in the event of termination other than for cause or for good reason or a termination after a change in control or death, or disability. The value included in the “Retirement” column reflects Mr. Cobb’s fiscal year 2018 pro-rated STI payment and the value of his outstanding restricted share units, market stock units, and performance share units that were outstanding as of his retirement date, and that will continue to vest according to their terms under his equity award agreements, determined using the Company’s closing stock price as reported on the NYSE on July 31, 2017, which was $30.50. Mr. Cobb will not receive distribution of the shares underlying the awards until they vest according to their terms, and, for the performance-based awards, the Compensation Committee certifies whether and to the extent the performance conditions are met.

(5)

As discussed above, Ms. Collins departed the Company after serving as Chief Marketing and Strategy Officer until January 17, 2018. In connection with her departure, Ms. Collins received the payments and other benefits disclosed under the “Termination Other than for Cause or Good Reason” column pursuant to the terms of the Executive Severance Plan, the Severance Agreement, and various equity award agreements described above under “Employment Agreements, Change in Control and Other Arrangements” and “Long Term Incentive Compensation.” Following her departure, she was no longer eligible to receive payments in the event of termination after a change in control or death, disability, or retirement.

PAY RATIO DISCLOSURE

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule that requires a public company to disclose the ratio of the annual total compensation of its chief executive officer to the median annual total compensation of its employees (other than its chief executive officer). The Company had three non-concurrent chief executive officers who served during fiscal year 2018. Mr. Cobb served as President and Chief Executive Officer until his retirement on July 31, 2017. Following Mr. Cobb’s retirement, Mr. Gerke served as Interim CEO until Mr. Jones’s appointment as President and Chief Executive Officer effective October 9, 2017. As required by SEC rules, in calculating the compensation of our chief executive officer for purposes of the pay ratio disclosure, the Company annualized the base salary, fiscal year 2018 LTI awards, and fiscal year 2018 STI award provided during fiscal year 2018 to Mr. Jones, who served as chief executive officer on April 30, 2018, the date which we selected to identify the median employee (the “Pay Ratio Date”). As a result of the annualizing, the amount of Mr. Jones’s compensation included in the pay ratio calculation is greater than the amount of his total compensation included in the “Summary Compensation Table” above.

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On the Pay Ratio Date, the Company had approximately 12,924 U.S. employees and 8,726 non-U.S. employees, for a total of 21,650 employees. This population consisted of the Company’s full-time, part-time, seasonal, and temporary employees. In determining the median employee, the Company excluded from its employee population all of its employees located in Cyprus (2 employees), Ireland (27 employees), and India (516 employees) pursuant to a de minimis exemption permitted under the SEC rules.

To identify the median employee from the Company’s employee population, we compared the amount of salary and wages paid to employees as reflected in payroll records for the 2017 calendar year as reported to the Internal Revenue Service on Form W-2 for U.S. employees and the Form W-2 equivalent for non U.S. employees, who were employed on the Pay Ratio Date, excluding Mr. Jones. We annualized compensation for employees who were hired in 2017 but did not work for us the entire calendar year, excluding seasonal and temporary employees. No cost-of-living adjustments were made in identifying the median employee.

The identified median employee was a seasonal associate whose total hours worked during the year was equivalent to approximately 5 months of a full-time associate’s hours worked. After the median employee was identified, we calculated such employee’s annual total compensation using the same methodology used for the Company’s named executive officers as set forth in the fiscal year 2018 Summary Compensation Table of this proxy statement.

For fiscal year 2018, the annualized total compensation for Mr. Jones was $14,337,793 and the annual total compensation for the median employee, excluding Mr. Jones, was $16,319 which resulted in a ratio of 879 to 1. During fiscal year 2018, Mr. Jones received one-time sign-on awards totaling approximately $6,450,000. Excluding these one-time awards, the ratio of our chief executive officer’s annualized total compensation to the annual total compensation of the median employee for fiscal year 2018 would have been 483 to 1. As noted above, as required by SEC rules, Mr. Jones’s base salary, fiscal year 2018 LTI awards, and fiscal year 2018 STI award provided during fiscal year 2018 have been annualized for purposes of calculating the pay ratio. As a result of the annualizing, the amount of Mr. Jones’s compensation disclosed in this paragraph and included in the pay ratio calculation is greater than the amount of his total compensation included in the “Summary Compensation Table” above.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. We believe that our calculated ratios are reasonable estimates calculated in a manner consistent with the pay ratio disclosure requirements. The pay ratios reported by other companies, including those within our Peer Group and industry, may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

This information is being provided for the purposes of compliance with the pay ratio disclosure requirement. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

EQUITY COMPENSATION PLANS

The following table provides information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of April 30, 2018. As of April 30, 2018, the Company had two active stock-based compensation plans: the 2018 Plan and the H&R Block, Inc. 2000 Employee Stock Purchase Plan (as amended and restated effective November 7, 2013). Our shareholders have approved all of the Company’s current stock-based compensation plans. Our shareholders approved the 2018 Plan in September 2017 to replace the 2013 Plan, effective one business day after the 2017 annual meeting (September 15, 2017), at which time the 2013 Plan terminated except with respect to outstanding awards thereunder. The 2013 Plan was approved by our shareholders in September 2012 to replace the 2003 Plan and the H&R Block, Inc. 2008 Deferred Stock Unit Plan for Outside Directors (the “DSU Plan”), effective January 1, 2013, at which time the 2003 Plan and the DSU Plan terminated except with respect to outstanding awards thereunder. The 2003 Plan was approved by our shareholders in September 2002 to replace the 1993

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Long-Term Executive Compensation Plan, effective July 1, 2003. Our shareholders approved the DSU Plan in September 2008 to replace the 1989 Stock Option Plan for Outside Directors, which terminated upon the DSU Plan’s effectiveness, except with respect to outstanding awards thereunder.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (A) (# 000)	Weighted-average exercise price of outstanding options, warrants, and rights (B) ($)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (A) (C) (# 000)
Equity compensation plans approved by security holders	481	24.84	14,560
Equity compensation plans not approved by security holders	-	-	-
Total	481	24.84	14,560

AUDIT COMMITTEE REPORT

The Company’s management is responsible for preparing financial statements in accordance with accounting principles generally accepted in the United States (GAAP) and the financial reporting process, including the Company’s disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for (i) auditing the Company’s financial statements and expressing an opinion as to their conformity to GAAP and (ii) auditing the effectiveness of the Company’s internal control over financial reporting and expressing an opinion as to its effectiveness. The Audit Committee of the Board of Directors, composed solely of independent directors, meets periodically with management, including the Vice President, Audit Services (the employee with primary responsibility for the Company’s internal audit functions) and others in the Company, and the Company’s independent registered public accounting firm to review and oversee matters relating to the Company’s financial statements, audit services (internal audit) activities, disclosure controls and procedures, and internal control over financial reporting and non-audit services provided by the independent accountants. In addition, the Audit Committee pre-approved all audit and non-audit fees paid to such firm.

The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended April 30, 2018. The Audit Committee has also discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16 (codified as Auditing Standard No. 1301), “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, discussed with Deloitte its independence from the Company and the Company’s management, and considered whether Deloitte’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

The Audit Committee conducted its own self-evaluation and evaluation of the services provided by Deloitte during the fiscal year ended April 30, 2018. Based on its evaluation of Deloitte, the Audit Committee reappointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2019.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2018, for filing with the SEC.

AUDIT COMMITTEE

Victoria J. Reich, Chair

Angela N. Archon

Richard A. Johnson

Matthew E. Winter

Christianna Wood

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AUDIT FEES

The following table presents fees for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the years ended April 30, 2018 and 2017, and fees billed for other services rendered by Deloitte for such years. Fees disclosed below include fees actually billed and expected to be billed for services relating to the applicable fiscal year. Amounts previously disclosed for fiscal year 2017 have been adjusted to reflect actual billings.

Fiscal Year	2018	2017
Audit Fees	$3,037,793	$2,967,212
Audit-Related Fees	$104,695	$107,000
Tax Fees	$144,542	$256,402
All Other Fees	-	-

Total Fees	$3,287,030	$3,330,614

Audit Fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. Amounts included consist of fees incurred relating to support of business acquisition and divestiture activities, independent assessments of internal controls, audits of employee benefits plan financial statements, and other audit-related services.

Tax Fees consist of fees for the preparation or review of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning, tax consultation, and tax advice. Amounts included above consist of fees incurred relating to transfer pricing studies, technical consultation related to international tax matters, and other tax advisory services.

All Other Fees are fees billed for professional services that were not the result of an audit, review, or tax-related services, and consist primarily of subscriptions to human resources publications and related items.

The Audit Committee has adopted policies and procedures for pre-approving audit and non-audit services performed by the independent auditor so that the provision of such services does not impair the auditor’s independence. All fees reported above were approved pursuant to the policy. Under the Audit Committee’s pre-approval policy, the terms and fees of the annual audit engagement require specific Audit Committee approval. Other types of services are eligible for general pre-approval. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific Audit Committee pre-approval. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

General pre-approval granted under the Audit Committee’s pre-approval policy extends to the next fiscal year following the date of pre-approval. The Audit Committee reviews and pre-approves services that the independent auditor may provide without obtaining specific Audit Committee pre-approval on an annual basis and revises the list of general pre-approved services from time to time. In determining whether to pre-approve audit or non-audit services (regardless of whether such approval is general or specific pre-approval), the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole and no one factor is necessarily determinative. The Audit Committee will also consider the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. The Audit Committee may determine for each fiscal year the appropriate ratio between fees for Audit Services and fees for Audit-Related Services, Tax Services, and All Other Services.

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The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has concluded that the provision of non-audit services provided to the Company by Deloitte during the 2018 fiscal year was compatible with maintaining its independence.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    The Board’s Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending April 30, 2019. As a matter of good corporate governance, the Audit Committee submits its selection of Deloitte to our shareholders for ratification, and will consider the vote of our shareholders when appointing our independent registered public accounting firm in the future. A representative of Deloitte is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if desired. For additional information regarding the Company’s relationship with Deloitte, please refer to the “Audit Committee Report” and “Audit Fees” sections above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

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PROPOSAL 3 – ADVISORY APPROVAL OF THE COMPANY’S

NAMED EXECUTIVE OFFICER COMPENSATION

    The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) require that we permit our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section, the Summary Compensation Table and accompanying executive compensation tables, and the related narrative disclosure beginning on page 23. At our 2017 annual meeting, our shareholders approved, on an advisory basis, that an advisory vote on executive compensation should be held annually. Based on such result, our Board determined that the advisory vote on executive compensation will be held every year until the next advisory vote on the frequency of future advisory votes on executive compensation.

      We believe that our compensation programs and policies reflect an overall pay-for-performance culture that is strongly aligned with the interests of our shareholders. We are committed to utilizing a mix of incentive compensation programs that will reward success in achieving the Company’s financial objectives and growing value for shareholders, and continuing to refine these incentives to maximize Company performance. The Compensation Committee of the Board has overseen the development of a compensation program designed to achieve pay-for-performance and alignment with shareholder interests, as described more fully in the “Compensation Discussion and Analysis” section beginning on page 23. The compensation program was designed in a manner that we believe is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executives.

The Company and the Board regularly evaluate our compensation policies and practices to ensure they are meeting our objectives and are consistent with corporate governance best practices. As part of that process, the Compensation Committee and the Board consider the results of our shareholder advisory vote on executive compensation. At our 2017 annual meeting of shareholders held on September 14, 2017, our shareholders approved our fiscal year 2017 compensation awarded to our NEOs with approximately 97% of the votes cast in favor of the proposal. We believe this overwhelming level of support represents a clear message from our shareholders that they approve of our NEOs’ compensation arrangements, as well as our executive compensation practices generally. We value the opinions of our shareholders and consider the outcome of say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our NEOs. Consistent with our shareholders’ support, the Compensation Committee decided to retain the core design features of our executive compensation program in fiscal year 2018. The Compensation Committee believes the compensation program design features continue to properly reward our executives for their performance, motivate them to work towards achieving our long term objectives, and, with 80% of our executives’ long term incentive awards being performance-based, strengthen the alignment of their interests with the interests of our shareholders. The Compensation Committee will continue to routinely evaluate and enhance or modify our compensation program, as appropriate, after considering the views of our shareholders.

For the reasons discussed in the “Compensation Discussion and Analysis” section beginning on page 23, the Board recommends that shareholders vote in favor of the following “say-on-pay” resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, narrative discussion and any related material disclosed in this proxy statement, is hereby approved.”

Because your vote is advisory, it will not be binding upon the Company, the Board, or the Compensation Committee. However, we value the views of our shareholders and the Compensation Committee will continue to consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

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PROPOSAL 4 – SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER

APPROVAL OF BYLAW CHANGES

    In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent. The shareholder proposal and the supporting statement are included exactly as submitted to us by the shareholder proponent. The Company is not responsible for any inaccuracies they may contain. The shareholder proposal is required to be voted on at our Annual Meeting only if properly presented. We will promptly provide you with the name, address, and, to our knowledge, the number of voting securities held by the shareholder proponent, upon receiving a written or oral request. As explained below, the Board of Directors unanimously recommends a vote “AGAINST” the shareholder proposal.

Shareholder Proposal and Shareholder’s Supporting Statement

Mr. John Chevedden, on behalf of Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, has informed H&R Block, Inc. of his intention to offer the following shareholder proposal for consideration at the 2018 annual meeting of shareholders.

The proposal and supporting statement, as submitted, read as follows:

Proposal 4 – Shareholder Approval of Bylaw Changes

Shareholders request that each bylaw amendment that is adopted by the Board of Directors shall not become effective until approved by shareholders.

Adoption of this proposal is timely since many companies highlight their shareholder engagement efforts in their annual meeting proxies. An opportunity to vote is one way to engage with shareholders that can be measured objectively.

Please vote to enhance management engagement with shareholders:

Shareholder Approval of Bylaw Changes

Our Response to the Shareholder Proposal

Our Board of Directors has carefully considered the shareholder proposal and recommends a vote against it. Our governance framework already provides our shareholders a separate right to amend the Bylaws that is in addition to our Board’s right to amend the Bylaws on its own, and the proposal is therefore unnecessary. Our existing governance framework serves our shareholders well and has been adopted by the vast majority of the largest public companies traded on U.S. exchanges in order to preserve flexibility in responding to unforeseen contingencies and circumstances without restricting the rights of shareholders to amend the Bylaws. We believe this process for approving Bylaw amendments aligns with the best practices followed by over 90% of companies in the S&P 500, and protects shareholder rights to amend the Bylaws without inappropriately restricting our Board’s ability to exercise its business judgment as needs require. Given that we have a robust shareholder engagement program that encourages our shareholders to express their views to us at any time, all our directors are accountable to shareholders through an annual election, and arguments by the proponent favoring the proposal are basically nonexistent, our Board of Directors believes that the change sought by the proponent is not in the best interests of the Company or our shareholders. Therefore, the Board recommends that shareholders vote “AGAINST” the proposal for the following reasons:

◾

The governance framework set forth in our Articles already provides our shareholders a separate right to amend the Bylaws on their own. Missouri corporate statutes, like those in Delaware and many other states, permit companies’ articles of incorporation to grant authority to the board of directors to amend the company’s bylaws without shareholder approval. Our Board has such authority under our Articles pursuant to Article Six (E), which was previously approved by our shareholders. In addition, our shareholders have a separate right to amend the Bylaws. The proposal conflicts with this authority unless a corresponding amendment is made to the Articles,

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which would require Board action and additional shareholder approval. In addition, when approving any Bylaw amendment (as with other corporate actions), the Board is governed by its fiduciary duties to act in the best interests of the Company and our shareholders and may not adopt amendments inconsistent with law or the Articles. However, if shareholders are dissatisfied with any Bylaw amendment approved by the Board, they already have the authority, acting alone, to override any prior Board-approved Bylaw by approving subsequent amendments to our Bylaws. The Board continues to believe that empowering our shareholders with their own right to amend our Bylaws, in addition to our Board’s power to do so, is the most appropriate framework for the Company and our shareholders.

◾

Our governance framework, which has been adopted by the vast majority of the largest public companies traded on U.S. exchanges, preserves flexibility in responding to unforeseen contingencies and circumstances without restricting the right of shareholders to amend the Bylaws. The ability of a board of a public company to amend its bylaws, as our Articles provide, is critical in preserving the board’s flexibility to respond to unforeseen contingencies and circumstances, as well as to changes in applicable laws, accepted corporate practices, and the management of corporate affairs. Prohibiting our Board from amending the Bylaws without shareholder approval, as proposed in the shareholder proposal, would require the Board to wait until the next annual meeting of shareholders or convene a special shareholders’ meeting to make the amendment effective, which would be an expensive and time-consuming process that could cause irreversible harm to the Company and the shareholders in the interim. For this reason, the vast majority of the largest public companies traded on U.S. exchanges grant their boards the authority to amend bylaws without shareholder approval, with over 90% of S&P 500 companies granting such authority.

◾

Currently, our Board is able to act quickly in the event of an emergency or other unforeseen event; the shareholder proposal inappropriately restricts the Board from acting quickly in the event of an emergency in a manner that appears contrary to Missouri law, and would require costly and time-consuming shareholder action for Bylaw amendments on minor procedural and administrative matters. Missouri law, like the law of many other states, permits the board of directors of any corporation to adopt emergency bylaws to be operative during certain specified emergencies. Requiring shareholder approval for amendments to our Bylaws, as proposed in the shareholder proposal, is contrary to the authority granted to our Board under Missouri law. Even if this apparent conflict with Missouri law did not exist, we believe that Board authority to adopt emergency bylaws in a timely manner is imperative in protecting shareholder and Company interests in the event of an emergency. Moreover, our Bylaws contain provisions addressing certain procedural or administrative matters that would not typically require shareholder involvement. For example, the Bylaws contain provisions governing the time, place, and notice of Board and committee meetings, as well as administrative matters such as officer titles and duties. Unlike the Articles, where every amendment requires shareholder approval, we believe our Board should retain the right to amend such Bylaw provisions without requiring shareholder involvement, given the substantial costs and burdens associated with a time-consuming shareholder approval process.

◾

We have strong corporate governance practices and a record of accountability and proactive shareholder engagement. Our current corporate governance practices reflect our Board’s dedication to being responsive and accountable to our shareholders. Together, management and the Board regularly assess and refine our corporate governance policies and procedures to take into account evolving best practices and to address feedback provided by our shareholders and other stakeholders. We have implemented numerous corporate governance measures to ensure the Board remains responsive and accountable to our shareholders by providing our shareholders with greater influence on the nomination and election of directors and the ability to directly communicate their views to the Board. Moreover, we have a robust shareholder engagement program in which we regularly engage with shareholders on our financial performance, corporate governance, executive compensation matters, and other items as may be raised by our shareholders from time to time. See “Corporate Governance” beginning on page 19, “Board Leadership Structure and Accountability” beginning on page 21, and “Communications with the Board” beginning on page 21 for a discussion of our governance practices.

In summary, we believe that our current Bylaw amendment procedures, which already grant our shareholders the right to amend our Bylaws on their own, are consistent with existing best practices and continue to reflect the governance framework that best protects shareholder rights to amend the Bylaws without inappropriately restricting our Board’s ability to exercise its business judgment as needs require. Adopting the proposal would result in a costly and unnecessary shareholder approval

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process that we believe is not necessary to protect the interests of our shareholders, especially given our Board’s commitment to strong governance practices and responsiveness to our shareholders. In addition, we believe that arguments by the proponent favoring the proposal are basically nonexistent. Accordingly, the Board believes that adoption of the shareholder proposal is not appropriate and is not in the best interests of our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.

INFORMATION REGARDING SECURITY HOLDERS

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows the number of shares of common stock beneficially owned by each director and nominee for election as director, by each of the named executive officers, and by all directors and executive officers as a group as of July 20, 2018. The number of shares beneficially owned is determined under rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to shares set forth in the following table.

Name	Beneficially Owned(1)		Number of Shares Share Units and Share Equivalents(2)	Total	Percent of Class
Angela N. Archon	-		16,111	16,111	*
Tony G. Bowen	20,700		-	20,700	*
Paul J. Brown	5,700		48,448	54,148	*
William C. Cobb(3)	52,580		-	52,580	*
Kathryn M. Collins(3)	4,379		-	4,379	*
Robert A. Gerard	14,000		145,098	159,098	*
Thomas A. Gerke	236,296		-	236,296	*
Richard A. Johnson	-		17,302	17,302	*
Jeffrey J. Jones II	96,060		-	96,060	*
David Baker Lewis	4,000		79,241	83,241	*
Kellie J. Logerwell	2,781		-	2,781	*
Victoria J. Reich	3,500		48,448	51,948	*
Bruce C. Rohde	10,000		62,295	72,295	*
Tom D. Seip	14,688		79,241	93,929	*
Matthew E. Winter	-		5,245	5,245	*
Christianna Wood	12,580		74,256	86,836	*

All directors and executive officers as a group (15 persons)	448,544	(3)(4)	575,686	1,024,230	*

*	Does not exceed 1% based on shares of our common stock outstanding as of July 20, 2018, adjusted as required by the rules promulgated by the SEC.

(1)

Includes shares that on July 20, 2018 the specified person had the right to purchase as of September 18, 2018 pursuant to options granted in connection with the 2003 Plan or the 2013 Plan, as follows: Mr. Gerke, 122,380 shares and Mr. Jones 91,301 shares.

(2)

These amounts reflect share unit balances in the Company’s Deferred Compensation Plan for Directors, the Company’s Deferred Compensation Plan for Executives, the DSU Plan, the 2013 Plan and/or the 2018 Plan. The value of the share units mirrors the value of the Company’s common stock. The share units do not have voting rights.

(3)

Mr. Cobb and Ms. Collins are named executive officers for fiscal year 2018, but were no longer executive officers of the Company as of July 20, 2018 and, therefore, they are not included in the total for directors and executive officers as a group. The information reported for Mr. Cobb and Ms. Collins is based on information available to the Company and may not reflect each of their current beneficial ownership.

(4)

Includes shares held by certain family members of such directors and officers or in trusts or custodianships for such members (directly or through nominees) in addition to 213,681 shares which such directors and officers have the right to purchase as of September 18, 2018 pursuant to options granted in connection with the 2003 Plan and the 2013 Plan.

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PRINCIPAL SECURITY HOLDERS

The following table sets forth the name, address and share ownership of each person or organization known to the Company to be the beneficial owner of more than 5% of the outstanding common stock of the Company.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Common Stock Outstanding(1)
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	27,555,356	(2)	13.42%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	26,852,192	(3)	13.07%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	10,477,997	(4)	5.10%

(1)	Applicable percentages based on shares of our common stock outstanding as of July 20, 2018.
(2)

Information as to the number of shares is furnished in reliance on the Schedule 13G/A of BlackRock, Inc. filed on January 19, 2018. The Schedule 13G/A indicates that the number of shares beneficially owned includes 24,912,474 shares with sole voting power and 27,555,356 shares with sole dispositive power.

(3)

Information as to the number of shares is furnished in reliance on the Schedule 13G/A of The Vanguard Group, Inc. filed on February 8, 2018. The Schedule 13G/A indicates that the number of shares beneficially owned includes 295,491 shares with sole voting power, 63,967 shares with shared voting power, 26,505,340 shares with sole dispositive power, and 346,852 shares with shared dispositive power.

(4)

Information as to the number of shares furnished in reliance on the Schedule 13G of State Street Corporation filed on February 14, 2018. The Schedule 13G indicates that the number of shares beneficially owned includes 10,477,997 shares with shared voting and dispositive power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and beneficial owners of more than 10% of any class of the Company’s equity securities to file reports of ownership and changes in ownership of the Company’s common stock. To the best of the Company’s knowledge, all required reports were filed on time and all transactions by the Company’s directors and executive officers were reported on time.

REVIEW OF RELATED PERSON TRANSACTIONS

The Board has adopted a Related Party Transaction Approval Policy (the “Policy”), which is administered by the Company’s management and the Governance and Nominating Committee. Under the Policy, the Company’s management will determine whether a transaction meets the requirements of a Related Party Transaction as defined in the Policy. Upon such a determination, the Governance and Nominating Committee will review the material facts of the Related Party Transaction and either approve or ratify the transaction (subject to certain exceptions which are deemed pre-approved) taking into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. If advance approval of a Related Party Transaction is not feasible, the Governance and Nominating Committee must ratify the transaction at its next regularly scheduled meeting or the transaction must be rescinded. No director who is a Related Party with respect to a Related Party Transaction may participate in any discussion or approval of such transaction, except that the director must provide all material information concerning the transaction to the Governance and Nominating Committee.

A “Related Party Transaction” is any transaction, arrangement or relationship, or any series of transactions, arrangements or relationships in which the Company or any of its subsidiaries is a participant, the amount involved will or may be expected to exceed $120,000 in any fiscal year, and a Related Party has or will have a direct or indirect interest.

H&R Block, Inc. | Notice of Annual Meeting of Shareholders and 2018 Proxy Statement	73

A “Related Party” under the Policy is any (i) executive officer as designated under Section 16 of the Exchange Act, director, or nominee for election as a director, (ii) greater than 5% beneficial owner of the Company’s common stock, or (iii) immediate family member of any of the foregoing.

The Company did not participate in any Related Party Transactions during fiscal year 2018, other than those transactions described in the “Compensation Disclosure and Analysis” section of this proxy statement.

SHAREHOLDER PROPOSALS AND NOMINATIONS

For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2019 annual meeting pursuant to SEC Rule 14a-8, the Company must receive notice at our offices at One H&R Block Way, Kansas City, Missouri 64105, Attention: Corporate Secretary, on or before April 3, 2019. SEC rules and regulations govern the submission of shareholder proposals and our consideration of them for inclusion in next year’s proxy statement and form of proxy.

Pursuant to the Company’s Bylaws, for any business not included in the proxy statement for the 2019 annual meeting to be brought before the meeting by a shareholder, the shareholder must give timely written notice of that business to the Corporate Secretary. To be timely, the notice must be received between May 16, 2019 and June 15, 2019 (between 90 and 120 days before the one-year anniversary of the date on which the Company held its annual meeting of shareholders the previous year). The notice must contain the information required by the Company’s Bylaws. Similarly, a shareholder wishing to submit a director nomination directly at an annual meeting of shareholders must deliver written notice of the nomination within the time period described in this paragraph and comply with the information and other requirements in our Bylaws relating to shareholder nominations.

Our Bylaws permit a group of shareholders (up to 20) who have owned a significant amount of the Company’s common stock (at least 3%) for a significant amount of time (at least three years) the ability to submit director nominees (up to 20% of the Board rounded down to the nearest whole director) for inclusion in the Company’s proxy materials if the shareholder(s) provides timely written notice of such nomination(s) and the shareholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. To be timely for inclusion in the Company’s proxy materials for the 2019 annual meeting, the notice must be received between May 16, 2019 and June 15, 2019 (between 90 and 120 days before the one-year anniversary of the date on which the Company held its annual meeting of shareholders the previous year). The notice must contain the information required by the Company’s Bylaws, and the shareholder(s) and nominee(s) must comply with the information and other requirements in our Bylaws relating to the inclusion of shareholder nominees in the Company’s proxy materials.

A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described above. A copy of the Company’s Bylaws is available on our website at www.hrblock.com by clicking the “Investor Relations” link and then clicking the “Corporate Governance” link under the “Company” tab, or upon request to: H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105, Attention: Corporate Secretary. The Chair of the meeting may exclude matters that are not properly presented in accordance with the foregoing requirements.

The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

By Order of the Board of Directors,

SCOTT W. ANDREASEN

Vice President and Secretary

H&R Block, Inc. | Notice of Annual Meeting of Shareholders and 2018 Proxy Statement	74

VOTE BY INTERNET - www.proxyvote.com
H&R BLOCK, INC. ONE H&R BLOCK WAY KANSAS CITY, MO 64105

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on September 10, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by H&R Block, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on September 10, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to H&R Block, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to arrive no later than September 10, 2018.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E49834-Z72819                                         KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

H&R BLOCK, INC.
The Board of Directors unanimously recommends you vote "FOR" all the director nominees listed below in Proposal 1:
1.	Election of Directors.
	Nominees: 1a. Angela N. Archon	For ☐	Against ☐	Abstain ☐
	1b. Paul J. Brown	☐	☐	☐
	1c. Robert A. Gerard	☐	☐	☐
	1d. Richard A. Johnson	☐	☐	☐
	1e. Jeffrey J. Jones II	☐	☐	☐
	1f. David Baker Lewis	☐	☐	☐
	1g. Victoria J. Reich	☐	☐	☐
	1h. Bruce C. Rohde	☐	☐	☐
	1i. Matthew E. Winter	☐	☐	☐
	1j. Christianna Wood	☐	☐	☐

The Board of Directors unanimously recommends you vote "FOR" Proposal 2:		For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2019.	☐	☐	☐
The Board of Directors unanimously recommends you vote "FOR" Proposal 3:
3.	Advisory approval of the Company's named executive officer compensation.	☐	☐	☐
The Board of Directors unanimously recommends you vote "AGAINST" Proposal 4:
4.	Shareholder proposal requesting that each bylaw amendment adopted by the board of directors not become effective until approved by shareholders, if properly presented at the meeting.	☐	☐	☐
NOTE: The appointed proxies will vote in their discretion on any other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on July 13, 2018 as the record date for determining shareholders of the Company entitled to receive notice of and vote at the meeting. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 13, 2018: The 2018 Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

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E49835-Z72819

One H&R Block Way Kansas City, Missouri 64105
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 13, 2018 AT 8:00 AM CENTRAL TIME

As a participant in the H&R Block Retirement Savings Plan (the "Plan"), you have the right to direct Fidelity Management Trust Company (the "Trustee") regarding how to vote the shares of H&R Block, Inc. attributable to the account at the 2018 Annual Meeting of Shareholders of H&R Block, Inc. to be held at the H&R Block Center, located at One H&R Block Way (corner of 13th and Main Streets), Kansas City, Missouri, on Thursday, September 13, 2018, at 8:00 a.m. Central time, and at any postponement or adjournment thereof. These voting directions will be tabulated confidentially. Only the Trustee and its affiliates or agents will have access to your individual voting direction.

Unless otherwise required by law, the shares attributable to the account will be voted as directed; if no direction is made, if the card is not signed, or if the card is not received by September 10, 2018, the shares attributable to the account will be voted in the same proportion as directions actually received from participants in the Plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

VOTE BY INTERNET - www.proxyvote.com
H&R BLOCK, INC. ONE H&R BLOCK WAY KANSAS CITY, MO 64105

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on September 12, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by H&R Block, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on September 12, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to H&R Block, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to arrive no later than the closing of the polls on September 13, 2018.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E49836-P11247                                         KEEP THIS PORTION FOR YOUR RECORDS

— — — —  —  —  —  —  —  —  —  — — —  —  —  —  —  — — —  —  —  —  — — —  —  — — — — —  —  — — —  —  — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

H&R BLOCK, INC.
The Board of Directors unanimously recommends you vote "FOR" all the director nominees listed below in Proposal 1:
1.	Election of Directors.
	Nominees: 1a. Angela N. Archon	For ☐	Against ☐	Abstain ☐
	1b. Paul J. Brown	☐	☐	☐
	1c. Robert A. Gerard	☐	☐	☐
	1d. Richard A. Johnson	☐	☐	☐
	1e. Jeffrey J. Jones II	☐	☐	☐
	1f. David Baker Lewis	☐	☐	☐
	1g. Victoria J. Reich	☐	☐	☐
	1h. Bruce C. Rohde	☐	☐	☐
	1i. Matthew E. Winter	☐	☐	☐
	1j. Christianna Wood	☐	☐	☐

The Board of Directors unanimously recommends you vote "FOR" Proposal 2:		For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2019.	☐	☐	☐
The Board of Directors unanimously recommends you vote "FOR" Proposal 3:
3.	Advisory approval of the Company's named executive officer compensation.	☐	☐	☐
The Board of Directors unanimously recommends you vote "AGAINST" Proposal 4:
4.	Shareholder proposal requesting that each bylaw amendment adopted by the board of directors not become effective until approved by shareholders, if properly presented at the meeting.	☐	☐	☐
NOTE: The appointed proxies will vote in their discretion on any other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on July 13, 2018 as the record date for determining shareholders of the Company entitled to receive notice of and vote at the meeting. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 13, 2018: The 2018 Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

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E49837-P11247

One H&R Block Way Kansas City, Missouri 64105
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 13, 2018 AT 8:00 AM CENTRAL TIME

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated August 1, 2018 and accompanying Proxy Statement, and hereby appoints Thomas A. Gerke and Scott W. Andreasen, and each of them, with full power of substitution, as proxies for and in the name of the undersigned to represent and to vote all shares of common stock of H&R BLOCK, INC., a Missouri corporation, that the undersigned is entitled to vote at the 2018 Annual Meeting of Shareholders to be held on September 13, 2018, at 8:00 a.m. Central time, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side hereof, and in their discretion upon such other matters, if any, as may properly come before the meeting. This Proxy revokes all prior proxies given by the undersigned.

This Proxy, if signed and returned, will be voted as indicated. If this card is signed and returned without indication as to how to vote, the proxies will vote FOR the election of the nominees listed in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4, and in their discretion upon such other matters, if any, as may properly come before the meeting.

Any one of said proxies, or any substitutes, who shall be present and act at the meeting shall have all the powers of said proxies hereunder.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)